                                                                    EXHIBIT 4.19

                            ASSET PURCHASE AGREEMENT

                                  by and among

                                IFCO SYSTEMS N.V.
                        IFCO SYSTEMS NORTH AMERICA, INC.
                IFCO INDUSTRIAL CONTAINER SYSTEMS HOLDING COMPANY
                            IFCO ICS - CHICAGO, INC.
                             IFCO ICS - MIAMI, INC.
                         IFCO ICS - NORTH CAROLINA, INC.
                           IFCO ICS - MINNESOTA, INC.
                         CONTAINER RESOURCES CORPORATION
                           IFCO ICS - WASHINGTON, INC.
                           IFCO ICS - CALIFORNIA, INC.
                            IFCO ICS - FLORIDA, INC.
                    ENVIRONMENTAL RECYCLERS OF COLORADO, INC.
                            IFCO ICS - ILLINOIS, INC.
                               PALEX KANSAS, INC.
                            IFCO ICS - GEORGIA, INC.
                            IFCO ICS - MICHIGAN, INC.
                     IFCO CONTAINER SYSTEMS - SOUTH CAROLINA
                             IFCO ICS - WESTERN LLC

                                       and

                       INDUSTRIAL CONTAINER SERVICES, LLC

                                November 21, 2001

                                TABLE OF CONTENTS

                                                                                PAGE
ARTICLE 1. Purchase and Sale of Assets ........................................   2

    1.1    Purchase and Sale of Assets ........................................   2
    1.2    Consideration for Purchase and Sale ................................   3
           (a)  Closing Payment ...............................................   3
           (b)  Zellwood Escrow ...............................................   3
           (c)  Buyer's Assumption of Liabilities .............................   3
           (d)  Buyer's Assumption of Contracts ...............................   3
           (e)  Buyer's Assumption of Permits .................................   4
    1.3    Sellers' Retention of Liabilities ..................................   4
    1.4    Allocation of Closing Payment ......................................   5
    1.5    Prorations .........................................................   5
    1.6    Real Estate Closing Costs ..........................................   6

ARTICLE 2  Closing the Transaction ............................................   6

    2.1    Closing ............................................................   6
    2.2    Parents' and Sellers' Deliveries at Closing ........................   7
           (a)  Bill of Sale ..................................................   7
           (b)  Deeds, Etc. ...................................................   7
           (c)  Other Assignment Instruments ..................................   7
           (d)  Consents ......................................................   7
           (e)  Closing Certificates ..........................................   7
           (f)  Good Standing Certificates ....................................   7
           (g)  Lease Assignments .............................................   8
           (h)  Lien Releases .................................................   8
           (i)  Name Change ...................................................   8
           (j)  Articles, Resolutions, and Incumbency .........................   8
           (k)  Check Endorsement .............................................   8
           (l)  Titles ........................................................   8
           (m)  Acknowledgement ...............................................   8
           (n)  Other Instruments .............................................   9
    2.3    Buyer's Deliveries at Closing ......................................   9
           (a)  The Cash Payment ..............................................   9
           (b)  Acquired Assets Note ..........................................   9
           (c)  Zellwood Escrow Fund ..........................................   9
           (d)  Closing Certificate ...........................................   9
           (e)  Consents ......................................................   9
           (f)  Articles, Resolutions and Incumbency ..........................   9
           (g)  Guarantees ....................................................   9
           (h)  Acknowledgement ...............................................   9
           (i)  Other Instruments .............................................   9

    2.4    Related Agreements .........................................................   9
           (a)  Assignment and Assumption Agreement ...................................  10
    2.5    Zellwood ...................................................................  10
           (a)  PPAs ..................................................................  10
           (b)  Zellwood Owner/Operator ...............................................  10
           (c)  Covenants Pending Zellwood Closing ....................................  10
           (d)  Consideration for Zellwood Purchase and Sale ..........................  11
           (e)  Zellwood Closing ......................................................  13
           (f)  Distribution of Zellwood Escrow Fund ..................................  14
           (g)  Zellwood Moving Expenses ..............................................  15
           (h)  Assignment ............................................................  16

ARTICLE 3  Conditions to Consummating the Transaction .................................  16

    3.1    Joint Conditions ...........................................................  16
           (a)  HSR Act ...............................................................  16
           (b)  No Injunctions or Restraints ..........................................  16
           (c)  Related Agreements ....................................................  16
    3.2    Buyer's Conditions .........................................................  16
           (a)  Parents' and Sellers' Representations True ............................  16
           (b)  Parents' and Sellers' Compliance with Agreement .......................  16
           (c)  Seller Consents .......................................................  17
           (d)  Permits ...............................................................  17
           (e)  Parents' and Sellers' Closing Deliveries ..............................  17
           (f)  No Material Adverse Effect ............................................  17
           (g)  No Litigation .........................................................  17
           (h)  Financing .............................................................  17
           (i)  Title Policies ........................................................  18
           (j)  Surveys ...............................................................  18
           (k)  Certificates of Tax Authorities .......................................  18
           (l)  Estoppel Certificates .................................................  18
           (m)  Opinion of Sellers' Counsel ...........................................  18
    3.3    Parents' and Sellers' Conditions ...........................................  19
           (a)  Buyer's Representations True ..........................................  19
           (b)  Buyer's Compliance with Agreement .....................................  19
           (c)  Buyer's Closing Deliveries ............................................  19
           (d)  No Litigation .........................................................  19
           (e)  Opinion of Buyer's Counsel ............................................  19
           (f)  Mutual Release on Option Termination Acknowledgements .................  19
           (g)  Bank Consent ..........................................................  19
           (h)  HSR Act Filing ........................................................  19

ARTICLE 4. Covenants to Satisfy Conditions and Consummate the Transaction .............  20

    4.1    Joint Responsibilities .....................................................  20
           (a)  Defending the Agreement ...............................................  19
           (b)  Lifting Injunctions ...................................................  19
           (c)  Other Actions .........................................................  19

ARTICLE 5. Termination ............................................................  20

     5.1   Reasons for Termination ................................................  20
           (a)  By Mutual Consent .................................................  20
           (b)  By Buyer ..........................................................  20
           (c)  By Parents and Sellers ............................................  21
           (d)  Drop-Dead Date ....................................................  21
     5.2   Effect of Termination; Termination Fee .................................  21
     5.3   Extension; Waiver ......................................................  21

ARTICLE 6. Representations and Warranties of Parents and Sellers ..................  22

     6.1   Parents' and Sellers' Entry Into Agreements ............................  22
           (a)  Organization and Good Standing ....................................  22
           (b)  Corporate Power and Authority; Validity and Authorization .........  22
           (c)  Subsidiaries ......................................................  22
           (d)  No Conflict .......................................................  22
           (e)  Seller Consents Required ..........................................  23
     6.2   Seller Financial Information ...........................................  23
           (a)  Financial Statements; Books and Records ...........................  23
           (b)  Conduct of Business ...............................................  24
           (c)  No Adverse Change .................................................  25
     6.3   Assets .................................................................  25
           (a)  Personal Property .................................................  25
                (i)    Title ......................................................  25
                (ii)   Facilities and Equipment ...................................  25
                (iii)  Inventory ..................................................  26
                (iv)   Accounts Receivable ........................................  26
           (b)  Real Property .....................................................  26
                (i)    Fee Simple .................................................  26
                (ii)   Leases; Easements and Other Interests ......................  27
                (iii)  Ingress and Egress; Eminent Domain .........................  27
                (iv)   Improvements ...............................................  28
                (v)    Real Property Taxes ........................................  28
           (c)  Intellectual Property .............................................  29
                (i)    Intellectual Property ......................................  29
                (ii)   Agreements .................................................  29
                (iii)  Operation of the Business ..................................  29
                (iv)   Patents ....................................................  29
                (v)    Trademarks .................................................  29
                (vi)   Copyrights .................................................  29
                (vii)  Trade Secrets ..............................................  30
                (viii) Domain Names. ..............................................  30
                (ix)   Third-Party Interests or Marketing Rights. .................  30
           (d)  Assumed Contracts .................................................  30
           (e)  Necessary Assets ..................................................  31
     6.4   Liabilities ............................................................  31

           (a)   Intentionally omitted ............................................  31
           (b)   Tax Matters ......................................................  31
           (c)   Litigation .......................................................  32
           (d)   No Assumption of Liabilities .....................................  32
           (e)   Warranties .......................................................  33
           (f)   Products Liability ...............................................  33
           (g)   Contracts ........................................................  33
     6.5   Business ...............................................................  33
           (a)   Customers and Suppliers ..........................................  33
           (b)   Insurance ........................................................  34
           (c)   Employees ........................................................  34
           (d)   Worker's Compensation and OSHA ...................................  34
           (e)   Benefit Plans; ERISA .............................................  35
           (f)   Labor Disputes; Compliance .......................................  37
           (g)   Affiliated Transactions ..........................................  38
           (h)   Legal Requirements ...............................................  38
                 (i)    Compliance with Laws ......................................  38
                 (ii)   Permits ...................................................  38
                 (iii)  Certain Acts ..............................................  39
           (i)   Environmental Matters ............................................  39
                 (i)    Compliance ................................................  39
                 (ii)   Hazardous Materials .......................................  39
                 (iii)  Environmental Permits .....................................  39
                 (iv)   Environmental Claims ......................................  40
                 (v)    Releases ..................................................  40
                 (vi)   Environmental Assessments .................................  40
                 (vii)  Underground Storage Tanks .................................  40
                 (viii) Environmental Disclosure ..................................  41
                 (ix)   Transportation of Hazardous Materials .....................  41
     6.6   Solvency................................................................  41
     6.7   Other ..................................................................  41
           (a)   No Broker Fees; No Commissions ...................................  41
           (b)   Full Disclosure ..................................................  41
     6.8   Promissory Note Matters ................................................  42

ARTICLE 7. Representations and Warranties of Buyer ................................  42

     7.1   Entry Into Agreements ..................................................  42
           (a)   Organization and Good Standing ...................................  42
           (b)   Corporate Power and Authority; Validity and Authorization ........  42
     7.2   Conflicts and Consents..................................................  42
           (a)   No Conflict ......................................................  43
           (b)   Buyer Consents Obtained ..........................................  43
     7.3   No Broker Fees; No Commissions .........................................  43
     7.4   Litigation .............................................................  43

ARTICLE 8. Covenants of Parents and Sellers .......................................  43

    8.1    Conduct of Businesses of Sellers Pending Closing ...............................  43
    8.2    Access to Information and Employees ............................................  46
    8.3    No Solicitation ................................................................  46
    8.4    Financial Statements ...........................................................  46
    8.5    Payment of Indebtedness of Related Persons .....................................  46
    8.6    Maintain Organization ..........................................................  46
    8.7    Payment of Liabilities; Waiver of Bulk Sales Compliance ........................  47
    8.8    Assist in Obtaining Permits, Etc ...............................................  47
    8.9    Seller Consents ................................................................  47
    8.10   Records of Sellers .............................................................  47
    8.11   Insurance ......................................................................  47
    8.12   HSR Act Filings ................................................................  47
    8.13   Payables .......................................................................  47
    8.14   Accounts Receivable and Inventory ..............................................  48
           (a)  Accounts Receivable .......................................................  48
           (b)  Inventory .................................................................  48
    8.15   Bank Consent ...................................................................  48
    8.16   Remediation at Chicago Sites ...................................................  48

ARTICLE 9. Post-Closing Agreements ........................................................  48

    9.1    Further Actions ................................................................  48
    9.2    Use of Names and Trademarks ....................................................  49
    9.3    Confidentiality ................................................................  49
    9.4    Noncompetition .................................................................  50
           (a)  Parents and Sellers Restricted Activities .................................  50
           (b)  Buyer Restricted Activities ...............................................  51
           (c)  Severability ..............................................................  51
           (d)  Enforcement ...............................................................  51
           (e)  Extension of the Term .....................................................  52
    9.5    Inspection of Records ..........................................................  52
    9.6    Payroll Taxes and Payroll Records ..............................................  52
    9.7    Employees and Employee Benefits ................................................  53
           (a)  Information on Active Employees ...........................................  53
           (b)  Employment of Active Employees by Buyer ...................................  53
           (c)  Salaries and Benefits .....................................................  54
           (d)  Sellers' Retirement and Savings Plans .....................................  54
           (e)  No Transfer of Assets .....................................................  55
           (f)  Collective Bargaining Matters .............................................  56
           (g)  General Employee Provisions ...............................................  56
    9.8    Third Party Claims .............................................................  57
    9.9    Buyer's Acceptance of Returns and Provision of Warranty Services on Sellers'
           and Parents' Behalf ............................................................  57
    9.10   Payment of All Taxes Resulting from Sale of Assets by Sellers ..................  57
    9.11   Restrictions on Sellers' Dissolution and Distributions .........................  58
    9.12   Removing Retained Assets .......................................................  58

    9.13   Sellers' Access to Hired Active Employees ......................   58
    9.14   Transition Services ............................................   58
    9.15   Tax Matters Cooperation ........................................   59
    9.16   Note Receivable Collection .....................................   60
    9.17   OII Settlement .................................................   60
    9.18   Noncompetition Rights ..........................................   60

ARTICLE 10.Indemnification ................................................   60

    10.1   Survival; Right to Indemnification Not Affected by Knowledge ...   60
    10.2   Indemnification and Payment of Damages by Parents and Sellers ..   60
    10.3   Indemnification and Payment of Damages by Buyer ................   62
    10.4   Limitation on Certain Indemnity Payments .......................   62
           (a)  Buyer Limitations .........................................   62
           (b)  Seller Limitations ........................................   63
    10.5   Applicability of Limits on Indemnity ...........................   63
    10.6   Time Limitations ...............................................   63
    10.7   Mitigation Obligation ..........................................   64
    10.8   Right of Set-Off ...............................................   64
    10.9   Indemnification Process ........................................   64
    10.10. Exclusive Remedy ...............................................   66
    10.11. Special Covenant ...............................................   66
    10.12. Insurance Proceeds .............................................   66

ARTICLE 11.Miscellaneous ..................................................   66

    11.1   Governing Law; Attorneys' Fees .................................   66
    11.2   Successors and Assigns .........................................   67
    11.3   Entire Agreement; Amendment ....................................   67
    11.4   Press Release ..................................................   67
    11.5   Notices, Etc. ..................................................   68
    11.6   No Third Party Beneficiary, Etc. ...............................   68
    11.7   Reformation; Severability ......................................   69
    11.8   Counterparts ...................................................   69
    11.9   Interpretation .................................................   69
    11.10  Reliance .......................................................   69
    11.11  Titles and Subtitles ...........................................   69
    11.12  Expenses .......................................................   69
    11.13  Parents' and Sellers' Knowledge ................................   69
    11.14  Parent/Seller Representative ...................................   69

EXHIBITS

         Exhibit A - Acquired Assets
         Exhibit B - Retained Assets
         Exhibit C - Assumed Liabilities
         Exhibit D - Allocation of Closing Payment
         Exhibit E - Form of Bill of Sale
         Exhibit F - Form of Sellers' Closing Certificate
         Exhibit G - Form of Parents' Closing Certificate
         Exhibit H - Form of Lease Assignment
         Exhibit I - List of Names
         Exhibit J - Form of Acquired Assets Note
         Exhibit K - Form of Zellwood Purchase Price Note
         Exhibit L - Form of Buyer Closing Certificate
         Exhibit M - Form of Guaranty
         Exhibit N - Form of Assignment and Assumption Agreement
         Exhibit O - Title Insurance Amounts
         Exhibit P - Form of Estoppel Certificate
         Exhibit Q - Mutual Release List

DISCLOSURE SCHEDULES

         Schedule 3.2(c)(Seller Consents)
         Schedule 6.1(a)(Organization and Good Standing)
         Schedule 6.1(c)(Subsidiaries)
         Schedule 6.1(d)(No Conflict)
         Schedule 6.1(e)(Seller Consents)
         Schedule 6.2(a)(Financial Statements; Books and Records)
         Schedule 6.2(b)(Conduct of Business)
         Schedule 6.3(a)(Personal Property)
         Schedule 6.3(b)(Real Property)
         Schedule 6.3(c)(Intellectual Property)
         Schedule 6.3(d)(Assumed Contracts)
         Schedule 6.4(b)(Tax Matters)
         Schedule 6.4(c)(Litigation)
         Schedule 6.4(d)(No Assumption of Liabilities)
         Schedule 6.4(e)(Warranties)
         Schedule 6.4(g)(Contracts)
         Schedule 6.5(b)(Insurance)
         Schedule 6.5(c)(Employees)
         Schedule 6.5(d)(Worker's Compensation)
         Schedule 6.5(e)(Benefit Plans; ERISA)
         Schedule 6.5(f)(Labor Disputes; Compliance)
         Schedule 6.5(g)(Affiliated Transactions)
         Schedule 6.5(h)(Legal Requirements)

         Schedule 6.5(i)(Environmental Matters)
         Schedule 8.1 (Conduct of Businesses of Sellers Pending Closing)

                             INDEX OF DEFINED TERMS

                                                                            Page
Accounts Receivable .......................................................   28
Acquired Assets ...........................................................    2
Acquired Assets Note ......................................................    9
Active Employees ..........................................................   56
Affiliate .................................................................   40
Agreement .................................................................    1
Assumed Contracts .........................................................    4
Assumed Liabilities .......................................................    3
Bank Consent ..............................................................   21
Bankruptcy Actions ........................................................   48
Bankruptcy Code ...........................................................   48
Benefit Plans .............................................................   37
Bill of Sale ..............................................................    7
Bond ......................................................................   58
Breach ....................................................................   22
Bulk Sales Laws ...........................................................   50
Business ..................................................................    1
Buyer .....................................................................    1
Buyer Closing Certificate .................................................   10
Buyer Consents ............................................................   46
Buyer Indemnified Party ...................................................   64
Cap .......................................................................   66
Cash Payment ..............................................................    3
CERCLA ....................................................................    5
Claim Notice ..............................................................   68
Closing ...................................................................    7
Closing Date ..............................................................    7
Code ......................................................................   34
Collective Bargaining Agreements ..........................................   56
Confidential Information ..................................................   53
Container .................................................................    1
Copyrights ................................................................   31
Damages ...................................................................   64
Deductible ................................................................   66
Direct Claim ..............................................................   68
DOJ .......................................................................   14
Domain Names ..............................................................   31
EEOC ......................................................................   34
Environmental Claim .......................................................   42
Environmental Laws ........................................................   41
EPA .......................................................................    5

Equipment ........................................................   1
Equipment Leases .................................................  27
ERISA ............................................................  37
ERISA Affiliate ..................................................  37
Escrow Agreement .................................................   3
Exchange Act .....................................................  54
FDEP .............................................................  14
FICA .............................................................  56
FIRPTA ...........................................................   7
FUTA .............................................................  56
GAAP .............................................................  25
Guaranty .........................................................  10
Hazardous Materials ..............................................  42
Hired Active Employees ...........................................  56
HSR Act ..........................................................  17
IFCO .............................................................   1
IFCO California ..................................................   1
IFCO Chicago .....................................................   1
IFCO Florida .....................................................   1
IFCO Georgia .....................................................   1
IFCO Illinois ....................................................   1
IFCO Miami .......................................................   1
IFCO Michigan ....................................................   1
IFCO Minnesota ...................................................   1
IFCO North Carolina ..............................................   1
IFCO South Carolina ..............................................   1
IFCO Washington ..................................................   1
IFCO Western .....................................................   1
IICSH ............................................................   1
Indemnified Party ................................................  68
Indemnifying Party ...............................................  68
Intellectual Property ............................................  31
Interim Balance Sheet ............................................  25
Inventory ........................................................  27
ISNA .............................................................   1
Leased Premises ..................................................  29
Legal Requirements ...............................................  41
Liability ........................................................   4
Liens ............................................................  27
Listed Permits ...................................................   4
Local 705 Fund ...................................................  58
Marks ............................................................  31
Material Adverse Effect ..........................................  18
McCook Lease .....................................................   5
Minimum Accounts Receivable Amount ...............................  51

Multiemployer Plans ...............................................  37
Names .............................................................  52
OII Settlement ....................................................   5
Orders ............................................................  34
OSHA ..............................................................  37
PalEx Kansas ......................................................   1
Parent/Seller Representative ......................................  74
Parents ...........................................................   1
Parents' and Sellers' Closing Certificates ........................   8
Patents ...........................................................  31
PBGC ..............................................................  38
PCBs ..............................................................  42
Pension Plans .....................................................  37
Permits ...........................................................   4
Permitted Liens ...................................................  27
Personal Property .................................................  27
Policies ..........................................................  36
PPA Request Letter ................................................  14
PPAs ..............................................................  14
Proceedings .......................................................  34
Promissory Notes ..................................................   3
Real Estate Contracts .............................................  29
Real Property .....................................................  28
Recovery Rights ...................................................   1
Recyclers .........................................................   1
Related Agreements ................................................  11
Releases ..........................................................  43
Representatives ...................................................  49
Retained Assets ...................................................   2
Retained Liabilities ..............................................   5
Return Costs ......................................................  61
Returned Products .................................................  60
Seller Cap ........................................................  67
Seller Consents ...................................................  25
Seller Deductible .................................................  67
Seller Financial Statements .......................................  25
Seller Indemnified Party ..........................................  65
Sellers ...........................................................   1
Significant Customer ..............................................  36
Significant Supplier ..............................................  36
Stein Note ........................................................  63
Survey ............................................................  19
Tax ...............................................................  34
Tax Return ........................................................  34
Tax Returns .......................................................  34

Taxes ...........................................................  34
Term ............................................................  53
Third Party Claim ...............................................  68
Title Commitment ................................................  19
Title Policy ....................................................  19
Trade Secrets ...................................................  31
Transition Period ...............................................  62
Unassignable Contract ...........................................  10
WARN Act ........................................................  36
Zellwood Assets .................................................   3
Zellwood Assumed Contracts ......................................  13
Zellwood Assumed Liabilities ....................................  13
Zellwood Cash Fund ..............................................   3
Zellwood Closing ................................................  14
Zellwood Closing Date ...........................................  14
Zellwood Consent Decree .........................................   5
Zellwood Escrow Fund ............................................   3
Zellwood Facility ...............................................   3
Zellwood Listed Permits .........................................  13
Zellwood Moving Expenses ........................................  16
Zellwood Purchase Price .........................................  12
Zellwood Purchase Price Note ....................................   3

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of
                                         ---------
November 21, 2001, by and among Industrial Container Services, LLC, a Delaware limited liability company ("Buyer") on the one hand, and IFCO Systems N.V., a
                            -----
Netherlands limited liability company ("IFCO"), IFCO Systems North America,
                                        ----
Inc., a Delaware corporation ("ISNA"), IFCO Industrial Container Systems Holding
                               ----
Company, a Delaware corporation ("IICSH"), IFCO ICS - Chicago, Inc., an Illinois
                                  -----
corporation ("IFCO Chicago"), IFCO ICS - Miami, Inc., a Delaware corporation
              ------------
("IFCO Miami"), IFCO ICS - North Carolina, Inc., a Delaware corporation ("IFCO
  ----------                                                              ----
North Carolina"), IFCO ICS - Minnesota Inc., a Minnesota corporation ("IFCO
--------------                                                         ----
Minnesota"), Container Resources Corporation, a Minnesota corporation
---------
("Container"), IFCO ICS - Washington, Inc., a Delaware corporation ("IFCO
  ---------                                                          ----
Washington"), IFCO ICS - California, Inc., a Delaware corporation ("IFCO
----------                                                          ----
California"), IFCO ICS - Florida, Inc., a Florida corporation ("IFCO Florida"),
----------                                                      ------------
Environmental Recyclers of Colorado, Inc., a Colorado corporation ("Recyclers"),
                                                                    ---------
IFCO ICS - Illinois, Inc., an Illinois corporation ("IFCO Illinois"), PalEx
                                                     -------------
Kansas, Inc., a Delaware corporation ("PalEx Kansas"), IFCO ICS - Georgia, Inc.,
                                       ------------
a Florida corporation ("IFCO Georgia"), IFCO ICS - Michigan, Inc., a Michigan
                        ------------
corporation ("IFCO Michigan"), IFCO Container Systems - South Carolina, a
              -------------
Delaware corporation ("IFCO South Carolina") and IFCO ICS - Western LLC, a
                       -------------------
Colorado limited liability company ("IFCO Western"), on the other hand. IFCO and
                                     ------------
ISNA are sometimes jointly referred to herein as "Parents" and IICSH, IFCO
                                                  -------
Chicago, IFCO Miami, IFCO North Carolina, IFCO Minnesota, Container, IFCO Washington, IFCO California, IFCO Florida, Recyclers, IFCO Illinois, PalEx Kansas, IFCO Georgia, IFCO Michigan, IFCO South Carolina and IFCO Western are sometimes collectively referred to herein as "Sellers."
                                              -------

                                 R E C I T A L S
                                 ---------------

A. Buyer desires to purchase, and Sellers desire to sell, substantially all of the assets, properties and rights of Sellers constituting the industrial container business as conducted by Sellers (said business being the "Business"). In connection therewith, Buyer has agreed to assume certain
      --------
     liabilities and contractual obligations of Sellers.

B. Each Parent acknowledges that it has received adequate consideration for entering into this Agreement and performing its obligations hereunder, and that it will be benefited by the transactions contemplated herein. The parties acknowledge that Buyer would not have entered into this Agreement without the participation, on the terms set forth herein, of each Parent.

C.   Parents and Sellers have delivered to Buyer certain Disclosure Schedules
                                                         --------------------
     (herein so called) of even date herewith referred to in this Agreement. The Disclosure Schedules and the Exhibits (herein so called) referred to in
                                  --------
     this Agreement are a part of this Agreement.

                                A G R E E M E N T
                                -----------------

     Based on the recitals set forth above and the promises contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE 1

                           Purchase and Sale of Assets
                           ---------------------------

     1.1.  Purchase and Sale of Assets.
           ---------------------------

           (a) Upon the terms and subject to the conditions contained in this Agreement, and based on the representations, warranties, covenants and agreements set forth herein, at the Closing (defined below) each Seller shall (and each Parent shall cause each Seller to) sell, convey, transfer, assign and deliver to Buyer, free and clear of Liens (defined below) other than Permitted Liens (defined below) and Retained Liabilities (defined below), and Buyer shall purchase from each Seller, substantially all of the assets, properties and rights of each Seller, whether or not reflected in the Seller Financial Statements (defined below), held by each Seller on the Closing Date (defined below), and used in, related to or constituting the Business (the "Acquired
                                                                   --------
Assets"). The Acquired Assets include, but are not limited to, the assets,
------
properties and rights identified on Exhibit A, to this Agreement.
                                    ---------
Notwithstanding the foregoing, the Acquired Assets shall not include (i) those assets identified as "Retained Assets" (herein so called) on Exhibit B to this
                      ---------------                        ---------
Agreement or on an addendum to Exhibit B hereto executed by the parties hereto
                               ---------
on or prior to the Closing Date, or (ii) the Zellwood Assets (defined below) until the Zellwood Closing occurs, at which time the Zellwood Assets actually acquired by Buyer or its Affiliates in accordance with Section 2.5 (Zellwood) at the Zellwood Closing (defined below) shall be deemed Acquired Assets under this Agreement. Buyer may, in its sole discretion, notify Parents and Sellers prior to the Closing that Buyer wishes to assign to one or more of its Affiliates (defined below) Buyer's right to purchase some or all of the Acquired Assets from the respective Sellers. If Buyer gives such notice, then each Affiliate of Buyer identified in such notice shall be deemed to be a "Buyer" hereunder, to the extent applicable; provided, however, that it is contemplated only the Buyer
                       --------  -------
listed in the preamble shall be making the Cash Payment (defined below) and the Promissory Notes (defined below).

           (b) Upon the terms and subject to the conditions contained in this Agreement, and based on the representations, warranties, covenants and agreements set forth herein, at the Zellwood Closing (defined below), IFCO Florida shall sell, convey, transfer, assign and deliver to Buyer, free and clear of Liens other than Permitted Liens and Retained Liabilities, and Buyer shall purchase from IFCO Florida, the Zellwood Assets. For purposes of this Agreement, the term "Zellwood Assets" shall mean all of IFCO Florida's title or
                     ---------------
interests in owned or leased real property (including, without limitation, improvements on such property), equipment, machinery, tools, spare parts, supplies, inventory (including, without limitation, spare parts inventory) and work-in-progress, all right title and interest of IFCO Florida in, to and under the Zellwood Listed Permits (defined below), in each case to the extent such assets are located and used in the operation of the Business of IFCO Florida at 6191 Jones Avenue, Zellwood, Florida (the "Zellwood Facility").
              -----------------

     1.2.  Consideration for Purchase and Sale. The consideration for the
           -----------------------------------
purchase and sale of the Acquired Assets shall be the following:

           (a)  Closing Payment. At the Closing, as consideration for the
                ---------------
purchase and sale of the Acquired Assets, Buyer shall pay to Sellers an aggregate amount equal to $56,500,000, as follows: (i) a wire transfer on the Closing Date of immediately available funds in the amount of $54,500,000 (the "Cash Payment"), to the account or accounts designated by Sellers to Buyer prior
 ------------
to the Closing and (ii) $2,000,000 payable in the form of the Acquired Assets Note (defined below, and together with the Zellwood Purchase Price Note, the "Promissory Notes").
 ----------------

           (b)  Zellwood Escrow. At the Closing, Buyer shall deposit in escrow
                ---------------
with Bank One Texas, NA, or such other third party escrow agent as may be mutually acceptable to Buyer and IFCO Florida, as escrow agent, subject to the terms of a mutually acceptable escrow agreement (the "Escrow Agreement"), an
                                                      ----------------
aggregate amount equal to $3,500,000, as follows: (i) cash in the amount of $2,000,000 (the "Zellwood Cash Fund") and (ii) $1,500,000 in the form of the
                 ------------------
Promissory Note (the "Zellwood Purchase Price Note" and, together with the
                      ----------------------------
Zellwood Cash Fund, the "Zellwood Escrow Fund"); provided, however, that accrued
                         --------------------    --------  -------
interest payments pursuant to the Zellwood Purchase Price Note shall be paid directly to the holder thereof. The Escrow Agreement shall provide for the distribution of the Zellwood Escrow Fund in accordance with the terms of Section 2.5(Zellwood) of this Agreement. Buyer and Parents shall each bear one-half of the fees and expenses of the escrow agreement in accordance with the terms of the Escrow Agreement.

           (c)  Buyer's Assumption of Liabilities. At the Closing, Sellers shall
                ---------------------------------
assign and Buyer shall assume only the Liabilities (defined below) specifically set forth on Exhibit C to this Agreement (collectively, the "Assumed
             ---------                                       -------
Liabilities"). Notwithstanding the foregoing, the Assumed Liabilities shall not
-----------
include the Zellwood Liabilities (defined below) except with respect to the Zellwood Liabilities actually assumed by Buyer or its Affiliates in accordance with Section 2.5 (Zellwood) at the Zellwood Closing.

     As used herein, "Liability" shall mean, with respect to any person or
                      ---------
entity, any liability or obligation of such person or entity of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such person or entity.

           (d)  Buyer's Assumption of Contracts. At the Closing, Sellers shall
                -------------------------------
assign and Buyer shall assume all contracts, intellectual property and software licenses, real property leases, personal property leases, warranties, commitments, agreements, arrangements and sales orders related to the Business pursuant to which Sellers enjoy any right or benefit including the right to receive income in respect thereof (collectively, the "Assumed Contracts").
                                                      -----------------
Notwithstanding the foregoing the Assumed Contracts shall not include the Zellwood Assumed Contracts (defined below) except with respect to the Zellwood Assumed Contracts actually assumed by Buyer or its Affiliates in accordance with
Section 2.5 (Zellwood) at the Zellwood Closing.

           (e)  Buyer's Assumption of Permits. At the Closing, except as
                -----------------------------
otherwise provided below, Sellers shall assign and Buyer shall assume all governmental licenses, permits, approvals, identification numbers, authorizations, exemptions, classifications, registrations, notifications and certificates, and all consents or agreements with governmental authorities (collectively, "Permits") which are in effect or are pending and which will need
                -------
to be obtained by Buyer or assumed by Buyer to conduct the Business in the manner and to the extent that it has been conducted and is currently being conducted (the "Listed Permits"). Such Listed Permits are set forth on the
                --------------
Disclosure Schedule to Section 6.5(h) (Legal Requirements). Notwithstanding the
-------------------
foregoing, the Listed Permits shall not include the Zellwood Listed Permits (defined below) except with respect to the Zellwood Listed Permits actually assumed by Buyer or its Affiliates in accordance with Section 2.5 (Zellwood) at the Zellwood Closing. At or prior to Closing, Sellers shall transfer to Buyer all Listed Permits for which transfer no governmental approval is necessary. At Closing or as soon as practicable thereafter, Sellers shall use commercially reasonable efforts to transfer to Buyer all Listed Permits for which transfer governmental approval to transfer is necessary. In the event the sale, transfer, assignment, or conveyance of any of the Listed Permits is unlawful or is not permissible under any agreement, or federal, state, or local law, rule, or regulation, then the terms "sale, transfer or assignment," for the purposes of this Agreement with respect to any such Listed Permits, shall be deemed to mean and require each Seller's relinquishment of all of its right, title and interest in, to and under such Listed Permits as of the Closing Date to the fullest extent necessary or appropriate to enable Buyer to acquire such Listed Permits subject to the satisfaction of Section 3.2(d) (Permits).

     1.3.  Sellers' Retention of Liabilities. Notwithstanding any other
           ---------------------------------
provision of this Agreement, Buyer shall not assume, succeed to, be liable for, be subject to, or be obligated for, nor shall the Acquired Assets be subject to, any Liabilities which Sellers are, or could become, subject to or liable for (relating to any period ending on or prior to the Closing Date), other than the Assumed Liabilities, the Assumed Contracts, the Listed Permits and other Liabilities specifically assumed by Buyer under this Agreement or the Related Agreements (the "Retained Liabilities").
                 --------------------

     The Retained Liabilities are all Liabilities that are not specifically assumed by Buyer under this Agreement or the Related Agreements (defined below), including but not limited to Liabilities accruing, arising or associated with conditions in existence prior to Closing from or based on contract, breach of contract, warranty, tort, strict liability, the design, manufacture or distribution of products (including but not limited to products liability), employment, worker's compensation, Environmental Claims (defined below), including without limitation, those arising under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and its state
                                                         ------
analogs and including any claims based on or resulting from the migration or alleged migration of Hazardous Materials to, from or on any location that has been owned, operated, leased or managed by any Seller, Taxes (defined below), law, violation of law, the ownership or transfer of the Acquired Assets, or the ownership or operation of the Business. Without limiting the foregoing, the Retained Liabilities shall also specifically include any Liabilities arising prior to or after Closing in connection with any of the following: (i) the Triple Net Lease Agreement between McCook Development Corp. and McCook Drum & Barrel Co., Inc., dated as of August 3, 1998 (the "McCook Lease"), (ii) the settlement with the United States
              ------------
Environmental Protection Agency ("EPA") of the Operating Industries, Inc.
                                  ---
landfill Superfund site pursuant to the Eighth Partial Consent Decree in the matter of United States v. Chevron, et al. (the "OII Settlement") and (iii) any
                                                 --------------
obligations under the Remedial Design/Remedial Action Consent Decree for the Zellwood groundwater contamination site including Operating Units 1 and 2 (the "Zellwood Consent Decree"), except as contemplated in Section 2.5 (Zellwood).
 -----------------------
Notwithstanding Buyer's assumption of the Assumed Contracts or Listed Permits, the Retained Liabilities shall include all Liabilities based on any Seller's Breach (defined below) of the Assumed Contracts prior to the Closing Date or any Seller's failure to comply with the Listed Permits prior to the Closing Date. The references to any items on the Disclosure Schedules to this Agreement shall not affect Sellers' and Parents' responsibilities for the Retained Liabilities as outlined in this Agreement.

     1.4.  Allocation of Closing Payment. The Closing Payment (including the
           -----------------------------
assumption by Buyer of the Assumed Liabilities), and if applicable, the Zellwood Purchase Price and Buyer's assumption of the Zellwood Assumed Liabilities, shall be allocated among the Acquired Assets for tax purposes in accordance with Exhibit D to this Agreement, such exhibit to be prepared by Buyer and approved
---------
by Parents and Sellers prior to the Closing. Parents, Sellers and Buyer will follow and use such allocation in all income, sales registration and other tax returns, filings or other related reports made by them to any governmental agencies.

     1.5.  Prorations. Ad valorem and similar taxes and assessments relating to
           ----------
the Acquired Assets shall be prorated between the Sellers, on one hand, and Buyer, on the other hand, as of the Closing Date based upon estimates of the amount of such taxes and assessments that are due and payable on the Acquired Assets during the year during which the Closing Date occurs; provided, however, if the payment period for any of such taxes is longer than one year, then they will be prorated based on the length of such payment period. If Buyer receives any reimbursement of any such taxes or assessments, then that portion of the reimbursement actually paid to Buyer shall be shared among the applicable Sellers and Buyer in accordance with the same sharing percentages used for proration of the tax or assessment in question. If any assessments on the Real Property (defined below) or Leased Premises (defined below) are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date). Any and all claims or rights to appeal the amount of any real property taxes or other taxes changed in connection with the Real Property or Leased Premises shall belong to Buyer following Closing. As soon as the amount of actual taxes and assessments is known, the Parent/Seller Representative (defined below) and Buyer shall reassess the amounts to be paid by each party with the result that Sellers shall pay for those taxes and assessments attributable to the time period up to and including the Closing Date and Buyer shall pay for those taxes and assessments attributable to the period thereafter. Prior to the Closing Date, each Seller shall request the providers of gas, water, electricity, heat, fuel, sewer and other utilities relating to the Real Property and, to the extent separately metered and billed directly to a Seller, the Leased Premises, to terminate service thereto under such Seller's name and to render a final billing as of the Closing Date, and Buyer shall request all of such utility providers to establish service to such Real Property and Leased Premises in the name of Buyer as of the Closing Date. If, for any reason, the parties are unable to obtain a final reading of any utility as of the Closing Date, such Seller's bill for such utility shall be estimated based upon the prior month's bill and prorated (subject to adjustment as set forth herein) on a per diem basis on the assumption that utility charges were uniformly incurred during the billing period in which the Closing Date occurs. Prepaid water, sewer, and other utility charges shall be credited to Sellers, and accrued but unpaid charges for water, sewer, and other utilities shall be credited to Buyer. All rental and other payments under any of the Assumed Liabilities shall be prorated between Sellers, on one hand, and Buyer, on the other hand, as of the Closing Date. If any item cannot be apportioned accurately at the Closing Date or if it is apportioned incorrectly at the Closing Date or subsequent thereto, such item shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date on which the apportionment error is discovered, as applicable. Within ninety (90) days (or as soon thereafter as is practicable) from the Closing Date, ISNA (on behalf of the Sellers) or Buyer, as the case may be, shall pay the other, in immediately available funds, the net amount due Sellers or Buyer, as the case may be, under this Section 1.5 not otherwise paid at the Closing.

     1.6.  Real Estate Closing Costs. Buyer and Sellers shall each pay one-half
           -------------------------
of the aggregate cost of (i) the title insurance premiums for the Title Policies (defined below), (ii) the Surveys (defined below), (iii) any escrow fees and other customary title company charges, (iv) any transfer taxes applicable to the recordation of the deeds and (v) any endorsements to the Title Policies Buyer may reasonably request. Each Seller and Buyer shall pay its own attorney's fees and its respective share of prorations as provided in Section 1.5 (Prorations).

                                   ARTICLE 2

                             Closing the Transaction
                             ------------------------

     2.1.  Closing.
           -------

           (a) Unless this Agreement has been terminated pursuant to the provisions of Article 5 (Termination), the consummation of the transactions provided for herein (the "Closing") shall take place at the office of Haynes and
                          -------
Boone, LLP, located at 901 Main Street, Suite 3100, Dallas, Texas 75202 at 10:00 A.M., local time, on the later of (i) December 20, 2001 or (ii) the third business day after the satisfaction or waiver of the conditions (other than execution or delivery of agreements, certificates, legal opinions or other instruments to be delivered at Closing) contained herein, or at such other date and time as Parent and Sellers, on one hand, and Buyer, on other hand, mutually agree. The time and date of the Closing are referred to herein as the "Closing
                                                                       -------
Date."
----

           (b) The Zellwood Closing, if any, shall occur pursuant to the provisions of Section 2.5 (Zellwood).

     2.2.  Parents' and Sellers' Deliveries at Closing. At the Closing, each
           -------------------------------------------
Parent and Seller (as indicated) shall deliver or cause to be delivered, to Buyer the following items, except to the extent related to the Zellwood Assets:

           (a)  Bill of Sale.  A bill of sale, duly executed by Sellers, in
                ------------
substantially the form attached as Exhibit E to this Agreement (the "Bill of
                                   ---------                         -------
Sale"), dated as of the Closing Date, evidencing the transfer to Buyer of the
----
Acquired Assets.

           (b)  Deeds, Etc. Each Seller shall deliver a special warranty deed
                ----------
for each parcel of Real Property owned by such Seller that is not a Retained Asset, conveying good and marketable fee simple title to Buyer, free and clear of all Liens other than Permitted Liens (defined below), a certificate in compliance with the Foreign Investment in Real Property Tax Act ("FIRPTA").
                                                                  ------

           (c)  Other Assignment Instruments.  Any other duly executed
                ----------------------------
instruments of assignment reasonably necessary to evidence the transfer to Buyer of the Acquired Assets, along with the duly endorsed original instruments (if any) representing, evidencing or constituting such Acquired Assets (including but not limited to patent, trademark and copyright registrations and applications, certificates of title, certificates of origin, instruments and Listed Permits) in recordable form where required and in the form required by the applicable governmental agencies.

           (d)  Consents. Parents and Sellers shall deliver copies of all Seller
                --------
Consents (defined below) obtained by Parents and Sellers set forth on the Disclosure Schedule to Section 3.2(c) (Seller Consents).
-------------------

           (e)  Closing Certificates. Each Seller shall deliver to Buyer a
                --------------------
closing certificate executed by Sellers in the form attached hereto as Exhibit
                                                                       -------
F. Each Parent shall deliver to Buyer a closing certificate executed by such
-
Parent in the form attached hereto as Exhibit G. The closing certificates
                                      ---------
referred to in this Section 2.2(e) are collectively referred to herein as the "Parents' and Sellers' Closing Certificates." If Parents' and Sellers' Closing
 ------------------------------------------
Certificates contain any amendment, modification or supplementation to Parents' and Sellers' representations and warranties herein or the Disclosure Schedules hereto, and if Buyer proceeds with the Closing after its receipt of such Parents' and Sellers' Closing Certificates, unless there is a written agreement that provides otherwise that is signed by the parties at the Closing, Parents' and Sellers' representations and warranties herein and Disclosure Schedules hereto shall be deemed to be amended, modified and supplemented as provided in such Parents' and Sellers' Closing Certificates, effective as of the date first written above.

           (f)  Good Standing Certificates.  Each Seller shall deliver
                --------------------------
certificates (i) from the appropriate governmental authority of such Seller's jurisdiction of organization, evidencing that such Seller is existing and in good standing under the laws of its jurisdiction of organization and (ii) from each state listed opposite such Seller's name on the Disclosure Schedule to
                                                     -------------------
Section 6.1(a) (Organization and Good Standing) evidencing that such Seller is qualified to do business and is in good standing as a foreign entity in such state(s).

         (g) Lease Assignments. For each of the Leased Premises, Sellers shall
             -----------------
deliver a recordable lease assignment substantially in the form attached hereto as Exhibit H.
   ---------

         (h) Lien Releases. Releases (including without limitation UCC-3
             -------------
termination statements) of all Liens and other encumbrances and security interests, other than Permitted Liens, of any person or entity, including without limitation Parents and the other Sellers, in the Acquired Assets, or pay-off letters in form and substance reasonably satisfactory to Buyer from each person or entity holding a Lien or other encumbrance or security interest other than a Permitted Lien, in the Acquired Assets. Each pay-off letter shall be a contractual undertaking of the creditor to take all reasonable action, including without limitation preparing and filing UCC-3 termination statements, promptly after payment of the amount set forth in each pay-off letter.

         (i) Name Change. An amendment to the articles of incorporation, or
             -----------
other appropriate organizational documents of each Seller (and to each qualification to do business as a foreign corporation of each Seller in those states where any Seller has obtained such qualification) whereby each Seller has changed its name to a name that is approved in advance by Buyer, in its reasonable discretion, and that is not similar to the name "Industrial Container Services" or any name listed on Exhibit I.
                                ---------

         (j) Articles, Resolutions, and Incumbency. ISNA and each Seller shall
             -------------------------------------
deliver (i) copies of its organizational documents, certified by such entity's secretary or comparable officer; (ii) copies of the resolutions of the Board of Directors and stockholders of ISNA or such Seller authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement and (iii) an incumbency certificate relating to each person executing on behalf of ISNA or such Seller any document executed and delivered to Buyer by ISNA or such Seller pursuant to the terms hereof.

         (k) Check Endorsement. Parents and Sellers shall deliver to Buyer a
             -----------------
written authorization enabling Buyer to endorse checks made out to a Parent or Seller to the extent relating to the Business and included in the Acquired Assets for a period of sixty (60) days after Closing.

         (l) Titles. Sellers shall deliver to Buyer copies of titles (including
             ------
the front and back of such titles) for the certificated assets that are Acquired Assets.

         (m) Acknowledgement. Parents and Sellers shall deliver to Buyer an
             ---------------
acknowledgement of receipt of the Buyer Closing Certificate (defined below), which acknowledgement shall set forth or refer to any amendment hereto or any additional agreement of the parties relating to updated or supplemental information contained in such Buyer Closing Certificate.

         (n) Other Instruments. Such other instruments, documents or information
             -----------------
that Buyer reasonably requests in connection herewith and the transactions contemplated hereby, in form and substance reasonably satisfactory to Buyer.

    2.3. Buyer's Deliveries at Closing. At the Closing, Buyer shall deliver the
         -----------------------------
following items to the applicable Parents and Sellers:

         (a) The Cash Payment. The Cash Payment to Sellers.
             ----------------

         (b) Acquired Assets Note. Buyer shall deliver to Sellers a subordinated
             --------------------
promissory note executed by Buyer and payable to Sellers in the principal amount of $2,000,000 in the form attached hereto as Exhibit J (the "Acquired Assets
                                             ---------       ---------------
Note").
----

         (c) Zellwood Escrow Fund. Buyer shall deliver to the escrow agent, as
             --------------------
described in Section 1.2(b)(Zellwood Escrow), the Zellwood Escrow Fund, including the Zellwood Cash Fund and the Zellwood Purchase Price Note in the form attached hereto as Exhibit K.
                        ---------

         (d) Closing Certificate. Buyer shall deliver to Sellers a closing
             -------------------
certificate executed by Buyer (the "Buyer Closing Certificate") in the form
                                    -------------------------
attached hereto as Exhibit L.
                   ---------

         (e) Consents. Copies of all Buyer Consents (defined below), if any,
             --------
obtained by Buyer.

         (f) Articles, Resolutions and Incumbency. Buyer shall deliver (i)
             ------------------------------------
copies of its certificate of formation, certified by Buyer's Secretary, (ii) copies of the resolutions of the managers and members of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement, and (iii) an incumbency certificate relating to each person executing on behalf of Buyer any document executed and delivered to the Parents or Sellers by Buyer pursuant to the terms hereof.

         (g) Guarantees. Buyer shall deliver to Sellers a guaranty of the
             ----------
Promissory Notes in the form attached hereto as Exhibit M (the "Guaranty"), from
                                                ---------       --------
each of Buyer's subsidiaries.

         (h) Acknowledgement. Buyer shall deliver to Parents and Sellers an
             ---------------
acknowledgement of receipt of the Parents' and Sellers' Closing Certificates, which acknowledgement shall set forth or refer to any amendment hereto or any additional agreement of the parties relating to updated or supplemental information contained in such Parents' and Sellers' Closing Certificate.

         (i) Other Instruments. Such other instruments, documents or information
             -----------------
that any Parent or Seller reasonably requests in connection herewith and the transactions contemplated hereby, in form and substance reasonably satisfactory to such Seller or Parent.

    2.4. Related Agreements. The parties, as appropriate, shall execute and
         ------------------
deliver at Closing, the following documents:

          (a) Assignment and Assumption Agreement. An assignment and assumption
              -----------------------------------
agreement, the form of which is attached hereto as Exhibit N, effective as of
                                                   ---------
the Closing Date, between Sellers on the one hand and Buyer on the other hand, evidencing the assignment and assumption of the Assumed Contracts.

     If Parents and Sellers fail to obtain any Seller Consents of any third party to the assignment and assumption of any Assumed Contract set forth on the Disclosure Schedule to Section 3.2(c) (Seller Consents), but not including any
-------------------
Listed Permit, then such contract (an "Unassignable Contract") shall not be an
                                       ---------------------
Assumed Contract and Buyer, at its option, may require at the Closing that Sellers take, whereupon Sellers shall take, such commercially reasonable steps on terms reasonably satisfactory to Sellers as may be necessary (including, without limitation, entering into additional agreements and indemnities on terms reasonably satisfactory to the parties thereto) to maintain such Unassignable Contract in full force and effect and to provide to Buyer the economic benefits of such Unassignable Contract and to cause Buyer to become liable for Sellers' Liabilities thereunder, as if such Unassignable Contract had been assigned to Buyer as an Assumed Contract.

     The foregoing agreement, any attachments thereto, and any other agreements executed in connection with this Agreement and named or described in this Agreement are collectively referred to as the "Related Agreements."
                                               ------------------

     2.5. Zellwood.
          --------

          (a) PPAs. Buyer, Sellers and Parents agree to use commercially
              ----
reasonable efforts to cause the EPA, DOJ (defined below) and FDEP (defined below) to enter into the PPAs (defined below). If each of the EPA, DOJ and FDEP execute and deliver PPAs containing terms no less favorable to Buyer than the terms described in the PPA Request Letter (defined below), Buyer shall be required to execute and deliver such PPAs. Buyer shall perform, at its expense, the activities described as "Activities Contemplated by Cost Estimate" and "Other Activities" in the PPA Request Letter and such other activities as may be agreed to by Buyer and, as applicable, the EPA, DOJ and/or FDEP.

          (b) Zellwood Owner/Operator. Notwithstanding anything to the contrary
              -----------------------
contained in this Agreement, prior to Buyer or its Affiliate accepting title to the Real Property comprising the Zellwood Facility at the Zellwood Closing, (i) IFCO Florida shall take all actions necessary to ensure that it remains the owner and operator of the Zellwood Facility for purposes of Environmental Laws (defined below), (ii) Buyer shall not be obligated to take any action that causes it to be deemed (A) an owner or operator of the Zellwood Facility under any applicable Environmental Laws or (B) otherwise liable for any Environmental Claim (defined below) or the violation of any Environmental Laws, in each case, with respect to the period prior to the Zellwood Closing.

          (c) Covenants Pending Zellwood Closing.
              ----------------------------------

                 (i) From the Closing Date until the Zellwood Closing, IFCO Florida shall, and ISNA and the Parents shall not take any action to cause IFCO Florida not to, (A) use commercially reasonable efforts to maintain the Zellwood Assets in their condition as of the Closing, (B) endeavor in good faith to maintain the business and customer relationships relating to the operations of the Zellwood Assets, (C) not, without the prior written consent of Buyer or its designated Affiliate, incur any indebtedness for borrowed money that would be a Zellwood Assumed Liability or enter into any contract or commitment that would be Zellwood Assumed Contract that cannot be terminated on not more than thirty
(30) days' notice, (D) not, without the prior consent of Buyer or its designated Affiliate, incur any other liability that would be a Zellwood Assumed Liability,
(E) take all actions required to maintain the Zellwood Listed Permits, (F) not take or fail to take any action necessary to cause the representations and warranties set forth in Article 6 (Representations and Warranties of Parents and Sellers) to be true and correct as of the Zellwood Closing, (G) perform all applicable covenants set forth in Article 8 (Covenants of Parents and Sellers), as such covenants relate to the Zellwood Assets, the Zellwood Facility and employees of the Zellwood Facility, and (H) not sell any of the Zellwood Assets to another party without the prior written consent of Buyer or its designated Affiliate. In addition, from the Closing Date until the Zellwood Closing, IFCO Florida shall not, and ISNA and the Parents shall not take any action to cause IFCO Florida to, terminate any Active Employees (defined below) employed at the Zellwood Facility, without the prior written consent of Buyer. Effective immediately before the Zellwood Closing, IFCO Florida will terminate all such employees. Buyer may hire any of such Active Employees at the Closing and such Active Employees then shall be deemed, to the extent permitted under applicable law, to be concurrently employed by both IFCO Florida and Buyer until terminated by IFCO Florida prior to the Zellwood Closing.

                 (ii) In addition to the other conditions set forth in this Agreement, Buyer's obligation to purchase, or cause an Affiliate to purchase, the Zellwood Assets pursuant to the terms of this Agreement at the Zellwood Closing is conditioned upon (A) there having been no material loss or destruction of the Zellwood Assets between the Closing Date and the Zellwood Closing Date, (B) there being no material increase in the Zellwood Assumed Liabilities between the Closing Date and the Zellwood Closing Date other than increases in the ordinary course of business consistent with past practices, and
(C) IFCO Florida conveying good and marketable title to the Zellwood Assets to Buyer or its Affiliate, free and clear of all Liens other than Permitted Liens and Liens, if any, created by Buyer or its Affiliate.

                 (iii) Prior to the Zellwood Closing, (A) Buyer shall, or shall cause its designated Affiliate to, reimburse IFCO Florida promptly after Buyer's receipt of invoices, for the direct costs and expenses of operating the Zellwood Facility (excluding allocations of Parents' selling, general and administrative expenses or other expenses of Parents), and (B) IFCO Florida shall sell products and services only to Buyer or its Affiliates, but only as required by Buyer or its Affiliates, at a price equal to IFCO Florida's cost of producing such products, plus 1% of such cost.

          (d)   Consideration for Zellwood Purchase and Sale. The consideration
                --------------------------------------------
for the purchase and sale of the Zellwood Assets (whether or not the Zellwood Facility's Real Property and improvements thereon are included therein in accordance with the terms hereof) shall be the following:

                 (i) At the Zellwood Closing, subject to subsection (f) below and the terms of the Escrow Agreement, as consideration for the purchase and sale of the Zellwood Assets (whether or not the Zellwood Facility's Real Property and improvements thereon are included therein in accordance with the terms hereof), Buyer or its designated Affiliate shall pay to the appropriate Sellers an amount equal to $1,500,000 (the "Zellwood Purchase Price"), payable
                                            -----------------------
by directing the escrow agent to deliver the Zellwood Purchase Price Note to IFCO Florida.

                 (ii) At the Zellwood Closing, IFCO Florida shall assign and Buyer or its designated Affiliate shall assume only the Zellwood Assumed Liabilities. For purposes of this Agreement, the term "Zellwood Assumed
                                                       ----------------
Liabilities" shall mean (A) any Liability of IFCO Florida that would be an
-----------
Assumed Liability under the terms of this Agreement but for this Section 2.5,
Section 1.2(b)(ii), and the other provisions of this Agreement referring to Zellwood and (B) IFCO Florida's liability and obligation to perform the tasks set forth in the PPA Request Letter. Notwithstanding the foregoing or anything to the contrary contained herein, neither Buyer nor any of its Affiliates has assumed, assumes or intends to assume, and neither the term "Assumed Liability" nor the term "Zellwood Assumed Liability" shall be deemed or construed to mean that Buyer or any of its Affiliates has assumed, assumes or agrees to assume, any Retained Liability, including, without limitation, any liability or obligation arising under the Zellwood Consent Decree or for Environmental Claims affecting the Zellwood Facility, including, without limitation, any claim arising under CERCLA or its state analogs.

                 (iii) At the Zellwood Closing, the appropriate Seller shall assign and Buyer or its designated Affiliate shall assume all Zellwood Assumed Contracts. For purposes of this Agreement, the term "Zellwood Assumed Contracts"
                                                     --------------------------
means all IFCO Florida's contracts, intellectual property and software licenses, real property leases (unless excluded in accordance with the terms of this Section 2.5), personal property leases, warranties, commitments, agreements, arrangements and sales orders related to the Business of IFCO Florida pursuant to which IFCO Florida enjoys any right or benefit including the right to receive income in respect thereof.

                 (iv) At the Zellwood Closing, except as otherwise provided below, the appropriate Seller shall assign and Buyer or its designated Affiliate shall assume all Zellwood Listed Permits. For purposes of this Agreement, the term "Zellwood Listed Permits" means all governmental licenses, permits,
      -----------------------
approvals, identification numbers, authorizations, exemptions, classifications, registrations, notifications and certificate, and all consents or agreements with governmental authorities that are in effect or are pending and that will need to be obtained or assumed by Buyer or its designated Affiliate to conduct the Business of IFCO Florida in the manner and to the extent it has been conducted and is currently being conducted, specifically excluding the Zellwood Consent Decree. At or prior to the Zellwood Closing, Sellers shall transfer to Buyer all Zellwood Listed Permits for which transfer no governmental approval is necessary. At the Zellwood Closing or as soon as practicable thereafter, the appropriate Seller shall use commercially reasonable efforts to transfer to Buyer all Zellwood Listed Permits for which transfer governmental approval to transfer is necessary. In the event the sale, transfer, assignment, or conveyance of any of the Zellwood Listed Permits is unlawful or is not permissible under any agreement, or federal, state, or local law, rule, or regulation, then the terms "sale, transfer or assignment," for the purposes of this Agreement with respect to any such Zellwood Listed Permits, shall be deemed to mean and require the appropriate Seller's relinquishment of all of its right, title and interest in, to and under such Zellwood Listed Permits as of the Zellwood Closing Date to the fullest extent necessary or appropriate to enable Buyer to acquire such Zellwood Listed Permits.

                 (v) At the Zellwood Closing, Buyer and each Seller and Parent shall perform such acts, execute and deliver such closing documents, and prorate, incur and share expenses with respect to the sale and acquisition of the assets of the Zellwood Facility contemplated hereby to the same extent that it would have been required to do so pursuant to the terms of this Agreement if the transactions included in the Zellwood Closing were included in the Closing. Without limiting the foregoing, at the Zellwood Closing Sellers shall deliver an owner's title insurance policy with respect to the Real Property relating to the Zellwood Facility in the customary form, insuring Buyer and issued as of the date of the Zellwood Closing by a title insurance company reasonably satisfactory to Buyer, in an amount reasonably satisfactory to Buyers and Sellers.

            (e)  Zellwood Closing. Subject to the satisfaction or waiver of the
                 ----------------
conditions and the rights and obligations set forth in the other sections of this Agreement, the consummation of Buyer's acquisition of the Zellwood Assets provided for herein (the "Zellwood Closing") shall take place at the office of
                          ----------------
Haynes and Boone, LLP, Dallas, Texas at 10:00 A.M., local time, on the third business day after the earlier of the date on which:

                 (i) Buyer or an Affiliate of Buyer enters into a Prospective Purchaser Agreement with the EPA and the United States Department of Justice (the "DOJ"), and a legally enforceable arrangement with the Florida Department
      ---
of Environmental Protection (the "FDEP") (collectively, the "PPAs"), in each
                                  ----                       ----
case with terms and conditions that are no less beneficial to Buyer than the terms described in that certain letter from Haynes and Boone, LLP to the EPA and DOJ dated November 14, 2001 (the "PPA Request Letter"), in which case Buyer or
                                  ------------------
its Affiliate shall purchase, and IFCO Florida shall sell, all the Zellwood Assets in exchange for the Zellwood Purchase Price; or

                 (ii) Buyer determines in its sole discretion to waive the condition of the receipt the PPAs, as described in clause (i), in which case Buyer or its Affiliate shall purchase, and IFCO Florida shall sell, for the Zellwood Purchase Price, at Buyer's option in its sole discretion, either (A) all the Zellwood Assets or (B) if the conditions set forth in clause (i) above have not been satisfied before the first anniversary of the Closing Date, the Zellwood Assets, excluding the Real Property (including, without limitation, improvements thereon) comprising the Zellwood Facility; or

                 (iii) provided (A) the conditions set forth in clause (i) above have not been satisfied before the first anniversary of the Closing Date, and
(B) IFCO Florida has provided at least one hundred eighty (180) days advance written notice of its determination to Buyer, IFCO Florida determines in its sole discretion to sell the Zellwood Assets to Buyer or its Affiliate, in which case Buyer or its Affiliate shall purchase, and IFCO Florida shall sell, for the Zellwood Purchase Price the Zellwood Assets other than the Real Property (including, without limitation, improvements thereon) comprising the Zellwood Facility.

The applicable time and date of the Zellwood Closing are referred to herein as the "Zellwood Closing Date."
     ---------------------

          (f)    Distribution of Zellwood Escrow Fund.
                 ------------------------------------

                 (i) If the Zellwood Closing occurs following the receipt of executed PPAs from the EPA, DOJ and FDEP, then the Zellwood Escrow Fund shall be distributed to Sellers at the Zellwood Closing in accordance with the terms of the Escrow Agreement.

                 (ii) If the Zellwood Closing occurs as a result of Buyer's determination to waive the condition of receiving the PPAs and purchase all the Zellwood Assets, as set forth in subsection (e)(ii)(A) above, then the Zellwood Escrow Fund shall be distributed to Sellers at the Zellwood Closing in accordance with the terms of the Escrow Agreement.

                 (iii) If the Zellwood Closing occurs as a result of Buyer's determination to acquire the Zellwood Assets, other than the Real Property (including, without limitation, the improvements thereon) comprising the Zellwood Facility, after the first anniversary of the Closing Date, as set forth in subsection (e)(ii)(B) above, then the Zellwood Escrow Fund shall be distributed at the Zellwood Closing in accordance with the terms of the Escrow Agreement, as follows:

                            (A) If the Zellwood Closing Date is after the first
anniversary of the Closing Date, then Buyer or its designated Affiliate shall receive a distribution from the Escrow Fund equal to the lesser of (1) the amount of the Zellwood Moving Expenses (defined below) and (2) $1,000,000. If the Zellwood Moving Expenses are less than $500,000, then such distribution shall be in the form of cash from the Zellwood Cash Fund. If the Zellwood Moving Expenses are greater than $500,000, then the first $500,000 of such distribution shall be in the form of cash from the Zellwood Cash Fund, and the balance of such distribution shall be represented by a principal reduction of the Zellwood Purchase Price Note. The balance of the Zellwood Escrow Fund shall be distributed to Sellers.

                            (B) If the Zellwood Closing Date is later than 30
months after the Closing Date, and Buyer's determination to proceed with the Zellwood Closing is in connection with or contemplation of a sale or refinancing of its business, then clause (A) above shall not apply and Buyer or its designated Affiliate shall receive a distribution from the Escrow Fund equal to the lesser of (1) the amount of the Zellwood Moving Expenses and (2) $3,500,000. If the Zellwood Moving Expenses are less than $1,000,000, then the first

$1,000,000 of such distribution shall be in the form of cash from the Zellwood Cash Fund. If the Zellwood Moving Expenses are greater than $1,000,000, then such distribution shall be in the form of cash from the Zellwood Cash Fund, and the balance of such distribution shall be represented by a principal reduction of the Zellwood Purchase Price Note. The balance of the Zellwood Escrow Fund, if any, shall be distributed to Sellers.

                 (iv) If the Zellwood Closing occurs as a result of IFCO Florida's determination to sell the Zellwood Assets, other than the Real Property (including, without limitation, the improvements thereon) comprising the Zellwood Facility, after the first anniversary of the Closing Date, as set forth in subsection (e)(iii) above, then the Zellwood Escrow Fund shall be distributed at the Zellwood Closing in accordance with the terms of the Escrow Agreement, as follows:

                            (A) If the Zellwood Closing Date is after the first
anniversary of the Closing Date, then Buyer or its designated Affiliate shall receive a distribution from the Escrow Fund equal to the lesser of (1) the amount of the Zellwood Moving Expenses (defined below) and (2) $5,000,000. If the Zellwood Moving Expenses are less than $2,000,000, then such distribution shall be in the form of cash from the Zellwood Cash Fund. If the Zellwood Moving Expenses are greater than $2,000,000, then the first $2,000,000 of such distribution shall be in the form of cash from the Zellwood Cash Fund, and the balance of such distribution shall be represented by a principal reduction of the Zellwood Purchase Price Note, to the extent thereof, and thereafter by a principal reduction of the Acquired Asset Note. The balance of the Zellwood Escrow Fund, if any, shall be distributed to Sellers.

                            (B) If the Zellwood Closing Date is later than 30
months after the Closing Date, and IFCO Florida's determination to proceed with the Zellwood Closing is in connection with or contemplation of a sale or refinancing of either Parent's business, then clause (A) above shall not apply and Buyer or its designated Affiliate shall receive a distribution from the Escrow Fund equal to the lesser of (1) the amount of the Zellwood Moving Expenses and (2) $3,500,000. If the Zellwood Moving Expenses are less than $3,500,000, then such distribution shall be in the form of cash from the Zellwood Cash Fund. If the Zellwood Moving Expenses are greater than $3,500,000, then the first $2,000,000 of such distribution shall be in the form of cash from the Zellwood Cash Fund, and the balance of such distribution shall be represented by a principal reduction of the Zellwood Purchase Price Note. The balance of the Zellwood Escrow Fund, if any, shall be distributed to Sellers.

                 (g)   Zellwood Moving Expenses. For purposes of this Agreement,
                       ------------------------
the term "Zellwood Moving Expenses" means all costs and expenses that are
          ------------------------
reasonable in nature and amount that are paid or incurred by Buyer or its Affiliate to (i) move the Zellwood Assets to such new facility and install the Zellwood Assets at such new facility such that they are in working order and operational, (ii) replace assets that would otherwise be Zellwood Assets, but that cannot be moved from the Zellwood Facility, and (iii) (A) acquire a new facility in the same market area as the Zellwood Facility from which to operate the Business conducted by IFCO Florida or (B) increase the capacity at a business acquired by Buyer or an Affiliate of Buyer in the same market area as the Zellwood Facility operates so that the acquired business is able to absorb the Business conducted by the Zellwood Facility on a competitive and commercially comparable basis.

          (h)  Assignment. Prior to the Zellwood Closing, Buyer or an Affiliate
               ----------
of Buyer may, in connection with any transfer, sale or assignment of any material portion of the Business, assign to any third party transferee, purchaser or assignee any or all of its rights under this Section 2.5 (Zellwood).

                                   ARTICLE 3

                   Conditions to Consummating the Transaction
                   ------------------------------------------

     3.1. Joint Conditions.  The obligations of each party to consummate the
          ----------------
transactions provided for in this Agreement and the Related Agreements are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a)  HSR Act. The waiting period prescribed by the Hart-Scott-Rodino
               -------
Antitrust Improvements Act of 1974 and the rules and regulations promulgated thereunder (the "HSR Act") shall have expired or early termination of the
                 -------
waiting period under the HSR Act shall have been granted, if a filing under the HSR Act is deemed necessary.

          (b)  No Injunctions or Restraints. No temporary restraining order,
               ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (c)  Related Agreements. The parties shall have entered into the
               ------------------
agreements identified in Section 2.4 (Related Agreements).

     3.2. Buyer's Conditions. The obligations of Buyer to consummate the
          ------------------
transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or waiver by Buyer, at or prior to the Closing Date, of the following conditions:

          (a)  Parents' and Sellers' Representations True. The representations
               ------------------------------------------
and warranties of Parents and Sellers set forth in this Agreement or any Related Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent that (i) the representation or warranty is expressly limited by its terms to another date and (ii) such representation or warranty is qualified by materiality in which case such representation or warranty shall be true and correct in all respects, and Parents and Sellers shall have delivered the Parents' and Sellers' Closing Certificate to that effect.

          (b)  Parents' and Sellers' Compliance with Agreement. Parents and
               -----------------------------------------------
Sellers shall have performed each agreement, and shall have complied with each covenant, to be performed or complied with by them, or any of them, on or prior to the Closing Date under this Agreement or any Related Agreement, and Parents and Sellers shall have delivered the Parents' and Sellers' Closing Certificate to that effect.

          (c)  Seller Consents. Parents and Sellers shall have obtained the
               ------------------
Seller Consents set forth on the Disclosure Schedule to this Section 3.2(c).
                                 -------------------

          (d)  Permits. Buyer shall have obtained all governmental approvals
               -------
necessary to transfer the Acquired Assets and all Listed Permits, except those Listed Permits, the transfer of which requires governmental approval, and for those Listed Permits, assurance reasonably satisfactory to Buyer to the effect that the necessary approvals will be forthcoming.

          (e)  Parents' and Sellers' Closing Deliveries. Parents and Sellers
               ----------------------------------------
shall have delivered to Buyer all of the closing deliveries set forth in Section
2.2 (Parents' and Sellers' Deliveries at Closing).

          (f)  No Material Adverse Effect. At any time on or after the date of
               --------------------------
this Agreement, there shall have been no Material Adverse Effect (defined below) with respect to Sellers taken as a whole, the Business or the Acquired Assets, and Parents and Sellers shall have delivered the Parents' and Sellers' Closing Certificate to that effect.

          For  purposes hereof, "Material Adverse Effect" means, with respect to
                                 -----------------------
a party, a material adverse change in the business, condition (financial or otherwise), results of operations, cash flows or prospects of such party (including such party's subsidiaries) or a material adverse effect on such party's ability to consummate the transactions contemplated in this Agreement and in the Related Agreements, including, without limitation, any general suspension of trading in securities on any national securities exchange, or any act of war, threat of war, act of terrorism or threat of terrorism that materially disrupts commerce in the markets for the Business' goods and services (for example, any act of terrorism that disrupts agricultural activities in the State of California).

          (g)  No Litigation. No action, suit or proceeding shall have been
               -------------
commenced by any person or entity not a party hereto or threatened in writing by any person or entity not a party hereto, or before any court or other governmental entity against Parents, Sellers or Buyer or any of their respective Affiliates, (i) seeking to restrain or materially and adversely alter the transactions contemplated hereby or by the other documents contemplated hereby,
(ii) that, in the good faith judgment of Buyer could reasonably be expected to have a Material Adverse Effect on the Sellers, the Business or the Acquired Assets or limit or restrict the rights of Buyer under this Agreement, or (iii) that seeks material damages against Buyer or that adversely affects the Acquired Assets.

          (h)  Financing. Buyer shall have obtained, using commercially
               ---------
reasonable efforts, debt financing on terms no less favorable to Buyer than those set forth in the term sheets delivered to IFCO under cover of separate letter dated the date hereof.

          (i)  Title Policies. Sellers shall have delivered an owner's title
               --------------
insurance policy (each, a "Title Policy") with respect to each parcel of Real
                           ------------
Property owned by Sellers in the customary form, insuring Buyer and issued as of the Closing Date by a title insurance company reasonably satisfactory to Buyer, in the amounts set forth on Exhibit O to Buyer, showing fee simple title thereto
                            ---------
to be vested in Buyer, with such customary extended coverages or endorsements as Buyer may reasonably request. The Title Policies shall be issued pursuant to the Title Commitments (defined below) but shall not contain any Liens other than Permitted Liens. The Title Policies shall insure as part of the insured estate all easements or other matters appurtenant to or benefiting the Real Property and shall insure the right of access to the Real Property to the extent authorized under applicable title insurance rules. Prior to the execution of this Agreement, Buyer has ordered preliminary commitments for title insurance (each, a "Title Commitment") covering the Real Property. Parents and Sellers
          ----------------
shall use commercially reasonable efforts to satisfy any reasonable objections Buyer may have to matters reflected in the Title Commitments. At least three (3) days before the Closing Date, Buyer shall have reviewed and, if all of Buyer's objections have been cured, approved each of the Title Commitments. Further, on the Closing Date there shall have been no change in matters of title from the matters previously approved by Buyer.

          (j)  Surveys. A reasonable period of time before the Closing Date, a
               -------
survey of each parcel of Real Property owned by each Seller (each, a "Survey")
                                                                      ------
shall be delivered, dated within a reasonable period of time before the Closing Date, prepared by a licensed surveyor, and certified to Buyer, Buyer's lenders and the title insurance company as having been prepared in accordance with an American Land Title Association land survey, and showing all material improvements to be within lot, sidelot, rearlot and setback lines, and showing no material encroachments onto the properties. Parents and Sellers shall use commercially reasonable efforts to satisfy any objections Buyer may reasonably have to matters reflected in the Surveys. At least three (3) days before the Closing Date, Buyer shall have reviewed and, if all of Buyer's objections have been cured, approved each of the Surveys. Further, on the Closing Date there shall have been no change in matters of survey from the matters previously approved by Buyer.

          (k)  Certificates of Tax Authorities. Buyer shall have received from
               -------------------------------
Sellers copies of certificates from the appropriate authorities stating that no Taxes are due to any state or other taxing authority for which Buyer could have liability to withhold or pay Taxes with respect to Sellers' ownership, operation or transfer of the Acquired Assets or the Business.

          (l)  Estoppel Certificates. Each Seller shall have delivered estoppel
               ---------------------
certificates duly executed by the landlords of each of the Leased Premises of such Seller in substantially the form attached hereto as Exhibit P, at least
                                                         ---------
three (3) days before the Closing Date. Further, on the Closing Date such estoppel certificates shall be in full force and effect with no changes from the certificates previously delivered to Buyer.

          (m)  Opinion of Sellers' Counsel. Parents shall have delivered an
               ---------------------------
opinion of Gardere Wynne Sewell LLP, counsel to Parents and Sellers, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer.

     3.3. Parents' and Sellers' Conditions. The obligations of Parents and
          --------------------------------
Sellers to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or waiver by Parents and Sellers, at or prior to the Closing Date, of the following conditions:

          (a)  Buyer's Representations True. The representations and warranties
               ----------------------------
of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement or any Related Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent that (i) the representation or warranty is expressly limited by its terms to another date and (ii) such representation or warranty is qualified by materiality in which case such representation or warranty shall be true and correct in all respects, and Buyer shall have delivered the Buyer Closing Certificate to that effect.

          (b)  Buyer's Compliance with Agreement. Buyer shall have performed
               ---------------------------------
each agreement, and complied with each covenant to be performed or complied with by it on or prior to the Closing Date under this Agreement or any Related Agreement, and Buyer shall have delivered the Buyer Closing Certificate to that effect.

          (c)  Buyer's Closing Deliveries. Buyer shall have delivered to Parents
               --------------------------
and Sellers all of the closing deliveries set forth in Section 2.3 (Buyer's Deliveries at Closing).

          (d)  No Litigation. No action, suit or proceeding shall have been
               -------------
commenced by any person or entity not a party hereto or threatened in writing by any person or entity not a party hereto, or before any court or other governmental entity against Parents, Sellers or Buyer or any of their respective Affiliates seeking to restrain or materially and adversely alter the transactions contemplated hereby or by the other documents contemplated hereby.

          (e)  Opinion of Buyer's Counsel. Buyer shall have delivered an opinion
               --------------------------
of Haynes and Boone, LLP, counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers.

          (f)  Mutual Release and Option Termination Acknowledgements. The
               ------------------------------------------------------
employees identified on Exhibit Q shall have executed and delivered to Parents a
                        ---------
mutual release and acknowledgement of termination of options on terms reasonably satisfactory to Parents.

          (g)  Bank Consent. Parents and Sellers shall have received a consent
               ------------
from Bank One Texas, NA, Parents' and Sellers' senior creditor, with respect to the transactions described in this Agreement (the "Bank Consent").
                                                   ------------

          (h)  HSR Act Filing. If a determination is made by Buyer prior to
               --------------
Closing that no filing is required under the HSR Act, then Buyer shall have delivered to Parents and Sellers a certificate to that effect, executed by an officer of Buyer.

                                   ARTICLE 4

         Covenants to Satisfy Conditions and Consummate the Transaction
         --------------------------------------------------------------

     4.1. Joint Responsibilities. Each party shall use commercially reasonable
          ----------------------
efforts to satisfy the conditions to the obligations of the parties hereunder, and to consummate and make effective as promptly as practicable the transactions provided for herein including:

          (a)  Defending the Agreement. Defending lawsuits or other legal
               -----------------------
proceedings challenging this Agreement or any Related Agreement or the consummation of the transactions provided for in this Agreement or any Related Agreement;

          (b)  Lifting Injunctions. Using commercially reasonable efforts to
               -------------------
lift or rescind any injunction, restraining order or other order adversely affecting the ability of the parties to consummate the transactions provided for in this Agreement or any Related Agreement; and

          (c)  Other Actions. Taking such other reasonable actions that are
               -------------
necessary, appropriate or advisable, unless responsibility for taking such actions has been delegated to certain parties in any other provision of this Agreement.

          The parties shall reasonably cooperate with one another in connection with the foregoing.

                                   ARTICLE 5

                                  Termination
                                  -----------

     5.1. Reasons for Termination. This Agreement may be terminated before the
          -----------------------
Closing:

          (a)  By Mutual Consent. By the mutual written consent of the parties.
               -----------------

          (b)  By Buyer. By Buyer if any Parent or Seller commits any material
               --------
Breach of this Agreement, which Breach (i) would give rise to the failure of a condition set forth in Section 3.1 (Joint Conditions) or Section 3.2 (Buyer's Conditions) and (ii) is incapable of being cured by any Parent or Seller or, if capable of being cured, is not cured by January 31, 2002 (provided that Buyer is then not itself in willful and material Breach of this Agreement).

     As used herein, the term "Breach" means any breach of, or any inaccuracy
                               ------
in, any representation or warranty or any breach of, or failure to perform or comply with any covenant or obligation, in or of this Agreement, any Related Agreement or any other contract, or any event which with the passing of time of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

          (c)  By Parents and Sellers. By Parents and Sellers if Buyer commits
               ----------------------
any material Breach of this Agreement, which Breach (i) would give rise to the failure of a condition set forth in Section 3.1 (Joint Conditions) or Section
3.3 (Parents' and Sellers' Conditions) and (ii) is incapable of being cured by Buyer or, if capable of being cured, is not cured by January 31, 2002 (provided that none of the Parents or Sellers is itself then in willful and material Breach of this Agreement).

          (d)  Drop-Dead Date. By Buyer, or by Parents and Sellers acting
               --------------
jointly, if the Closing shall not have occurred by January 31, 2002; provided,
                                                                     --------
however, such date shall be extended by the number of days, if any, necessary to
-------
respond to a second request for information under the HSR Act; provided, that,
                                                               --------  ----
that the failure to close prior to such date is not the result of a material Breach of this Agreement by the terminating party.

          5.2. Effect of Termination; Termination Fee. Each party's right of
               --------------------------------------
termination under Section 5.1 (Reasons for Termination) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 5.1 (Reasons for Termination), all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 5.2, Section 9.3 (Confidentiality) and Article 11 (Miscellaneous) will survive; provided, however, that if this Agreement is
                              --------  -------
terminated because of a Breach of this Agreement by the non-terminating party, the terminating party's right to pursue all legal remedies will survive such termination unimpaired, and the non-terminating party's right to pursue all legal remedies for the terminating party's Breach also will survive such termination unimpaired. Without limiting any other right or remedy of a party, if this Agreement is terminated pursuant to Section 5.1(b) (By Buyer) or Section 5.1(c) (By Parents and Sellers) due to a Breach of a party's representations and warranties, the breaching party will pay the terminating party an amount equal to the out-of-pocket expenses of the terminating party incurred in connection with this Agreement and the transactions contemplated hereby.

          5.3. Extension; Waiver. At any time prior to the Closing Date, the
               -----------------
parties may (a) extend the time for the performance of any the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 6

              Representations and Warranties of Parents and Sellers
              -----------------------------------------------------

     Parents and Sellers jointly and severally hereby make to Buyer the following representations and warranties:

     6.1. Parents' and Sellers' Entry Into Agreements.
          -------------------------------------------

          (a)  Organization and Good Standing. Each Parent and Seller is a
               ------------------------------
corporation or limited liability company (as applicable) duly organized and validly existing under the laws of its jurisdiction of incorporation and is in good standing under such laws. Each Parent and Seller has all requisite corporate or limited liability company (as applicable) power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as previously and currently conducted by it. Each Seller is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified would not adversely affect the Acquired Assets or the operation of the Business by Buyer, which jurisdictions are listed in the Disclosure Schedule to this Section 6.1(a).
-------------------

          (b)  Corporate Power and Authority; Validity and Authorization. Each
               ---------------------------------------------------------
Parent and Seller has full corporate or limited liability company (as applicable) power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which such Parent or Seller is a party. This Agreement has been duly authorized, executed and delivered by each Parent and Seller, and constitutes the legal, valid and binding obligation of each Parent and Seller, enforceable against them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     When the Related Agreements to which a Parent or Seller is a party are delivered at Closing, such agreements will have been duly authorized, executed and delivered by such Parent or Seller, as the case may be, and will constitute the legal, valid and binding obligations of such Parent or Seller, as the case may be, enforceable against such Parent or Seller, as the case may be, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          (c)  Subsidiaries. Except as set forth in the Disclosure Schedule to
               ------------                             -------------------
this Section 6.1(c), no Seller owns, controls, or has voting rights with respect to, directly or indirectly, any interest in any other corporation, partnership, association or other business entity and no Seller is party to any agreement relating to the acquisition of such an interest.

          (d)  No Conflict. Except as set forth in the Disclosure Schedule to
               -----------                             -------------------
this Section 6.1(d), neither the execution, delivery, or performance of this Agreement or the Related

Agreements, nor the consummation of the transactions contemplated hereby or thereby will (i) result in any violation of the terms of, (ii) accelerate the performance of the obligations required under, (iii) constitute a breach of default under, (iv) give any right of termination or cancellation under, or (v) give any right to make any change in any of the Liabilities under, the articles of incorporation or bylaws, or comparable organizational documents, of Parents or Sellers, or any agreement, contract, note, bond, debenture, indenture, mortgage, deed of trust, lease, license, judgment, decree, order, law, rule or regulation or other restriction applicable to any Parent or Seller, or to which any Parent or Seller is a party or by which any Parent or Seller or the Acquired Assets are bound, including, without limitation (and subject to obtaining Seller Consents), any of the Assumed Contracts. Neither the execution, delivery and performance of this Agreement or the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby will result in the creation of any Lien upon any of the Acquired Assets.

          (e)  Seller Consents Required. All consents, approvals, or
               ------------------------
authorizations of third parties, required in connection with each party's (other than Buyer's) valid execution, delivery, or performance of this Agreement and the Related Agreements or the consummation of any of the transactions contemplated hereby or thereby on the part of any of them (collectively, the "Seller Consents"), including but not limited to the consents required under the
 ---------------
Assumed Contracts and the transfer of Listed Permits, have been obtained by Sellers. The Disclosure Schedule to this Section 6.1(e) lists all Seller
             -------------------
Consents. IICSH, as the sole stockholder of each other Seller (except for IFCO Western) and IFCO Chicago and Recyclers as the stockholders of IFCO Western, have taken all other corporate action necessary for the consummation by Sellers of the transactions contemplated by this Agreement and the Related Agreements.

     6.2. Seller Financial Information.
          ----------------------------

          (a)  Financial Statements; Books and Records. Included in the
               ---------------------------------------
Disclosure Schedule to this Section 6.2(a) are true and correct copies of (i)
-------------------
the unaudited consolidated balance sheets for Sellers at December 31, 2000, and the related statement of profit and loss for the one-year period then ended and
(ii) the unaudited consolidated balance sheet for Sellers at September 30, 2001 (the "Interim Balance Sheet"), and the related statement of profit and loss for
      ---------------------
the period then ended (collectively, the "Seller Financial Statements").
                                          ---------------------------

          Seller Financial Statements fairly present the financial position of Sellers as of the dates thereof and the results of Sellers' operations for the periods then ended, in accordance with GAAP, except that the Seller Financial Statements do not include notes and the Seller Financial Statements other than as of and for the period ended December 31, 2000, are subject to quarter and year-end adjustments and except that the parties acknowledge that there is uncertainty about the amount of the bad debt reserves set forth in the Seller Financial Statements. Sellers maintain a standard system of accounting, including without limitation internal controls, established and administered in accordance with GAAP, except for the variances from GAAP set forth in the notes to Seller Financial Statements.

          "GAAP" shall mean those generally accepted accounting principles and
           ----
practices which are used in the United States and recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to fairly reflect the financial position, results of operations and operating cash flow of Sellers, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee) in order to continue as a generally accepted accounting principle or practice may be so changed.

          Each Seller's books and records (including without limitation, all financial records, business records, minute books, stock transfer records, client lists, referral source lists and records pertaining to services or products delivered to clients) (i) are complete and correct in all material respects and accurately reflect in all material respects all transactions to which such Seller is or has been a party, (ii) reflect all material discounts, returns and allowances granted by such Seller with respect to the periods covered thereby, (iii) have been maintained in accordance with customary business practices in such Seller's industry, (iv) form the basis for Seller Financial Statements and (v) accurately reflect the assets, liabilities, financial position, results of operations and cash flows of such Seller. All computer-generated reports and other computer output included in Sellers' books and records are materially complete and correct and were prepared in accordance with sound business practices based upon authentic data. Sellers' management information systems are adequate for the preservation of relevant information and the preparation of accurate reports.

          (b)  Conduct of Business. Except as set forth in the Disclosure
               -------------------                             ----------
Schedule to this Section 6.2(b), since September 30, 2001, no Seller has (i)
--------
sold or transferred any assets except sales of assets in the ordinary course of business and consistent with past practices; (ii) mortgaged, pledged or subjected to any Lien other than Permitted Liens, any of the Acquired Assets;
(iii) incurred or became subject to any debt, Liability (including repurchase obligations) or lease obligation, other than current Liabilities incurred in the ordinary course of business; (iv) incurred obligations or entered into contracts outside the ordinary course of business; (v) suffered any damage, destruction or loss of any of the Acquired Assets; (vi) waived or relinquished any rights or canceled or compromised any debt or claim owing to it, in either case, without adequate consideration or not in the ordinary course of business; (vii) made any change in its accounting methods or practices; (viii) made any change in its billing and collection practices and procedures; (ix) made any increase in the compensation payable or to become payable to any of its non-executive employees over the amounts paid or payable as of such date outside the ordinary course of business consistent with its established practice, or entered into or terminated any deferred compensation or bonus agreement with any of such parties, or made any loan, or commitment to loan, monies to any such parties, other than customary travel advances; (x) changed its authorized or issued capital stock; granted any stock option or right to purchase shares of capital stock; issued any security convertible into such capital stock; granted any registration rights; purchased, redeemed, retired or otherwise acquired any shares of any such capital stock; or declared or paid any dividend or other distribution or payment in respect of shares of capital stock; (xi) amended its organizational documents; (xii) entered into any transaction with an Affiliate of Seller other than capital infusions from, and dividends to, and intercompany loans to and from, Parents; (xiii) together with all the other Sellers, made any capital expenditures in excess of $50,000 on a single basis or $250,000 in the aggregate or (xiv) agreed to do any of the foregoing.

          (c)   No Adverse Change. Since the date of the Interim Balance Sheet
                -----------------
delivered prior to the date hereof, each Seller has conducted its business only in the ordinary course consistent with past practice and there has been no adverse change in the condition (financial or otherwise), results of operations or cash flows of Seller, the Acquired Assets or the Business, or any developments that may have an adverse effect on the condition (financial or otherwise), results of operations or cash flows of Seller, the Acquired Assets or the Business.

    6.3.  Assets.
          ------

          (a)   Personal Property.
                -----------------

                (i)   Title. Each Seller, as applicable, is the sole owner of
                      -----
its Acquired Assets and has, or at Closing will have, good and marketable title to all Acquired Assets that are personal (the "Personal Property") (other than
                                               -----------------
the leased Personal Property described below), in each case free and clear of all Liens except (A) Liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due,
(B) Liens for taxes, assessments and governmental charges or levies imposed upon income, profits or property, if the same are not yet due and payable and (C) other Liens, claims and encumbrances or charges that do not materially detract from the value of, or impair the use or transfer of, such property (collectively, the "Permitted Liens"). For purposes hereof, "Liens" shall mean
                    ---------------                          -----
security interests, liens (choate or inchoate), encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachments and other burdens or restrictions on use, whether arising by contract or under law other than inchoate statutory liens for amounts not yet payable. With respect to any Personal Property that is leased, each Seller, as applicable, is in compliance with each such lease, in all material respects, and is the sole holder of a valid and subsisting leasehold interest free and clear of any Liens, other than Permitted Liens. The Disclosure Schedule to this Section 6.3(a) lists all of Sellers' items of leased
-------------------
Personal Property and includes a brief description of each lease agreement, service agreement or other agreement related thereto (the "Equipment Leases").
                                                           ----------------
The consummation of the transactions contemplated by this Agreement and the Related Agreements will convey to Buyer good and marketable title to the Personal Property and, in the case of the leased Personal Property, valid and subsisting leasehold interests, in each case free and clear of any Liens other than Permitted Liens.

                (ii)  Facilities and Equipment. Except as set forth on the
                      ------------------------
Disclosure Schedule to this Section 6.3(a), all buildings, facilities, offices,
-------------------
improvements on real estate, fixtures, machinery, equipment, vehicles or other properties owned or leased by Sellers for the conduct of the Business, held for sale, rental or lease to clients, and that are Acquired Assets (A) have been maintained in accordance with maintenance practices that are standard for Sellers' industry, are prudent, and are in compliance with all applicable laws and regulations, (B) are in good condition and repair (ordinary wear and tear excepted), and (C) are adequate and sufficient for all business operations conducted by Sellers in connection with the Business.

                (iii) Inventory. The inventory and supplies that are Acquired
                      ---------
Assets, including all finished goods, work in process, raw materials, spare parts and other materials and supplies to be used or consumed by Sellers in the production of finished goods (the "Inventory"), consist of items of a quantity,
                                   ---------
type and quality usable, and with respect to finished goods, saleable or leasable, as appropriate, in the ordinary course of Sellers' business, except for items of obsolete and slow-moving items and items which are below standard quality, all of which have been written down to estimated net realizable value. With the exception of items of below standard quality which have been written down to their estimated net realizable value, the Inventory is free from defects in materials and/or workmanship. The supply of spare parts in the Inventory, the product mix of the Inventory and the raw materials and work in process necessary to convert to finished goods is not materially out of balance in relation to Sellers' sales experience during the past two (2) years and is consistent with Sellers' expectations of the demands of its customers. The Inventory is not excessive in kind or amount, or slow moving, in light of the business of Sellers done or expected to be done. All Inventory reflected in Seller Financial Statements is valued at the lower of cost or market value with cost determined using the last in, first out accounting method. All items of Inventory now on hand that were purchased after the Interim Balance Sheet were purchased in the ordinary course of business of Sellers at a cost not exceeding market prices prevailing at the time of purchase. All Inventory is located at the Real Property or Leased Premises.

                (iv)  Accounts Receivable. Except as set forth on the Disclosure
                      -------------------                             ----------
Schedule to this Section 6.3(a), all trade accounts receivable of Sellers (the
--------
"Accounts Receivable") were created in the ordinary course of business and have
--------------------
been collected or are collectible in the amounts thereof reflected in the books and records of Sellers, net of reserves or contractual allowances reflected in the Seller Financial Statements plus $100,000 notwithstanding the representation set forth in Section 6.2(a) (Financial Statements; Books and Records). The Seller Financial Statements accurately reflect the age of the Accounts Receivable and include reserves that are sufficient to cover all uncollectible Accounts Receivable. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of Sellers, under any contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. No Seller has outstanding sales on consignment, sales on approval or guaranteed sales. The Disclosure Schedule to
                                                        -------------------
this Section 6.3(a) contains a complete and accurate list of all Accounts Receivable as of October 25, 2001, which list sets forth the aging of each such Account Receivable.

          (b)   Real Property.
                -------------

                (i)   Fee Simple. The Disclosure Schedule to this Section 6.3(b)
                      ----------      -------------------
sets forth an address of each parcel of real property owned by any of the Sellers constituting part of the Acquired Assets ("Real Property"). Except as
                                                   -------------
specifically set forth in the Disclosure Schedule to this Section 6.3(b), each
                              -------------------
applicable Seller has, or at Closing will have, good, indefeasible and marketable title in fee simple absolute to all Real Property, including but not limited to those properties reflected on Seller Financial Statements, and to the buildings, structures and improvements thereon, in each case free and clear of all Liens other than Permitted Liens. No Seller has granted any leases on, and there are no tenancies on, the Real Property. The consummation of the transactions contemplated by this Agreement and the Related Agreements will convey to Buyer good and marketable title to the Real Property and, in the case of the Leased Premises valid and subsisting leasehold interests, in each case free and clear of any Liens other than Permitted Liens.

                (ii)  Leases; Easements and Other Interests. The Disclosure
                      -------------------------------------      ----------
Schedule to this Section 6.3(b) sets forth (A) a complete and correct list of
--------
all real property leases and subleases that constitute part of the Acquired Assets, setting forth the address, landlord and tenant for each such lease or sublease (the "Leased Premises"), and (B) a list of all other contracts and
               ---------------
instruments, whether or not in writing, relating to or affecting Real Property or Leased Premises or any interest therein to which, to each Seller's knowledge, a Seller is a party or by which the Acquired Assets or the Business, are bound or affected. The leases, contracts and instruments described in items (A) and
(B) above are referred to herein as the "Real Estate Contracts." Each Seller has
                                         ---------------------
delivered to Buyer true and complete copies of all of the Real Estate Contracts, including any amendments or waivers. There are no material unwritten amendments or waivers of any Real Estate Contracts.

          Each applicable Seller is the sole holder of valid and subsisting leasehold interests in the Leased Premises it leases free and clear of any Liens, other than Permitted Liens. All lease or rental payments and other amounts due and payable in connection with the Real Estate Contracts are current, there are no material defaults by any Seller with respect thereto and no event has occurred in that would with the passing of time or the giving of notice or both would constitute a default thereunder. All options in favor of a Seller to purchase any of the Leased Premises, if any, are in full force and effect. Each Seller has the right to quiet enjoyment of the Leased Premises for the full term of the related Real Estate Contract and any renewal option related thereto, and no leasehold or other interest of Seller in such Leased Premises is subject to or subordinate to any Lien other than Permitted Liens, whether or not the same renders the title to such real property or lease unmarketable, except as specifically set forth in the Disclosure Schedule to this Section 6.3(b).
                                 -------------------

          The Real Estate Contracts are legally valid and binding and in full force and effect as to Sellers and, to each Seller's knowledge, as to the other parties thereto, and there are no defaults thereunder of Sellers and, to each Seller's knowledge, of the other parties thereto. None of the rights of any Seller under any Real Estate Contract will be impaired by the consummation of the transactions contemplated by this Agreement or the Related Agreements, and all of such rights will be enforceable by Buyer after the Closing Date without the consent or agreement of any other party, except consents and agreements specifically described in the Disclosure Schedule to this Section 6.3(b).
                              -------------------

                (iii) Ingress and Egress; Eminent Domain. Except as set forth on
                      ----------------------------------
the Disclosure Schedule to this Section 6.3(b), to each Seller's knowledge, it has all easements and rights of ingress and egress necessary for utilities and services and for all operations of the Business in the manner and to the extent previously conducted by it. Neither the whole nor any portion of any Real Property or Leased Premises leased or occupied by a Seller and constituting part of the Acquired Assets or used in the conduct of the Business, has been condemned, taken by right of eminent domain, requisitioned or otherwise taken by any public authority, and no such condemnation, taking by right of eminent domain, requisition or taking is threatened or contemplated, and no Seller has received, nor knows of, any notice regarding any such action.

                (iv)  Improvements. None of the improvements comprising the Real
                      ------------
Property or Leased Premises, or the businesses conducted by Sellers thereon, are
(A) in material violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easement or (B) encroaches on the property rights of any other person or entity. Each facility located on the Real Property or Leased Premises currently is served by gas, electricity, water, sewage and waste disposal and rail and other utilities necessary to operate such facility in the manner in which it is currently being operated, and none of the utility companies serving any such facility is threatening a Seller with any reduction in service. All of said utilities are installed and operating and all installation and connection charges have been paid for in full. The continued maintenance and operation of the Real Property or Leased Premises as currently maintained and operated is not dependent on facilities located at other property owned or operated by Parents or their Affiliates, and the continued maintenance and operation of any other property owned or operated by Parents or their Affiliates is not dependent on facilities located on the Real Property or Leased Premises. No building or other improvement not part of the Real Property or Leased Premises relies on the Real Property or Leased Premises or any part thereof or any interest therein to fulfill any governmental requirement. No building or other improvement on the Real Property or Leased Premises relies on any property owned or operated by Parents or their Affiliates not included within the Real Property or Leased Premises to fulfill any governmental requirement.

                (v)   Real Property Taxes. Except as set forth on the Disclosure
                      -------------------                             ----------
Schedule to this Section 6.3(b), there are no challenges or appeals pending
--------
regarding the amount of the Taxes on, or the assessed valuation of, the Real Property or Leased Premises, and no special arrangements or agreements exist with any governmental authority with respect thereto (the representations and warranties contained in this paragraph (v) shall not be deemed to be breached by any prospective general increase in real estate tax rates). There is no tax assessment (other than any normal, annual general real estate tax assessment) pending or, to the best of each Seller's knowledge, threatened with respect to any portion of the Real Property or, to the extent any Seller is liable for payment therefore, the Leases Premises.

          (c)   Intellectual Property.
                ---------------------

                (i)   Intellectual Property. The term "Intellectual Property"
                      ---------------------            ---------------------
shall mean all items of intellectual property or intangible property used or required for the operation of the Business as it is currently operated (excluding all of the names of Sellers listed in the preamble to this Agreement (except for the names "Container Resources Corporation" and "Environmental Recyclers of Colorado, Inc.") and the names "IFCO" and "PalEx") and all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications therefore (collectively, the "Marks"), all
                                                             -----
inventions, patents and patent applications (collectively, the "Patents"), all
                                                                -------
registered and unregistered copyrights in both published works and unpublished works (collectively, the "Copyrights"), and all know-how, trade secrets,
                          ----------
confidential information, software, technical information, process technology, plans, drawings and blue prints (collectively, the "Trade Secrets"), and all
                                                    -------------
rights in Internet web sites and Internet domain names included on the Disclosure Schedule to this Section 6.3(c), (collectively, the "Domain Names"),
-------------------                                             ------------
and the goodwill associated with all of the foregoing, in each case owned, used or licensed by a Seller as licensee or licensor in connection with the Business. The consummation of the transactions contemplated by this Agreement and the Related Agreements will convey to Buyer good and marketable title to the Intellectual Property, free and clear of any Liens.

                (ii)  Agreements. The Disclosure Schedule to this Section 6.3(c)
                      ----------      -------------------
contains an accurate and complete listing and summary description, including, without limitation, any royalties paid or received by any Seller, and Sellers have delivered to Buyer accurate and complete copies, of all Assumed Contracts relating to the Intellectual Property. There are no outstanding and no threatened disputes or disagreements with respect to any such agreement.

                (iii) Operation of the Business. (A) The Intellectual Property
                      -------------------------
includes all such intellectual property used in or required for the operation of the Business as it is currently conducted. Except as set forth on the Disclosure
                                                                      ----------
Schedule to this Section 6.3(c), each Seller is the owner of all right, title
--------
and interest in and to the Intellectual Property free and clear of all Liens other than Permitted Liens, and has the right to use without payment to a third party all the Intellectual Property. (B) Except as set forth on the Disclosure
                                                                    ----------
Schedule to this Section 6.3(c), no right, license or consent of, or payment to,
--------
any third party will be required for the purchase or use by Buyer, upon consummation of the transactions contemplated by this Agreement, of the Intellectual Property.

                (iv)  Patents. There are no patents or patent applications which
                      -------
are used or required for the operation of the Business. Each applicable Seller is the owner of all right, title and interest in and to each of the Patents free and clear of all Liens other than Permitted Liens. To each Seller's knowledge, none of the products manufactured or sold, nor any processes or know-how used by Sellers infringe or are alleged to infringe any patent or other proprietary right of any third party.

                (v)   Trademarks. There are no Marks.
                      ----------

                (vi)  Copyrights.  There are no Copyrights.
                      ----------

                (vii)  Trade Secrets. (A) With respect to each Trade Secret the
                       -------------
documentation, if any, relating to such Trade Secret is current, accurate and sufficient in detail and content, in all material respects, to identify and explain it, and to allow its full and proper use without reliance on the special knowledge or memory of others. (B) Each Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets. (C) Each Seller has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, nor have they been used, divulged, or appropriated for the benefit of any third party. No Trade Secret is subject to any adverse claim nor has any Trade Secret been challenged or threatened in any way. None of the Trade Secrets infringe or, to each Seller's knowledge, are alleged to infringe any proprietary right of any third party.

                (viii) Domain Names. (A) The Disclosure Schedule to this Section
                       ------------          -------------------
6.3(c) contains an accurate and complete listing and summary description of all Domain Names, which are not material to the operation of the Business as it is currently being conducted.

                (ix)   Third-Party Interests or Marketing Rights. No Seller has
                       -----------------------------------------
granted, transferred, or assigned any right or interest in the Intellectual Property.

          (d)   Assumed Contracts. All of the Assumed Contracts are legal, valid
                -----------------
and binding on Sellers, and to each Seller's knowledge, the other parties thereto and in full force and effect. Sellers are not, and to each Seller's knowledge, no other party to the Assumed Contracts is in violation of or default under any of the Assumed Contracts. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a violation or default by any Seller or to each Seller's knowledge any other party under any Assumed Contract. No Seller has released any material rights under any Assumed Contract. No Seller is subject to any legal obligations to renegotiate, nor does any Seller have knowledge of a claim for a legal right to renegotiate, any Assumed Contract. No Seller is subject to any Liability, or claim therefore, for or with respect to price adjustment under any Assumed Contract with the government of the United States or agency thereof, including any Liability for defective pricing.

          The Assumed Contracts set forth in the Disclosure Schedule to this
                                                 -------------------
Section 6.3(d) constitute all of the contracts, leases and agreements that have continuing payment obligations that will encumber Buyer or continuing rights to receive payment that will accrue to Buyer, in each case in excess of $50,000, and that are necessary for the conduct of the Business in the manner and to the extent currently conducted by Sellers. Upon consummation of the transactions contemplated by this Agreement and the Related Agreements including, if necessary, obtaining Seller Consents and subject to the consent of third parties as necessary, Buyer will succeed to all of the rights and privileges of Sellers under the Assumed Contracts and all rights of Sellers under the Assumed Contracts will be enforceable by Buyer after the Closing. Sellers have delivered to Buyer true and complete copies of all of the Assumed Contracts listed on the Disclosure Schedule to this Section 6.3(d), including any amendments or waivers.
-------------------
There are no unwritten
amendments or waivers of any Assumed Contract listed on the Disclosure Schedule
                                                            -------------------
to this Section 6.3(d) that are material to that Assumed Contract.

          (e)   Necessary Assets. The Acquired Assets constitute all of the
                ----------------
assets, rights and properties used primarily in or comprising the Business or are reasonably necessary for the conduct of the Business in the manner and to the extent currently conducted by Sellers, other than the Retained Assets. Except to the extent affected by the Retained Assets, the Acquired Assets will be adequate to enable Buyer to continue to conduct the Business on the Closing Date in the manner and to the extent currently conducted, and include all items of property located on the Real Property and Leased Premises, used as though owned, that Sellers purport to own or that are reflected on Seller Financial Statements.

    6.4.  Liabilities.
          -----------

          (a)   [Intentionally omitted.]

          (b)   Tax Matters.
                -----------

                (i)    Except as set forth in the Disclosure Schedule to this
                                                  -------------------
Section 6.4(b), (i) each Seller has filed or caused to be filed all Tax Returns that each Seller was required to file pursuant to Legal Requirements (defined below), (ii) all Tax Returns of each Seller were correct and complete in all respects, (iii) all Taxes due and owing by any Seller (whether or not shown on any Tax Return) have been paid or adequate reserves for such Taxes are reflected on the Seller Financial Statements, (iv) no deficiencies, adjustments or claims for any Taxes have been asserted or assessed or, to each Seller's knowledge, proposed against any Seller, (v) none of the Sellers' Tax Returns are now under audit or examination, or to each Seller's knowledge, have been selected for audit or examination by any Tax authority, and there are no suits, actions, proceedings or investigations pending or, to the knowledge of any Seller, threatened against the Seller with respect to any Taxes, (vi) all Taxes that are required by law to be withheld or collected by the Seller have been duly withheld and collected and, to the extent required by Legal Requirements, have been paid to the proper tax authority or properly segregated or deposited, (vii) no property of the Seller is "tax exempt use property" within the meaning of
Section 168(h) of the Code (defined below) or under any similar provision of state or local law, (viii) the Seller is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, or under any similar provision of state or local law, (ix) no property of the Seller secures any debt the interest on which is tax-exempt under Section 103(a) of the Code or under any similar provision of state or local law, (x) the Seller is not a borrower or guarantor of any outstanding industrial revenue bonds, and are not a tenant, principal user or related Person to any principal user (within the meaning of Section 144(a) of the Code) of any property which has been financed or improved with the proceeds of any industrial revenue bonds or under any similar provision of state or local law, (xi) Seller is not a real property holding company within the meaning of Section 897(c) of the Code, and (xii) Seller is not a person other than a United States person within the meaning of the Code and the transaction contemplated herein is not subject to the withholding provisions of Code Sec. 3406 or subchapter A of Chapter 3 of the Code.

                (ii)   For purposes of this Agreement, the term "Taxes" means
                                                                 -----
all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, the term "Tax" means any one of the foregoing
                                        ---
Taxes; the term "Tax Returns" means all returns, declarations, reports,
                 -----------
statements and other documents required to be filed in respect of Taxes and the term "Tax Return" means any one of the foregoing Tax Returns, and the term
      ----------
"Code" means the Internal Revenue Code of 1986, as amended.
 ----

          (c)   Litigation.
                ----------

                (i)    Except as set forth in the Disclosure Schedule to this
                                                  ------------------
Section 6.4(c), there is no pending action, arbitration, audit, hearing, litigation or suit (whether civil, criminal, administrative (including the Equal Employment Opportunity Commission ("EEOC"), the EPA or similar state or federal
                                    ----
agencies), investigative or informal) (A) that has been commenced by or against any Seller or that otherwise relates to or may affect any Seller, the Acquired Assets, the Assumed Contracts, the Listed Permits, this Agreement, any Related Agreement or the transactions contemplated herein or therein or (B) that has been commenced by or against any Parent in respect of, or that otherwise relates to or may affect any Seller, the Acquired Assets, the Assumed Contracts, the Listed Permits, this Agreement, any Related Agreement or the transactions contemplated herein or therein (collectively, the "Proceedings"). To each
                                                   -----------
Parent's and Seller's knowledge, no Proceeding has been threatened. Except as set forth in the Disclosure Schedule to this Section 6.4(c), no event has
                 -------------------
occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any Proceeding.

                (ii) There is no award, decision, injunction, judgment, order, ruling, subpoena, writ or verdict of any court, arbitrator or government agency or instrumentality (A) to which the Acquired Assets, the Assumed Contracts, the Listed Permits, this Agreement, any Related Agreement or the transactions contemplated herein or therein is subject or, to each Seller's knowledge, by which any of the foregoing may be affected or (B) to which any Parent is subject and that relates to or affects the Acquired Assets, the Assumed Contracts, the Listed Permits, this Agreement, any Related Agreement or the transactions contemplated herein and therein (collectively, the "Orders").
                                                    ------

                (iii) No Parent has any claim, or right to initiate any Proceeding, against any Seller.

          (d)   No Assumption of Liabilities. Except as set forth in the
                ----------------------------
Disclosure Schedule to this Section 6.4(d), neither the execution of this
-------------------
Agreement or the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby, shall result in Buyer, or any of its Affiliates, assuming, succeeding to, being liable for, being subject to or being obligated for, or the Acquired Assets being subject to any of the Retained Liabilities.

                (e)   Warranties. There are no warranties with respect to the
                      ----------
quality or absence of defects of its products or services that any Seller has sold or performed which are in force as of the date hereof except as are described in the Disclosure Schedule to this Section 6.4(e). The Disclosure
                 -------------------                             ----------
Schedule to this Section 6.4(e) sets forth an accurate summary of all returns of
--------
defective products since January 1, 2001 that have exceeded $1,000, and all credits and allowances for defective products given to customers during said period that have exceeded $1,000, and said summary in each case accurately describes the defect which resulted in the return, allowance or credit. No Seller has any knowledge or reason to believe that the cost of warranty obligations for products sold and services performed by any Seller for which warranties are presently in effect and for which warranty adjustments can be expected during unexpired warranty periods will be higher than the cost of warranty obligations for such products and services which such Seller has sold and performed for which warranty adjustments have been required in the past. Except for replacement costs and repair costs under applicable warranties, no Seller has been required to pay direct, incidental, or consequential damages in excess of $20,000 to any person in connection with any of such products or services at any time during the one (1) year period preceding the date hereof.

                (f)   Products Liability. All products and components
                      ------------------
manufactured, sold, leased, rented or otherwise distributed by each Seller are adequate in design, manufacture and contain adequate warnings for their intended use. Since their acquisition by Parents, there has been no product recall, retrofit, or warning campaign conducted by (i) any Seller for any of its products or (ii) any manufacturer for, or supplier of, any Seller with respect to such products. Since their acquisition by Parents, all products manufactured, sold, leased, rented or otherwise distributed by each Seller have been manufactured and serviced in accordance with the industry standards.

                (g)   Contracts. Except as set forth on the Disclosure Schedule
                      ---------                             -------------------
to this Section 6.4(g), no Seller is a party to, and the Business and Acquired Assets are not subject to: (i) any collective bargaining agreement; (ii) any contract or agreement restricting in any manner any Seller's right to compete with any other person or entity, any Seller's right to sell to or purchase from any other person or to employ any person, or the right of any other party to compete with the Business, or the ability of such person or entity to employ any of Sellers' employees; (iii) any secrecy or confidentiality agreement; (iv) any service contract affecting any of the Acquired Assets where the annual service charge is in excess of $50,000 or has an unexpired term as of the Closing Date in excess of thirty (30) days; or (v) any supply or requirements contract which cannot be terminated on thirty (30) days notice.

       6.5.     Business.
                --------

                (a)   Customers and Suppliers. No Seller has any knowledge of
                      -----------------------
any intention or indication of intention by a Significant Customer (defined below) or a Significant Supplier (defined below) to terminate its business relationship with any Seller or to limit its business relationship with any Seller in any material respect. As used herein, (i) "Significant Customer" means
                                                     --------------------
any of the fifty (50) largest customers of the Business, measured in terms of sales volume in dollars for the year ended December 31, 2000 and (ii) "Significant Supplier"
                                                          --------------------
means any supplier of any Seller from whom such Seller, and the other Sellers in the aggregate, has purchased $1,000,000 or more of goods during the year ended December 31, 2000 for use in the Business.

                (b)   Insurance. The Disclosure Schedule to this Section 6.5(b)
                      ---------      -------------------
contains a complete list of each Seller's insurance policies (the "Policies"),
                                                                   --------
copies of which have been provided to Buyer, and lists a description of each claim currently pending under any Policy. No Seller has received any written notice of cancellation or of intention not to renew any such Policy.

                (c)   Employees
                      ---------

                      (i)   The Disclosure Schedule to this Section 6.5(c)
                                -------------------
states the number of employees terminated by any Seller since May 1, 2001, and contains a complete and accurate list of the following information for each such terminated employee of any Seller and any employee whose hours of work have been reduced by more than fifty percent (50%) by any Seller since May 1, 2001: (A) the date of such termination, layoff or reduction in hours; (B) the reason for such termination, layoff or reduction in hours; and (C) the location to which the employee was assigned.

                      (ii) No Seller has violated the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local Legal
                                  --------
Requirement.

                      (iii) Except as set forth in the Disclosure Schedule to
                                                       -------------------
this Section 6.5(c), to each Seller's knowledge, no officer, director, agent, employee, consultant, or contractor of any Seller is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (A) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (B) to assign to any Seller or to any other person or entity any rights to any invention, improvement, or discovery. No current employee of any Seller is a party to, or is otherwise bound by, any contract that in any way adversely affects, or will reasonably affect the ability of any Seller or Buyer to conduct the Business as heretofore carried on by the Sellers.

                (d)   Worker's Compensation and OSHA.
                      ------------------------------

                      (i) Each Seller is self-insured as allowed under the worker's compensation or similar statute in each state in which any Seller has any employees and such coverage is in effect as of the date hereof. The Disclosure Schedule to this Section 6.5(d) describes all claims currently
-------------------
pending or filed by employees of Sellers in respect of employment-related injury or illness since January 1, 1998, and all injuries known by Sellers that may result in claims.

                      (ii)  Except as set forth on the Disclosure Schedule to
                                                       -------------------
this Section 6.5(d), there are no state or federal Occupational Safety and Health Administration ("OSHA")
                        ----
compliance agreements, settlement agreements, pending and unresolved or resolved citations, or any pending or existing discussions concerning the settlement of any OSHA citations with respect to any of the Sellers.

                (e)   Benefit Plans; ERISA.
                      --------------------

                      (i)   The Disclosure Schedule to this Section 6.5(e) sets
                                -------------------
forth a true and complete list of (A) all "employee benefit plans" as defined by
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all specified fringe benefit plans as defined in Section 6039D of the
  -----
Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, dental, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten), and any trust, escrow or other agreement related thereto, which currently is sponsored, established, maintained or contributed to or required to be contributed by any Seller or for which any Seller has any liability, contingent or otherwise, and (B) all "multiemployer plans," as that term is defined in Section 4001 of ERISA ("Multiemployer Plans") and all "employee
                                   -------------------
benefit plans" (as defined in Section 3(3) of ERISA) that are subject to Title IV of ERISA or Section 412 of the Code ("Pension Plans") which any Seller or any
                                         -------------
other corporation or trade or business controlled by, controlling, or under common control with any Seller (within the meaning of Section 414 of the Code or
Section 4001(a)(14) or 4001(b) of ERISA) ("ERISA Affiliate") has maintained or
                                           ---------------
contributed to or been required to contribute to at any time within the last six
(6) years or with respect to which, to each Seller's knowledge, any Seller or any ERISA Affiliate has any liability (collectively, the "Benefit Plans").
                                                          -------------

                      (ii)  Except as set forth on the Disclosure Schedule to
                                                       -------------------
this Section 6.5(e), no Benefit Plan is a Multiemployer Plan or a Pension Plan.

                      (iii) Except as set forth in the Disclosure Schedule to
                                                       -------------------
this Section 6.5(e), with respect to each Multiemployer Plan set forth on such Disclosure Schedule, (i) no withdrawal liability has been incurred by Seller or any ERISA Affiliate or would occur as a result of the transactions contemplated by this Agreement except with respect to the Multiemployer Plan described in
Section 9.7(d)(ii) hereof, (ii) no Seller or any ERISA Affiliate has withdrawn from any such Multiemployer Plan prior to the date of this Agreement with respect to which there is any outstanding liability or would be any outstanding liability, (iii) except with respect to the Multiemployer Plan described in
Section 9.7(d)(ii) hereof, to the knowledge of each Seller and each ERISA Affiliate, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal or partial withdrawal from any such Multiemployer Plan that could result in any liability of the Buyer to any such Multiemployer Plan, (iv) to the knowledge of each Seller and the ERISA Affiliates, no event has occurred or circumstance exists that presents a risk of the occurrence of the partition, termination, reorganization, or insolvency of any such Multiemployer Plan, (v) neither any Seller nor any ERISA Affiliate has received notice from any such Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated, and (vi) to the knowledge of each Seller and the ERISA Affiliates no such Multiemployer Plan is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the Pension Benefit Guaranty Corporation ("PBGC").
              ----

                      (iv) Each of the Benefit Plans and its administration is currently in compliance in all material respects with ERISA and the Code and all other applicable laws and has been operated in all material respects in accordance with the terms and conditions of the plan documents.

                      (v)   Sellers have delivered or made available to Buyer:

                                 (A) copies of the current Benefit Plan document
and any amendments thereto for each Benefit Plan and copies of any related trusts, and (1) the most recent summary plan descriptions of such Benefit Plans for which any Seller is required to prepare, file, and distribute summary plan descriptions, and (2) the most recent copy of all summaries and descriptions furnished to participants and beneficiaries regarding Benefit Plans for which a plan description or summary plan description is not required;

                                 (B) a sample copy of the forms currently used
by Sellers for providing all notifications required to be given to employees under Section 601 et seq. of ERISA, Section 4980B of the Code, Section 9801 et
                  -- ---                                                    --
seq. of the Code, and under all other applicable federal and state laws
---
regulating the notice requirements of Group Health Plans (as defined in Section 607(1) of ERISA);

                                 (C) except as set forth in the Disclosure
                                                                ----------
Schedule to this Section 6.5(e), the Form 5500 filed in each of the most recent
--------
three (3) plan years with respect to each Benefit Plan, other than a Multiemployer Plan, including all schedules thereto and any opinions of independent accountants relating thereto;

                                 (D) all insurance policies or agreements
regarding other funding arrangements that are currently in force which were purchased by or that provide benefits under any Benefit Plan, other than a Multiemployer Plan, or otherwise reimburse for benefits paid under the Benefit Plans, other than a Multiemployer Plan;

                                 (E) all written agreements that are currently
in force with third party administrators relating to the Benefit Plans providing medical benefits;

                                 (F) with respect to Benefit Plans that are
Qualified Plans, the most recent determination letter for each such Benefit
Plan;

                                 (G) with respect to each trust funding a
Benefit Plan that is intended to be qualified under Section 501(c)(9) of the Code, a copy of the determination letter for such trust; and

                                 (H) with respect to each Benefit Plan that is a
Multiemployer Plan, copies of all correspondence from said Plan regarding the amount and calculation of current withdrawal liability under said Plan and, with respect to the Multiemployer Plan described in Section 9.7(d)(ii), copies of Sellers' contribution history to said Plan for the last ten (10) years.

                      (vi) No Seller has engaged in or knowingly permitted to occur and to each Seller's knowledge, no other party has engaged in or permitted to occur any transaction prohibited by Section 406 of ERISA or "prohibited transaction" under Section 4975(c) of the Code with respect to any Benefit Plan, except for any transactions which are exempt under Section 408 of ERISA or
Section 4975 of the Code

                (f)   Labor Disputes; Compliance.
                      --------------------------

                      (i) Each Seller is in compliance in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other employment-related requirements, the payment of social security and similar Taxes and occupational safety and health. No Seller is liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                      (ii)  Except as set forth in the Disclosure Schedule to
                                                       -------------------
this Section 6.5(f), (A) no Seller is a party to any collective bargaining agreement or other labor contract; (B) since January 1, 1998, there has not been, there is not presently pending or existing, and to each Seller's knowledge, there is not threatened, any strike, slowdown, picketing, work stoppage and since January 1, 2001 there is not presently pending or existing, and to each Seller's knowledge, there is not threatened any employee grievance process involving any Seller; (C) to each Seller's knowledge, no event has occurred or circumstance within the Business exists that could provide the basis for any work stoppage or other labor dispute; (D) there is not pending or, to each Seller's knowledge, threatened against or affecting any Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with any local, state, or federal administrative agency or governmental body, including the National Labor Relations Board, OSHA, Immigration and Naturalization Service and the EEOC, and there is no organizational activity or other labor dispute against or affecting any Seller or any of the Real Property or Leased Premises; (E) no application or petition for an election of or for certification of a collective bargaining agent is pending; (F) no grievance is pending or filed, no grievance is pending or awaiting arbitration and to each Seller's knowledge no grievance is threatened and no other Proceeding exists that could reasonably be expected to have an adverse effect upon any Seller or the conduct of the Business; (G) there is no lockout of any employees by any Seller, and no such action is contemplated by any Seller; and (H) to each Seller's knowledge, there has been no charge of discrimination filed against or threatened against any Seller with the EEOC or similar governmental body.

                (g)   Affiliated Transactions. Except as set forth in the
                      -----------------------
Disclosure Schedule to this Section 6.5(g), none of the Sellers or any officer,
-------------------
director or Affiliate of any Seller has (i) any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in any Seller's Business or (ii) an equity interest or any other financial or profit interest in a person or entity that currently has (A) business dealings or a financial interest in any transaction with any Seller or (B) engages in competition with any Seller with respect to any line of the products or services of any Seller in any market presently served by any Seller. No Seller or any officer, director or Affiliate of any Seller is a party to any contract with, or has any claim or right against, any Seller. Except as set forth in the Disclosure Schedule to this Section 6.5(g), no Seller is indebted to any
-------------------
officer, director, employee, agent or Affiliate of any Seller (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to any Seller.

                As used herein, "Affiliate" shall mean with respect to any
                                 ---------
party, a person or entity that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such party, where "control", "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such party, whether through the ownership of voting securities, by voting trust, contract or similar arrangement, as trustee or executor, or otherwise.

                (h)   Legal Requirements.
                      ------------------

                      (i)   Compliance with Laws. No Seller has violated any
                            --------------------
term of any judgment, writ, decree, order, law, statute, rule or regulation to which it is subject or a party and which pertains to the Business, or by which any of the Acquired Assets are bound or affected (collectively, "Legal
                                                                 -----
Requirements"). No event has occurred that may constitute or result in a
------------
violation of a Legal Requirement. No Seller has received notice of any actual, alleged or potential violation of a Legal Requirement.

                      (ii)  Permits. The Disclosure Schedule to this Section
                            -------      -------------------
6.5(h) contains a list of every Listed Permit.

                All Listed Permits are in full force and effect and are not subject to appeal. There does not exist under any of the Listed Permits any default or violation, or event which, with notice or lapse of time or both, would constitute a default or violation or would result in the withdrawal of such Listed Permit, nor is there any basis for assertion of any default or violation. Upon consummation of the transactions contemplated by this Agreement and the Related Agreements, including, if necessary, obtaining the relevant Seller Consents, Buyer will succeed to all of the rights and privileges of Sellers under the Listed Permits to the extent they are transferable and all rights of Sellers under the Listed Permits will be enforceable by Buyer after the Closing Date to the extent they are transferable. Each Seller has delivered to Buyer true and complete copies of all of the Listed Permits, including any amendments thereto.

                      (iii) Certain Acts. No Seller has directly or indirectly
                            ------------
made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales for the Business other than usual and regular compensation to its employees and sales representatives with respect to such sales.

                (i)   Environmental Matters.
                      ---------------------

                      (i)   Compliance. Except as set forth in the Disclosure
                            ----------                             ----------
Schedule to this Section 6.5(i), each Seller is in compliance with all
--------
applicable Environmental Laws and no Seller has received any communication (written or oral), from any person that alleges that such Seller is not in compliance with applicable Environmental Laws.

                For purposes of this Agreement, "Environmental Laws" shall mean
                                                 ------------------
all federal, state and local laws, statutes, rules, regulations, codes, ordinances, or orders relating to the regulation or protection of human health, safety, public welfare or the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata and biota), including, without limitation, laws and regulations relating to Releases (defined below) or threatened Releases of Hazardous Materials (defined below), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, investigation, remediation or handling of Hazardous Materials.

                For purposes of this Agreement, "Hazardous Materials" shall mean
                                                 -------------------
any substance that poses a threat to, or is regulated to, protect human health, safety, public welfare, or the environment, including without limitation: (A) any petroleum or petroleum products, natural gas liquids, radioactive materials, asbestos in any form that is or could become friable or polychlorinated biphenyls ("PCBs") in any form; (B) any chemicals, materials or substances which
            ----
are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "solid wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants" or words of similar import, under any Environmental Laws; (C) any other chemical, material, substance or waste which is regulated under any Environmental Laws; and (D) any substance the presence or Release of which requires reporting, investigation or remediation under Environmental Laws.

                      (ii)  Hazardous Materials. Except as set forth in the
                            -------------------
Disclosure Schedule to this Section 6.5(i), no Seller has or currently uses,
-------------------
stores, treats, disposes or otherwise handles Hazardous Materials except in compliance with Environmental Laws and the Acquired Assets have not been used for the disposal of Hazardous Materials, except in accordance with applicable Environmental Laws.

                      (iii) Environmental Permits. Except as set forth in the
                            ---------------------
Disclosure Schedule to this Section 6.5(i), no Permits are required under
-------------------
Environmental Laws for the conduct of the Business and none have been applied for in connection with the operation of the Business.

                      (iv)  Environmental Claims. Except as set forth in the
                            --------------------
Disclosure Schedule to this Section 6.5(i), there is no Environmental Claim to
-------------------
which any Seller is subject, or which is pending or threatened or likely to be threatened, and there exists no basis for any such claim, (A) against any Seller, (B) against any person or entity whose liability for any Environmental Claim any Seller has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which are now or have been previously owned, leased, operated or managed, in whole or in part, by any Seller.

                For purposes of this Agreement, "Environmental Claim" shall mean
                                                 -------------------
any and all administrative or judicial actions, demands, demand letters, orders, claims, Liens, proceedings or written notices by any person or entity (including any governmental authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, alleged presence, or Release or threatened Release into the environment, of any Hazardous Material at any location that is an Acquired Asset; (B) the use of any Hazardous Materials on, under, or about, or the migration or alleged migration of Hazardous Materials to or from, any location that is an Acquired Asset; (C) circumstances reasonably forming the basis of any violation, or alleged violation, of any Environmental Law; or (D) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                      (v)   Releases. Except as set forth in the Disclosure
                            --------                             ----------
Schedule to this Section 6.5(i), there have been no releases, spills, emissions,
--------
leaks, injections, deposits, disposals, discharges, dispersals, emissions or migrations (collectively, "Releases") of which any director, officer or facility
                           --------
manager of any Seller knows or should have known, into or onto the atmosphere, soil, surface water, ground water or property of any Hazardous Materials that could form the basis of any Environmental Claim against the Business or the Acquired Assets. Except as set forth in the Disclosure Schedule to this Section
                                            -------------------
6.5(i), no Seller has received any written communication from any person alleging a Release or threatened Release at any facility included in the Acquired Assets.

                      (vi)  Environmental Assessments. Except as set forth in
                            -------------------------
the Disclosure Schedule to this Section 6.5(i), since January 1, 1998 there are
    -------------------
no environmental reports, audits, investigations or assessments of any Seller or of any real or personal property which are now or have been previously owned, leased, operated or managed, in whole or in part, by Seller or in connection with the Business or the Acquired Assets.

                      (vii) Underground Storage Tanks. Except as set forth in
                            -------------------------
the Disclosure Schedule to this Section 6.5(i), no underground storage tanks are
    -------------------
or have been located on or under any real property owned, operated or leased by any Seller and none are used by any Seller at any facility included in the Acquired Assets.

                            (viii) Environmental Disclosure. To each Seller's
                                   ------------------------
knowledge, Sellers have disclosed to Buyer all relevant facts with respect to potential or actual environmental liabilities of Sellers which would have an adverse effect upon the financial condition, properties or assets of any Seller or which may adversely affect any Seller.

                            (ix)   Transportation of Hazardous Materials. Except
                                   -------------------------------------
as set forth in the Disclosure Schedule to this Section 6.5(i), no Seller has
                    -------------------
transported, or arranged for transportation of or disposal of, any Hazardous Material to any location that is listed or proposed to be listed on the National Priorities list under CERCLA or on the CERCLIS or any analogous state list.

                6.6.  Solvency. No Parent or Seller is now insolvent, and no
                      --------
Parent or Seller will be rendered insolvent by the occurrence of the transactions contemplated by this Agreement and the Related Agreements. In addition, immediately after giving effect to the consummation of the transactions contemplated by this Agreement and the Related Agreement and other capital financing transactions currently contemplated by Parents, (a) each Parent and Seller will be able to pay its Liabilities as they become due, (b) no Parent or Seller will have unreasonably small capital with which to conduct its present or proposed business, (c) each Parent and Seller will have assets (calculated at fair market value) that exceed its Liabilities and (d) taking into account all pending and threatened litigation, final judgments against any Parent or Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, such Parent or Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of such Parent or Seller. The cash available to each Parent and Seller, after taking into account all other anticipated uses of the cash and other projected sources of capital, will be sufficient to pay all such debts and judgments promptly in accordance with their terms. As used in this Section, "insolvent" means that the sum of the present fair saleable value of any Parent's or Seller's assets does not and will not exceed its debts and other probable Liabilities.

                6.7.  Other.
                      -----

                      (a)   No Broker Fees; No Commissions. All negotiations on
                            ------------------------------
behalf of Parents and Sellers relative to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby have been carried on by Parents and Sellers directly with Buyer without any act by any Parent, Seller or their respective Affiliates that would give rise to any claim against Buyer for a brokerage commission, finder's fee or other similar payment.

                      (b)   Full Disclosure. Neither this Agreement nor any
                            ---------------
Related Agreement, instrument, document, certificate, schedule, or statement delivered herewith or heretofore contains any untrue statement made by any Parent or Seller of a material fact or omits to state any material fact necessary to keep such statements, in light of the circumstances in which they were made, from being misleading.

   6.8.  Promissory Note Matters.
         -----------------------

         (a) ISNA is acquiring the Promissory Note for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

         (b) ISNA confirms that Buyer has made available to ISNA and its Representatives (defined below) the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as ISNA have requested, and all such information has been received.

                                   ARTICLE 7

                     Representations and Warranties of Buyer
                     ---------------------------------------

   Buyer hereby represents and warrants to Parents and Sellers as follows:

   7.1.  Entry Into Agreements.
         ---------------------

         (a) Organization and Good Standing. Buyer is a limited liability
             ------------------------------
company duly formed and validly existing under the laws of the State of Delaware and is in good standing under such laws. Buyer has all requisite limited liability company power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as currently conducted by it.

         (b) Corporate Power and Authority; Validity and Authorization. Buyer
             ---------------------------------------------------------
has full limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Promissory Notes, the Guaranty and the Related Agreements. This Agreement has been duly authorized, executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         When the Promissory Notes, the Guaranty and the Related Agreements to which Buyer is a party are delivered at the Closing, such agreements will have been duly authorized, executed and delivered by Buyer, and will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

   7.2.  Conflicts and Consents.
         ----------------------

         (a) No Conflict. Neither the execution, delivery, or performance of
             -----------
this Agreement or the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby will (i) result in any violation of the terms of, (ii) contravene or conflict with, (iii) accelerate the performance of the obligations required under, (iv) constitute a default under, (v) give any right of termination or cancellation under, or (vi) give any right to make any change in any of the Liabilities under, the certificate of formation or operating agreement of Buyer, or any agreement, contract, note, bond, debenture, indenture, mortgage, deed of trust, lease, license, judgment, decree, order, law, rule or regulation or other restriction applicable to it, or to which it is a party or by which Buyer or its property or assets is bound.

         (b) Buyer Consents Obtained. Other than the approval referred to in
             -----------------------
Section 3.1(a) (HSR Act), approvals of Buyer's lenders and the Listed Permits, no consents, approvals, or authorizations of third parties are required in connection with Buyer's valid execution, delivery, or performance of this Agreement and the Related Agreements or the consummation of any of the transactions contemplated hereby or thereby on the part of it (collectively, the "Buyer Consents").
 --------------

   7.3.  No Broker Fees; No Commissions. All negotiations on behalf of Buyer
         ------------------------------
relative to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby have been carried on by Buyer directly with Parents and Sellers without any act by Buyer that would give rise to any claim against Parents or Sellers or any of their respective Affiliates for a brokerage commission, finder's fee or other similar payment.

   7.4.  Litigation. There is no claim, action, suit or other proceeding
         ----------
pending, or, to Buyer's knowledge, threatened, against or affecting Buyer which
(i) would materially impair Buyer's ability to perform its obligations hereunder, or (ii) seeks to prevent the consummation of the transactions contemplated hereby.

                                   ARTICLE 8

                        Covenants of Parents and Sellers
                        --------------------------------

   From the date hereof through the Closing, Parents and Sellers hereby jointly and severally covenant and agree as follows:

   8.1.  Conduct of Businesses of Sellers Pending Closing. Except as set forth
         ------------------------------------------------
on the Disclosure Schedule to this Section 8.1 or unless otherwise expressly
       -------------------
contemplated by this Agreement or approved in writing by Buyer, Sellers shall conduct, and Parents shall cause Sellers to conduct, the businesses and operations of Sellers only in, and Sellers shall not (and Parents shall cause Sellers not to) take any action except in, the ordinary course of business and consistent with past practices. Without limitation, no Seller shall take (and Parents shall cause Sellers not to take) any of the following actions without Buyer's prior written approval:

         (a) sell, transfer, license, lease or otherwise dispose of or agree to dispose (including by the granting of an option, conditional sale agreement or otherwise), or acquire or agree to acquire, any assets or Real Property that would be Acquired Assets except in the ordinary course of business and consistent with past practices; provided, however, that no purchase or sale of
                                --------  -------
Real Property shall be in the ordinary course of business;

         (b) incur any indebtedness, other than in the ordinary course of business;

         (c) pay any discretionary bonuses (other than bonuses already accrued on the date hereof) to, or alter the compensation or benefit of, any director, officer or employee, other than in the ordinary course of business;

         (d) enter into any transaction or agreement with any Affiliate of any Parent or Seller, other than capital infusions from, and dividends to, any Parent or Seller;

         (e) institute any planned reduction in force;

         (f) close any facility or operation of any Seller that would be included in the Acquired Assets, except in the ordinary course of business consistent with past practices;

         (g) intentionally take any action that will cause any of Parents' and Sellers' representations or warranties to be untrue or incorrect;

         (h) intentionally omit to take any action that a Seller would take in the ordinary course of business, which omission will cause Parents' and Sellers' representations or warranties to be untrue or incorrect;

         (i) declare any dividend or other distribution on the capital stock of a Seller other than in the ordinary course of business consistent with past practices;

         (j) pledge or willfully encumber any of the assets that will be Acquired Assets with a Lien, except for a Permitted Lien;

         (k) enter into any agreement for, or modify, amend, terminate, fail to renew or perform or cause a loss of its rights under any Assumed Contract, other than in the ordinary course of business (provided, however, Sellers shall not enter into any lease or service, maintenance, management or other agreement that is not terminable within thirty (30) days with respect to all or any portion of the Real Property or the Leased Premises, without the prior written consent of Buyer);

         (l) amend or modify their articles of incorporation, bylaws, or comparable organizational documents, if such amendment or modification would have an adverse effect on the Business, the Acquired Assets or this Agreement or the Related Agreements and the transactions contemplated hereby or thereby;

         (m) merge or consolidate with or sell all or substantially all of the assets or equity securities of any Seller (or enter into any agreement to merge or consolidate with or sell all or substantially all of the assets or equity securities of any Seller), in one transaction or a series of related transactions, to any person or entity, or adopt or consent to a plan of liquidation;

         (n) alter in any material respect its practices and policies relating to the payment and collection, as the case may be, of accounts payable and accounts receivable relating to the Business or the Acquired Assets;

         (o) allow the levels of raw materials, supplies or other materials included in the Inventory to vary materially from the levels customarily maintained as seasonally adjusted;

         (p) enter into any compromise or settlement of any litigation, proceeding or governmental investigation that will have any ongoing effect on the Acquired Assets, the Business or the Assumed Liabilities;

         (q) (i) commence or seek to commence a voluntary case under Title 11 of the United States Bankruptcy Code, as amended from time to time, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder ( the "Bankruptcy
                                                                   ----------
Code") or consent to the entry of an order for relief in an involuntary case or
----
to the conversion of any involuntary case to a voluntary case under any such law or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (ii) make any assignment for the benefit of creditors or (iii) adopt any resolution or otherwise authorize action to approve any of the action referred to in this subclause (q) (collectively, "Bankruptcy Actions");
                              ------------------

         (r) Parents shall use commercially reasonable efforts to maintain and preserve Sellers, and their organization, franchises, authorizations, prospects, goodwill, employees and advantageous business relationships;

         (s) allow any Listed Permit to lapse or expire or allow the deadline for filing an application for renewal of any Listed Permit to pass without filing an application for renewal; or

         (t) agree, commit or resolve to do or authorize any of the foregoing.

         Parents shall not, prior to Closing, take any action or omit to take any action intended to prohibit or limit in any way Sellers' ability to make their capital expenditures through the end of the fiscal year 2001.

         If, prior to the Closing, any Parent proposes to effect any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of a Parent's or Seller's assets or stock or effects any other transaction which affects Buyer's rights under this Agreement or any Related Agreement prior to consummation of such action, the Parent shall make appropriate provision to ensure that Buyer's rights and interests in this Agreement and any Related Agreements are not impaired.

   8.2.  Access to Information and Employees. Parents and Sellers shall permit,
         -----------------------------------
upon reasonable notice during normal business hours, Buyer and its Representatives to visit and inspect any of the properties of Sellers, including books and records, and to discuss the affairs, finances and accounts of Sellers' prospects, plans and intentions with Sellers' officers, employees, brokers and independent public accountants, as often as Buyer may deem necessary or desirable and reasonably request.

         In this Agreement, "Representatives" means, collectively, a party's
                             ---------------
directors, managers, officers, employees, stockholders, members, partners, financial parties in interest, agents, advisors, attorneys, accountants, consultants, Affiliates, financing sources and representatives of any such source, representatives, and any person or entity being considered for any such role.

   8.3.  No Solicitation. Parents and Sellers shall not (and Parents shall cause
         ---------------
Sellers to not), directly or indirectly, through any Representatives or otherwise, solicit, accept, or entertain offers from, negotiate with or in any manner encourage, accept or consider any proposal of, or enter into any agreement with any person other than Buyer relating to the acquisition of the Business, Sellers or any stock, business or substantial asset of any Seller (or of any Parent to the extent used in the Business), whether through purchase, merger, consolidation or other business combination. If any Parent or Seller receives any contact, inquiry or proposal regarding the foregoing, then such Parent or Seller, as the case may be, shall (and each Parent shall cause each Seller to) notify the party making such proposal that such Parent or Seller is contractually prohibited from engaging in such discussions. Such Parent or Seller then shall (and each Parent shall cause each Seller to) promptly notify Buyer of any contact received by such Parent or Seller relating to any such transaction and shall furnish to Buyer, in writing, the nature of the contact and the terms of the proposal or offer, if any, the name of the person who received the contact on behalf of such Parent or Seller, and the response given by such person to the person who initiated the contact.

   8.4.  Financial Statements. Sellers shall (and each Parent shall cause each
         --------------------
Seller to) continue to provide Buyer the same reasonable access to its internal financial reporting system prior to the Closing that it has had immediately before execution of this Agreement.

   8.5.  Payment of Indebtedness of Related Persons. Parents shall cause all
         ------------------------------------------
indebtedness that any Parent or any of its Affiliates owes to any Seller and all indebtedness that any Seller owes to any Parent or any of its Affiliates to be paid in full prior to Closing.

   8.6.  Maintain Organization. Sellers shall, and Parents shall cause Sellers
         ---------------------
to, take such action as may be commercially reasonably necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of the Business and will use commercially reasonable efforts (a) to maintain, preserve and renew the Business intact, and to preserve, protect and maintain for Buyer the goodwill of the employees of the Business, (b) to keep available to Buyer the present officers, employees and brokers of the Business, and (c) to preserve for Buyer the present relationships with payors, suppliers, referral sources, customers and clients of the Business and others having business relationships with the Business. Parents and Sellers shall consult with Buyer on strategies for maintaining and preserving the Business and effecting an orderly transition to Buyer's ownership of the Business.

   8.7.  Payment of Liabilities; Waiver of Bulk Sales Compliance. Each Seller
         -------------------------------------------------------
shall pay or otherwise satisfy in the ordinary course of business all of its Liabilities and obligations. Buyer and each Seller hereby waives compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the transactions contemplated in this
  ---------------
Agreement and in the Related Agreements.

   8.8.  Assist in Obtaining Permits, Etc. Parents and Sellers shall assist
         --------------------------------
Buyer in all commercially reasonable respects in obtaining all Permits necessary for Buyer to operate the Business and, in lieu of obtaining any or all of said Permits, to the extent reasonably requested by Buyer, Parents and Sellers shall assist Buyer in all commercially reasonable respects in entering into satisfactory subcontracting arrangements with Sellers under Sellers' existing Permits, on terms reasonably satisfactory to the parties thereto.

   8.9.  Seller Consents. Parents and Sellers shall use commercially reasonable
         ---------------
efforts to obtain the Seller Consents set forth on the Disclosure Schedule to
                                                       -------------------
Section 3.2 (Seller Consents).

   8.10. Records of Sellers. On or prior to the Closing Date, Parents shall
         ------------------
transfer or cause to be transferred to Sellers any files, books, records or other documents relating to the Business that are the property of Sellers and that are possessed by any Parent and that are not otherwise possessed by the applicable Seller. Parents may make and retain copies (at their expense) of any such files, books, records and documents transferred to Sellers.

   8.11. Insurance. Sellers shall (and Parents shall cause Sellers to) use
         ---------
commercially reasonable efforts to continue in full force and effect the insurance coverage under the Policies or substantially equivalent policies.

   8.12. HSR Act Filings. Parents and Sellers, on one hand, and Buyer, on the
         ---------------
other hand, shall make their filings under the HSR Act (including causing any filings by any ultimate parent entity as required under the HSR Act) and provide any additional information that the Federal Trade Commission or the Justice Department requests as promptly as practicable, and perform all other acts required of them under the HSR Act in order to satisfy the condition contained in Section 3.1(a) (HSR Act), if such filings are deemed necessary.

   8.13. Payables. As of the Closing Date, Sellers shall have no trade payables
         --------
(a) forty (40) days older than the invoice date, or, (b) if undated or if the related invoice has not yet been received, fifty five (55) days older than the date of receipt of the respective goods or services from the particular vendor.

   8.14. Accounts Receivable and Inventory.
         ---------------------------------

         (a) Accounts Receivable. Prior to Closing, Sellers shall (and Parents
             -------------------
shall cause Sellers to) maintain its practices and policies relating to the collection of Accounts Receivable in the ordinary course of business. Without limiting the foregoing, Sellers shall not (and Parents shall cause Sellers not
to) factor, offer early payment discounts, or transfer, sell, pledge or otherwise encumber the Accounts Receivable, except in the ordinary course of business. As of the Closing Date, Sellers shall have at least $13,500,000 of Accounts Receivable ("Minimum Accounts Receivable Amount").
                      ----------------------------------

         (b) Inventory. Prior to Closing, Sellers shall (and Parents shall cause
             ---------
Sellers to) maintain its practices and policies relating to its Inventory in the ordinary course of business. Without limiting the foregoing, Sellers shall not (and Parents shall cause Sellers not to) allow the levels of Inventory to vary materially from the levels customarily maintained (as seasonally adjusted), delay purchasing Inventory or transfer, sell, pledge or otherwise encumber the Inventory except in the ordinary course of business.

   8.15. Bank Consent. Parents and Sellers shall use commercially reasonable
         ------------
efforts to obtain the Bank Consent as promptly as practicable after the date of this Agreement.

   8.16. Remediation at Chicago Sites. Prior to Closing, with respect to the
         ----------------------------
Real Property located at 2300 W. 13/th/ Street and 2301 and 2311 W. Ogden Avenue in Chicago, Illinois, if Buyer requests them to do so, Sellers shall (and Parents shall cause Sellers to) file a claim under the relevant insurance policies that they hold (so long as the claims are in accordance with such policies) for remediation of such sites and shall use commercially reasonable efforts to prosecute such claim; provided, however, Sellers shall not be
                                 --------  -------
required to incur out-of-pocket expenses exceeding $10,000 for the prosecution of such claim.

                                    ARTICLE 9

                             Post-Closing Agreements
                             -----------------------

   After the Closing, the respective Parents, Sellers and/or Buyer, as the case may be, covenant and agree as follows:

   9.1.  Further Actions. Parents and Sellers each shall execute and deliver at
         ---------------
their own expense, such further instruments of transfer and conveyance, documents and certificates as may be reasonably requested by Buyer in order to more effectively convey and transfer to Buyer the Acquired Assets, to aid and assist in reducing to possession or exercising rights with respect to the Acquired Assets, or to consummate any of the transactions contemplated by this Agreement or the Related Agreements.

         Parents and Sellers shall, as promptly as practical but in no event later than three (3) business days after receipt, deliver to Buyer any cash, checks, mail, packages, notices and other similar communications they receive pertaining to the Business, the Acquired Assets, the Assumed Contracts, the Listed Permits and any other matter properly belonging to Buyer as a result of the transactions consummated pursuant to this Agreement or the Related Agreements. Buyer shall, as promptly as practical but in no event later than three (3) business days after receipt, deliver to the applicable Parent or Seller any cash, checks, mail, packages, notices and other similar communications pertaining to the Retained Assets, the Retained Liabilities and any other matter properly belonging to the Parents and Sellers after the transactions consummated pursuant to this Agreement or the Related Agreements. Each Parent or Seller, as applicable, shall endorse in favor of Buyer any checks or other instruments of payment payable to such Parent or Seller but acquired by Buyer hereunder, and Buyer shall endorse in favor of the applicable Parent or Seller any checks or other instruments of payment payable to Buyer but retained by the Parents and Sellers hereunder. Each Parent or Seller, as applicable, shall immediately forward to Buyer any telephone calls and any telecopy, telegraph or other communications that such Parent or Seller receives in respect of the Acquired Assets or the Business, and Buyer shall immediately forward to the applicable Parent or Seller any telephone calls and any telecopy, telegraph or other communications that Buyer receives in respect of the Retained Assets or the Retained Liabilities.

   9.2.  Use of Names and Trademarks. Parents and Sellers shall refrain from use
         ---------------------------
of the name "Industrial Container Services" and the names listed on Exhibit I
                                                                    ---------
(collectively, the "Names"), and any similar names or any other name ever used
                    -----
by any Parent or Seller in the conduct of the Business or related activities of Parents and Sellers, except for the names "IFCO" and "PalEx". No later than five
(5) business days after Closing, each Seller shall cause to be filed duly executed and acknowledged certificates of amendment to the charter documents of such Seller and other appropriate documents that are required to change the corporate name of such Seller to a new name approved in writing by Buyer that does not include any Name listed on Exhibit I or any variations on such name or
                                    ---------
similar words, to the extent necessary. Parents and Sellers shall promptly furnish Buyer with evidence of such filings. Parents and Sellers shall cooperate with Buyer in enabling Buyer to utilize the Names. In addition, Parents and Sellers, as promptly as practicable, but in no event later than sixty (60) days following the Closing, shall cease all usage of the trademarks, trade names, logos, and trade dress rights assigned herein to Buyer as part of the Acquired Assets, including without limitation from all buildings, vehicles, business cards, web sites, stationary, displays, signs, promotional materials, manuals, forms, invoices, and other materials.

   9.3.  Confidentiality.
         ---------------

         (a) Parents and Sellers shall keep confidential and shall not use any Confidential Information (defined below) regarding Buyer or any of its Affiliates and if the transactions contemplated hereby are consummated, the Business, but may make such disclosures as, in the opinion of their counsel, they are required by law to disclose, provided, that, prior to any such disclosure, Buyer is given the opportunity to review and comment on the contents of such disclosure. If requested by Buyer, Parents and Sellers shall cooperate with Buyer in seeking a restraining order to prevent such disclosure. "Confidential Information" means confidential business information and
 ------------------------
proprietary information, including, without limitation, customer lists and files, prices and costs, product knowledge and contracts, business and financial records, information relating to personnel contracts, stock ownership, liabilities and litigation, as well as the terms of this Agreement and the price paid or to be paid by Buyer for the Acquired Assets. Should the transactions contemplated hereby not be consummated, upon the request of Buyer, Parents and Sellers shall return to Buyer all Confidential Information received from Buyer in connection with this transaction and destroy any copies thereof, or compilations or analyses based thereon. Notwithstanding the foregoing, Parents and Sellers may disclose the terms of this Agreement and the transactions contemplated hereby to their respective Affiliates, employees, attorneys and accountants who need to know such terms to assist Parents or Sellers with the transactions contemplated herein, though Parents and Sellers shall be liable for any breach of this Section 9.3(a) by any of their Affiliates, employees, attorneys and accountants.

         (b) Prior to the Closing and in the event that the transactions contemplated by this Agreement are not consummated, Buyer shall keep confidential and shall not disclose or use any Confidential Information it may have regarding any Parents or Sellers or their respective Affiliates, but may make such disclosures as, in the opinion of its counsel, it is required by law to disclose, provided, that, prior to any such disclosure the Parent/Seller Representative is given the opportunity to review and comment on the contents of such disclosure. If requested by the Parents or Sellers, Buyer shall cooperate with the Parents and Sellers in seeking a restraining order to prevent such disclosure. Should the transactions contemplated hereby not be consummated, upon the request of any Parent or Seller, Buyer shall return to the requesting party all Confidential Information received from such Parent or Seller in connection with this transaction and destroy any copies thereof, or compilations or analyses based thereon. Notwithstanding the foregoing, Buyer may disclose the information concerning the Parents and Sellers and their business to its Affiliates, employees, attorneys and accountants and may also disclose such information to existing and prospective lenders and prospective investors, to the extent reasonably necessary to consummate the transactions contemplated hereby, though Buyer shall be liable for any breach of this Section 9.3(b) by any of its Affiliates, employees, attorneys, accountants, existing and prospective lenders and prospective investors.

   9.4.  Noncompetition.
         --------------

         (a) Parents and Sellers Restricted Activities. Without the prior
             -----------------------------------------
written consent of Buyer, no Parent or Seller will, for a period of three (3) years from the Closing Date (the "Term"), will, either alone or in conjunction with another person, or directly or indirectly through its present or future Affiliates anywhere in the United States:

             (i) invest, participate or engage, directly or indirectly (as owner, partner, stockholder, director, investor, employee, advisor, consultant or otherwise other than through the ownership of five percent (5%) or less of any of class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in any business of the same type as the
                 ------------
Business;

             (ii) solicit or attempt to solicit or accept business that is competitive with the business of selling, marketing, reconditioning and recycling steel drums and plastic drums, pails and other steel and plastic industrial level containers; provided,
                                                                      --------
however, that a Parent or Seller may engage in the business of leasing, owning
-------
and managing pools of reusable transport and industrial containers, or manufacturing, re-manufacturing or recycling wooden industrial containers, but such business shall not include, directly or indirectly, the reconditioning of steel or plastic drums or industrial bulk containers;

               (iii) contact, solicit or in any manner attempt to influence or induce any active or inactive customer of Buyer or the Parents or Sellers to purchase any product or service that competes with the products or services of the Business other than as provided in subsection (ii); or

               (iv) contact, solicit or in any manner attempt to influence or induce any individual or entity which has referred clients to a Parent or Seller to refer potential clients to any other supplier of any product or service that competes with the products or services of the Business other than as provided in subsection (ii);

               (v) solicit or in any manner attempt to influence or induce any employee employed as of the Closing by Buyer or any Affiliate of Buyer, to leave such employment; or

               (vi) take any action that could reasonably be expected to damage or diminish the goodwill or reputation of the Business or Acquired Assets.

         (b)   Buyer Restricted Activities. Without the prior written consent of
               ---------------------------
the Parent/Seller Representative, Buyer will not, for the Term, either alone or in conjunction with another person, or directly or indirectly through its present or future Affiliates anywhere in the United States solicit or in any manner attempt to influence or induce any employee employed as of the Closing by any Parent or Seller or any Affiliate of any Parent or Seller, to leave such employment.

         (c)   Severability. The parties hereto recognize that the laws and
               ------------
public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws and policies) of any provisions of this Section shall not render unenforceable, or impair the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

         (d)   Enforcement. The parties hereto acknowledge and agree that any
               -----------
remedy at law for any breach of the provisions of this Section would be inadequate, and the parties hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

         (e)   Extension of the Term. If a party violates any of the terms of
               ---------------------
Section 9.4(a) (Parents and Sellers Restricted Activities) or Section 9.4(b) (Buyer Restricted Activities) and the non-violating party commences legal action for injunctive or other relief under this Agreement, such non-violating party shall not be deprived of the benefit of the provisions of Section 9.4(a) (Parents and Sellers Restricted Activities) or Section 9.4(b) (Buyer Restricted Activities) as a result of the time involved in obtaining the relief. Accordingly, the parties agree that the Term shall be extended by the period of time, if any, between the date of such party's first violation of any provision of Section 9.4(a) (Parents and Sellers Restricted Activities) or Section 9.4(b) (Buyer Restricted Activities) and the date on which relief is granted to the non-violating party.

   9.5.  Inspection of Records. Each party shall retain and make its books and
         ---------------------
records (including work papers in the possession of its accountants) available for inspection and copying by the other parties and their representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions of Seller occurring prior to and those relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of Sellers.

   9.6.  Payroll Taxes and Payroll Records.
         ---------------------------------

         (a) Pursuant to Rev. Proc. 84-77, 1984-2 C.B. 753, Buyer, at its election by written notice delivered to the Parent/Seller Representative prior to January 31, 2002, may require Parents and Sellers to provide Buyer with all necessary payroll records with respect to employees of the Business for the calendar year which includes the Closing Date, and Buyer shall furnish a Form W-2 to each employee employed by Buyer who had been employed by Sellers, disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom, and Sellers shall be relieved of the responsibility to do so.

         (b) Subject to Section 1.3 (Sellers' Retention of Liabilities) relating to Taxes due arising from all periods prior to the Closing Date, at the request of Buyer, Sellers and Buyer will (i) treat Buyer as a "successor employer" and Sellers as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Hired Active Employees (defined below) who are employed by the Buyer for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United
                                                       ----
States Federal Insurance Contributions Act ("FICA") and (ii) cooperate with each
                                             ----
other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Hired Active Employee (defined below) for the calendar year within which the Closing occurs.

         (c) Subject to Section 1.3 (Sellers' Retention of Liabilities) relating to Taxes due arising from all periods prior to the Closing Date, at the request of Buyer with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, healthcare or other similar Tax other than taxes imposed under FICA and FUTA, Sellers and Buyer will treat Buyer as a successor employer and Sellers as a predecessor employer, within the meaning of the relevant provisions of such Tax law, with respect to each such Hired Active Employee for the calendar year within which the Closing occurs.

   9.7.  Employees and Employee Benefits.
         -------------------------------

         (a)   Information on Active Employees. For the purpose of this
               -------------------------------
Agreement, the term "Active Employees" shall mean all employees employed on the
                     ----------------
Closing Date by Sellers for the Business who are:

               (i) bargaining unit employees currently covered by any collective bargaining agreement set forth on the Disclosure Schedule to Section 6.4(g) (the
                                      -------------------
"Collective Bargaining Agreements") or
 --------------------------------

               (ii) employed exclusively in the Business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

         (b)   Employment of Active Employees by Buyer.
               ---------------------------------------

               (i) Buyer is not obligated to hire any Active Employee, except as required under the Collective Bargaining Agreements, but may interview all Active Employees. Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"); provided, however,
                                    ----------------------    --------  -------
the number of Active Employees whom Buyer elects not to hire shall not exceed thirty (30). Subject to Legal Requirements, Buyer will have reasonable access to the properties and personnel records (including performance appraisals, disciplinary actions, grievances and medical records) of each Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Sellers upon reasonable prior notice during normal business hours. Effective immediately before the Closing, each Seller will terminate the employment of all of its Hired Active Employees.

               (ii) Neither any Seller nor any Parent nor any of their Affiliates shall solicit the continued employment of any Active Employee (unless and until Buyer has informed such Seller in writing that the particular Active Employee will not receive any employment offer from Buyer) or the employment of any Hired Active Employee after the Closing. Buyer shall inform Sellers promptly of the identities of those Active Employees to whom it will not make employment offers, and each Seller shall assist Buyer in complying with the WARN Act as to those Active Employees.

               (iii) It is understood and agreed that (A) Buyer's expressed intention to extend offers of employment as set forth in this Section shall not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-

Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to the Collective Bargaining Agreements or any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

               (iv) Each Parent and Seller (and each Parent shall cause each Seller to) (A) waive any rights such Seller may have and shall not enforce any obligations of any Hired Active Employees to such Seller pursuant to any noncompetition agreement, inventions assignment agreement or any other type of agreement such Seller may have with the Hired Active Employees with respect to the Business and (B) enforce its rights against any Active Employee who is not hired by Buyer, pursuant to any noncompetition agreement, inventions assignment agreement or any other type of agreement such Seller may have with the Active Employees with respect to the Business who are not hired by Buyer.

         (c)   Salaries and Benefits.
               ---------------------

               (i) Each Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of such Seller through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date; (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA; and (C) any and all payments to employees required under the WARN Act.

               (ii) Each Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Benefit Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

         (d)   Sellers' Retirement and Savings Plans.
               -------------------------------------

               (i) Except as provided in Sections 9.7(d)(ii), (iii) and (iv) and with respect to Benefit Plans contributed to pursuant to the Collective Bargaining Agreements, all Hired Active Employees who are participants in Sellers' retirement plans shall retain their accrued benefits under Sellers' retirement plans as of the Closing Date, and each Seller (or such Seller's retirement plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefore under such plans.

               (ii) It is agreed that Buyer has an obligation to contribute to the Local 705 International Brotherhood of Teamsters Pension Fund (the "Local
                                                                        -----
705 Fund") for substantially the same number of contribution base units for
--------
which Sellers had an obligation to contribute for 2001. Buyer shall also provide to the Local 705 Fund for a period of five (5) plan years commencing with the first plan year beginning after the Closing, a bond (the "Bond") issued by a
                                                          ----
corporate surety company that is an acceptable surety under Section 412 of ERISA in an amount equal to $136,606.80, or, if Closing does not occur before January 1, 2002, and the amount of contributions by Sellers to the Local 705 Fund for 2001 is higher than $136,606.80, the amount of such contributions for 2001, which bond shall be paid to the Local 705 Fund if Buyer withdraws from the Local 705 Fund, or fails to make a contribution to the Local 705 Fund when due, at any time during the first five (5) plan years beginning after the Closing. Buyer shall purchase the Bond in the form of a five-year bond, if possible, and shall notify Sellers of the premium amount for such five-year bond which amount Sellers shall pay to the Buyer by the January 1st next following the Closing. If Buyer is not able to purchase the Bond as a five-year bond, then Buyer shall purchase the Bond as a one-year bond for each of the next five (5) plan years which premium shall be paid by Sellers to Buyer by the January 1 next following the Closing and by January 1 of each of the next four years thereafter. If Sellers fail to pay Buyer for the bond premium on the one-year bond in any such plan year, Buyer shall set off the amount of the premium from the amount due under its Promissory Note. Buyer's obligation to provide the Bond described in this Section 9.7(d) and Sellers' obligation to pay Buyer for the amount of such Bond shall be excused if the Local 705 Fund grants Buyer a waiver. Sellers shall be responsible for attempting to obtain said waiver on Buyer's behalf. Buyer shall cooperate with Sellers in attempting to secure such a waiver, and any expenses incurred by the Buyer in such attempt shall be paid by Sellers.

               (iii) If Buyer withdraws from the Local 705 Fund in a complete or partial withdrawal during the first five (5) plan years beginning after the Closing and incurs withdrawal liability as a result of such withdrawal, Buyer shall have the right to set off from the amount due on its Promissory Note an amount equal to the lesser of (A) $382,000 less the amount of the Bond, if any, or (B) the amount of Buyer's withdrawal liability less the amount of the Bond, if any. In addition, if Buyer becomes liable to the issuer of the Bond for amounts other than premiums, Buyer shall have the right to set off from the amount due on the Promissory Note the amount of any such liability.

               (iv) If Buyer withdraws in a complete or partial withdrawal from the Local 705 Fund during the first five (5) plan years beginning after the Closing, Sellers shall be secondarily liable for any withdrawal liability it would have had to the Local 705 Fund (but for the provisions of this Section 9.7(d) and Section 4204 of ERISA) if the withdrawal liability of Buyer to the Local 705 Fund is not paid; provided, however, Sellers' secondary liability
                            --------  -------
obligation shall not apply if it is not required under the applicable regulations issued by the PBGC.

         (e)   No Transfer of Assets. Except as provided in Section 9.7(d)
               ---------------------
(Sellers' Retirement and Savings Plans), neither any Seller nor any Parent nor their respective Affiliates will make any transfer of pension or other employee benefit plan assets to Buyer.

          (f)   Collective Bargaining Matters. Buyer shall assume all of the
                -----------------------------
Collective Bargaining Agreements of Sellers under this Agreement or by contract. Any bargaining obligations of Buyer with any union with respect to bargaining unit employees subsequent to the Closing, whether such obligations arise before or after the Closing, shall be the sole responsibility of Buyer.

          (g)   General Employee Provisions.
                ---------------------------

                (i) Sellers and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section as may be necessary to carry out the arrangements described in this Section.

                (ii) Sellers and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section.

                (iii) If any of the arrangements described in this Section are determined by the IRS or other governmental entity to be prohibited by law, Sellers and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

                (iv) Each Seller shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as such Seller certifies in writing to Buyer are exempt from such requirement.

                (v) Except as provided in Section 9.7(d) (Sellers' Retirement and Savings Plans) hereof and as required pursuant to the Collective Bargaining Agreements, Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other person or entity, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by any Seller.

                (vi) Seller and each ERISA Affiliate that, prior to the Closing Date, sponsored a group health plan (as defined in Section 5000b of the Code, Section 607 of ERISA, or both) which provides welfare benefits to any current or former employee of Seller will continue to maintain such group health plan after Closing and will not, in connection with the sale (as such phrase is described in Section 54.4980B-9, Q&A-8 of the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations), whether or not such regulations apply to this Agreement) of the property, assets, and rights of the

Business as described in this Agreement, cease to provide coverage under such group health plan to its employees.

     9.8.    Third Party Claims. The parties shall reasonably cooperate with
             ------------------
each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in this Agreement, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

     9.9.    Buyer's Acceptance of Returns and Provision of Warranty Services on
             -------------------------------------------------------------------
Sellers' and Parents' Behalf. After the Closing and prior to the one-year
----------------------------
anniversary of the Closing Date, subject to the terms of this Section 9.9, Buyer shall accept returns of products of the Business that were shipped by any Seller on or prior to the Closing Date, or that are included in the finished goods inventory of any Seller on the Closing Date, which in either case are claimed by the purchaser thereof to be defective, to fail to conform to the customer's order specifications or to be subject to any warranty obligation of any Seller (such items, "Returned Products"). All such Returned Products shall be accepted
              -----------------
by Buyer solely on Sellers' and Parents' behalf, and no such action by Buyer shall constitute Buyer's assumption of any liability to any third party in respect of any such Returned Product. Buyer shall, at its option, repair or replace the Returned Products in accordance with Sellers' warranty obligations, or if no warranty obligation is in effect, in accordance with the Sellers' practices in effect at the time of original shipment of such Returned Product. If the aggregate amount of Return Costs (defined below) incurred by Buyer prior to the one-year anniversary of the Closing Date exceeds $50,000, then Buyer may deliver written notice to the Parent/Seller Representative to such effect and thereafter Parents shall promptly reimburse Buyer for any Return Costs thereafter incurred by Buyer prior to the one-year anniversary of the Closing Date. If the aggregate amount of Return Costs is less than $50,000, then Buyer shall incur all such costs and shall not seek reimbursement. After the one-year anniversary of the Closing Date, Buyer may in its sole discretion determine to, though it shall not be obligated to, accept the Returned Products and repair or replace such Returned Products, in which case Sellers shall have no responsibility to reimburse Buyer for any costs associated therewith.

     "Return Costs" mean Buyer's direct costs incurred in good faith in
      ------------
satisfying return and warranty obligations on Sellers' and Parents' behalf, plus an allocable share of Buyer's overhead, minus the amount of any payments with respect to Returned Products resold by Buyer (or reasonably expected to be resold by Buyer).

     9.10.   Payment of All Taxes Resulting from Sale of Assets by Sellers.
             -------------------------------------------------------------
Sellers shall (and Parents shall cause Sellers to) pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Acquired Assets pursuant to this Agreement, regardless of the person or entity on whom such Taxes are imposed by Legal Requirements. Buyer shall promptly, but no less than forty (40) days after receipt of an invoice from the Parent/Seller Representative detailing the calculation and basis for the amounts paid, reimburse Buyer for one-half of such Taxes.

     9.11.   Restrictions on Sellers' Dissolution and Distributions. No Seller
             ------------------------------------------------------
shall (and Parents shall cause Sellers to not) dissolve, or make any distribution of the proceeds received pursuant to this Agreement, until the later of (a) such Seller's payment, or adequate provision for the payment, of all of its obligations pursuant to Sections 9.10 (Payment of all Taxes Resulting from Sale of Assets by Sellers); or (b) the lapse of more than one (1) year after the Closing Date.

     9.12.   Removing Retained Assets. On or before the Closing Date, Sellers
             ------------------------
shall remove all Retained Assets from all Real Property and Leased Premises to be occupied by Buyer. Such removal shall be done in such manner as to avoid any damage to the facilities and other properties to be occupied by Buyer and any disruption of the business operations to be conducted by Buyer after the Closing. Any damage to the Acquired Assets or to the facilities on the Real Property resulting or Lease Premises resulting from such removal shall be paid by such Sellers at the Closing. Should any Seller fail to remove the Retained Assets as required by this Section, Buyer shall have the right, but not the obligation, (a) to remove the Retained Assets at such Seller's sole cost and expense; (b) to store the Retained Assets and to charge such Seller all storage costs associated therewith; (c) to treat the Retained Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; or
(d) to exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity. The applicable Seller shall promptly reimburse Buyer for all costs and expenses incurred by Buyer in connection with any Retained Assets not removed by such Seller on or before the Closing Date.

     9.13    Sellers' Access to Hired Active Employees. After the Closing Date,
             -----------------------------------------
Buyer will, without cost or expense to Sellers, provide Sellers reasonable access to the Hired Active Employees and such of Buyer's records that are necessary for Sellers' preparation of Sellers' financial statements through the Closing Date including, but not limited to, the preparation of information for Parents' and Sellers' quarterly filings and Parents' and Sellers' 2001 tax returns.

     9.14.   Transition Services. For a period of one hundred twenty (120) days
             -------------------
after the Closing Date (the "Transition Period") Sellers, at no additional
                             -----------------
expense to the Buyer, will maintain (i) the passwords and security clearances of the Hired Active Employees, (ii) the data communication lines between and among the Sellers and Sellers' Houston, Texas data processing center, whether voice, data or both, and any other access to the Houston data processing center, (iii) Sellers' computer software and hardware including, but not limited to, Solomon accounting software to the extent reasonably necessary to allow the Hired Active Employees to prepare, provide and assist with the activities contemplated in
Section 9.13 (Sellers' Access to Hired Active Employees). During the Transition Period, Buyer may request that certain Hired Active Employees be added to or deleted from the list of Hired Active Employees requiring passwords and security clearance provided to Sellers at Closing in order to more effectively accomplish the activities specified herein, and Sellers will effect such changes to the extent reasonable.

             During the Transition Period, Sellers shall (i) maintain Sellers' computer software in operational condition, (ii) assist Buyer and the Hired Active Employees as reasonably necessary in downloading to Buyer's computer systems any and all records that constitute a portion of the Acquired Assets, and (iii) provide to Buyer and the Hired Active Employees help desk and other support services in connection with the operation of Sellers' computer software for the purposes set forth herein. Buyer acknowledges and agrees that Buyer does not intend to use Sellers as a computer service bureau or to use Sellers' data processing services for the operation of the Business following the Closing Date, and that Buyer's access to Sellers' computer systems and software will be limited (i) to the transfer of information, data or other items that constitute Acquired Assets and (ii) to the extent described in this Section 9.14 and
Section 9.13 (Sellers' Access to Hired Active Employees).

                  During the Transition Period, Buyer will reimburse Sellers for the cost of data communications lines in the same amount as such costs were historically allocated by Parents to the Sellers prior to the Closing Date.

                  During the Transition Period, and at no cost to Buyer, Sellers will forward to the Hired Active Employees, at the Hired Active Employees' email addresses on Buyer's email system (as provided to Sellers by Buyer), all emails addressed to the Hired Active Employees that are received on Sellers' email system, subject to Sellers' right to access such emails to filter out and not forward to the Hired Active Employees any emails that are not personal to the Hired Active Employees or related to the Business.

                  During the Transition Period, Sellers shall reasonably assist Buyer in obtaining the services, at Buyer's expense, of Sellers' third-party payroll processing provider. During the Transition Period, Sellers also shall, at Buyer's reasonable request and at Buyer's expense, make available to Buyer the services of other third-party providers whose services are used by Sellers in connection with the Business.

         9.15.    Tax Matters Cooperation.
                  -----------------------

                  (a) Buyer and Sellers will cooperate in all reasonable respects with each other in the preparation of all tax returns which include any portion of the year 2001. In addition, Buyer and Sellers will provide each other with access to such of its books and records as may be reasonably requested by the other in connection with federal, state and local tax matters relating to periods which include any portion of the year 2001.

                  (b) Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such matter. Buyer and Sellers agree (i) to retain until the expiration of the applicable statute of limitations all books and records which are relevant to the determination o the Tax liabilities pertinent to the Acquired Assets relating to any Tax period prior to the Closing Date and to abide by all record retention agreements entered into with any Tax authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and if the other party so requests, Buyer or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

     9.16. Note Receivable Collection. Prior to Closing, Parents and Sellers
           --------------------------
shall use diligent efforts to collect the Stein Note (defined below) or to enter into a payment plan with respect to the Stein Note, but Parents and Sellers shall not be obligated to incur out-of-pocket expenses to third parties. After Closing, Parents and Sellers shall cooperate in all commercially reasonable respects with Buyer in obtaining any such payments. As used herein, the "Stein
                                                                         -----
Note" is the promissory note, dated October 12, 1995 issued by John Stein to
----
Consolidated Container Corporation.

     9.17. OII Settlement. At Closing, Sellers shall pay up to $830,025 of their
           --------------
proceeds from this transaction as directed in the OII Settlement; provided,
                                                                  --------
however, that if such payment is not due at Closing, Sellers shall deposit such
-------
amount into a trust account of Pillsbury Winthrop LLP until the payment is to be made, to be released when such payment becomes due.

     9.18. Noncompetition Rights. All noncompetition covenants in favor of
           ---------------------
Sellers and Parents that are part of the Business shall be deemed Acquired Assets to the extent assignable in accordance with their terms and applicable law. After Closing, with respect to any of such noncompetition covenants that are part of the Business but are not deemed Acquired Assets pursuant to the immediately preceding sentence, at Buyer's request and expense, Sellers shall use commercially reasonable efforts to enforce such noncompetition covenants on the applicable Seller's behalf and on behalf of Buyer and its Affiliates.


                                   ARTICLE 10

                                 Indemnification
                                 ---------------

     10.1. Survival; Right to Indemnification Not Affected by Knowledge. All
           ------------------------------------------------------------
representations, warranties, covenants, and obligations in this Agreement, any Related Agreement, the Disclosure Schedules, any supplements to the Disclosure Schedules, Exhibits, and any other certificate or document delivered pursuant to this Agreement or any Related Agreement shall survive the Closing. The right to indemnification, payment of Damages (defined below) or other remedy based on such representations, warranties, covenants, and obligations shall not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. A specific waiver delivered at the Closing and signed by the party granting such waiver, of any condition based on the accuracy of any specified representation or warranty, or on the performance of or compliance with any specified covenant or specified obligation, will eliminate the right to indemnification, payment of Damages, or other remedy based on the facts or circumstances cited in such waiver as applied to such specified representations, warranties, covenants, or obligations.

     10.2. Indemnification and Payment of Damages by Parents and Sellers. After
           -------------------------------------------------------------
the Closing, Parents and Sellers, jointly and severally, shall, indemnify fully, hold harmless, reimburse and defend Buyer and its directors, officers, stockholders, accountants, agents and employees, affiliates and its heirs, successors and assigns (each a "Buyer Indemnified Party") from and against any and all
                 -----------------------
proceedings, charges, complaints, judgments, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, claims, Taxes, Liens, losses, expenses (including costs of investigation, remediation and defense and reasonable attorneys' fees and expenses), or diminution in value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or
                                              -------
indirectly, out of or relating to:

                 (a) any Breach of any representation or warranty made by Parents or Sellers in this Agreement, the Disclosure Schedules, any supplements to the Disclosure Schedules, the Related Agreements or any other certificate or document delivered by Parents or Sellers pursuant to this Agreement or the Related Agreements;

                 (b) any Breach by Parents or Sellers of any covenant or obligation in this Agreement, in a Related Agreement or in any other certificate, document, writing or instrument delivered by a Parent or Seller pursuant to this Agreement or a Related Agreement;

                 (c) any product manufactured by or shipped by, or any services provided by, any Seller prior to the Closing Date except for Returned Products as set forth in Section 9.9 (Buyer's Acceptance of Returns and Provision of Warranty Services on Sellers' and Parents' Behalf.);

                 (d) the Retained Liabilities;

                 (e) the Proceedings, whether or not listed on the Disclosure Schedule to Section 6.4(c) (Litigation);

                 (f) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with any Parent or any Seller (or any person acting on their behalf) in connection with the transactions contemplated herein;

                 (g) any noncompliance with any Bulk Sales Laws or fraudulent transfer in respect of the transactions contemplated in this Agreement and in the Related Agreements;

                 (h) any liability under the WARN Act or any similar state or local Legal Requirement that may result from an "Employment Loss," as defined by 29 U.S.C. ss. 2101(a)(6), caused by any action of any Seller prior to the Closing or by Buyer's decision not to hire previous employees of Seller;

                 (i) any Benefit Plan established or maintained by any Seller, including any withdrawal liability incurred by Buyer under the circumstances and in the amounts described in Section 9.7(d) (Sellers' Retirement and Savings Plans); or

           (j) Buyer's inability to obtain Permits by the sixtieth (60/th/) day after the Closing Date, except to the extent Buyer is denied such Permit due to Buyer's qualifications or lack of qualifications.

For purposes of determining the amount of Damages resulting from Breach, and therefore, any indemnification obligation under this Section, all qualifications as to materiality set forth in Article 6 (Representations and Warranties of Parents and Sellers) shall be ignored.

     10.3. Indemnification and Payment of Damages by Buyer. After the Closing,
           -----------------------------------------------
Buyer shall indemnify fully, hold harmless, reimburse and defend Parents and Sellers and their directors, officers, stockholders, accountants, agents and employees, affiliates and their heirs, successors and assigns (each a "Seller
                                                                       ------
Indemnified Party") from and against any and all Damages, arising, directly or
-----------------
indirectly, out of or relating to:

           (a) any Breach of any representation or warranty made by Buyer in this Agreement, the Disclosure Schedules, any supplements to the Disclosures Schedules, the Related Agreements or any other certificate or document delivered by Buyer pursuant to this Agreement or the Related Agreements;

           (b) any Breach by Buyer of any covenant or obligation in this Agreement, in a Related Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement or a Related Agreement;

           (c)  the Assumed Liabilities;

           (d) any leases for Leased Premises for which Buyer elects not to solicit a required consent from the landlord of such Leased Premises; or

           (e) Buyer's decision to not make any filings pursuant to the HSR Act.

For purposes of determining the amount of Damages resulting from such Breach, and therefore, any indemnification obligation under this Section, all qualifications as to materiality set forth in Article 7 (Representations and Warranties of Buyer) shall be ignored.

     10.4. Limitation on Certain Indemnity Payments.
           ----------------------------------------

           (a)  Buyer Limitations.
                -----------------

                      (i) Subject to subsection (ii) below, no claim for indemnification under Section 10.2(a) or Section 10.2(d) (to the extent that such claim for indemnification arises out of an Environmental Claims) may be made, and no payment in respect thereof shall be required, unless and to the extent the aggregate amount of Damages which Buyer Indemnified Parties have suffered arising out of or with respect to all Breaches of the Parents' and Sellers' representations and warranties contained in this Agreement exceeds $225,000 and then only for the amount of such excess (the "Deductible");
                                                           ----------
provided, however, that (i) the aggregate amount
--------  -------
of Damages in respect of which the Buyer Indemnified Parties shall be entitled to indemnification under Section 10.2(a) shall not in any event exceed an aggregate amount equal to $60,000,000 (the "Cap") and (ii) the Buyer Indemnified
                                            ---
Parties shall be entitled to any Damages, without regard to the Deductible or the Cap, resulting from any Breach of Section 6.3(a)(i)(Title) and Section 6.3(b)(i) (Fee Simple), but any such Damages shall not be included for purposes of determining whether the Deductible has been exceeded with respect to other claims for indemnification under Section 10.2(a).

                  (ii) To the extent that a Buyer Indemnified Party suffers Damages arising in connection with an indemnifiable claim that would have effected fewer than all of the Sellers if the transactions contemplated in this Agreement had not occurred, then the Cap on the Buyer Indemnified Party's recovery for such Damages shall be the amount allocated to the applicable Sellers pursuant to Exhibit D as referenced in Section 1.4 (Allocation of
                    ---------
Closing Payment).

             (b)  Seller Limitations. No claim for indemnification under Section
                  ------------------
10.3(a) may be made, and no payment in respect thereof shall be required, unless and to the extent the aggregate amount of Damages which Seller Indemnified Parties have suffered arising out of or with respect to all Breaches of Buyer's representations and warranties contained in this Agreement exceeds $50,000 and then only for the amount of such excess (the "Seller Deductible"); provided,
                                              -----------------    --------
however, that (i) the aggregate amount of Damages in respect of which the Seller
-------
Indemnified Parties shall be entitled to indemnification under Section 10.3(a) shall not in any event exceed an aggregate amount equal to $3,500,000 (the "Seller Cap") and (ii) the Seller Indemnified Parties shall be entitled to any
 ----------
Damages, without regard to the Seller Deductible or the Seller Cap, resulting from any Breach of Section 7.3 (No Brokers Fees; No Commissions), but any such Damages shall not be included for purposes of determining whether the Seller Deductible has been exceeded with respect to other claims for indemnification under Section 10.3(a).

      10.5.  Applicability of Limits on Indemnity. The provisions of Section
             ------------------------------------
10.4 (Limitation on Certain Indemnity Payments) and Section 10.6 (Time Limitations) shall be wholly inapplicable to any claims for indemnification under any provision of Section 10.2, other than Section 10.2(a) or Section 10.2(d)(to the extent that such claim for indemnification arises out of an Environmental Claim), or Section 10.3, other than Section 10.3(a), regardless of whether or not the Indemnified Parties also have any claim for indemnification under Section 10.2(a), Section 10.2(d)(to the extent that such claim for indemnification arises out of an Environmental Claim), or Section 10.3(a) arising out of or relating to the same matters, and the Indemnified Parties shall be free to pursue any claims they may have for indemnification under any one or more of the provisions of Section 10.2 and Section 10.3 in conjunction or in the alternative, but in no event shall the Indemnified Parties recover more than their Damages by claiming under multiple provisions.

      10.6.  Time Limitations. If the Closing occurs, the representations and
             ----------------
warranties of Parents, Sellers and Buyer set forth in this Agreement shall survive the Closing but shall terminate and be of no further force and effect on the eighteen (18) month anniversary of the

Closing Date; provided, however, that (a) the representations and warranties
              --------  -------
made in Sections 6.4(b)(Tax Matters) and 6.5(e)(Benefits Plans; ERISA) shall survive the Closing until the expiration of the applicable statute of limitations (including extensions thereto) and (b) the representations and warranties made in Sections 6.3(a)(i)(Title), 6.3(b)(i)(Fee Simple), 6.5(g)(Affiliated Transactions), 6.5(i)(Environmental Matters), 6.6(Solvency), 6.7(a)(No Brokers Fees; No Commissions) and 7.3 (No Brokers Fees; No Commissions) shall survive the Closing and remain in effect indefinitely. No claim regarding a Breach of such representation or warranty shall be made for the first time after the date such representation or warranty expires. Notwithstanding the foregoing, any such representation or warranty shall survive such expiration date for purposes of that claim (a) if prior to such expiration date, Parents and Sellers, on one hand, or Buyer, on the other hand, shall have been advised by such other party in writing of a Breach thereof pursuant to
Section 10.9 (Indemnification Process) or (b) if the party making such representation or warranty made a fraudulent or intentional misrepresentation in connection with such representation or warranty. Unless a specific period is set forth in this Agreement (in which event such specified period shall control), all other covenants and agreements contained in this Agreement shall survive the Closing and remain in effect indefinitely.

     10.7. Mitigation Obligation. Except with respect to a breach of Section 9.3
           ---------------------
(Confidentiality) hereof, each Indemnified Party (defined below) entitled to indemnification hereunder shall take commercially reasonable steps to mitigate losses, costs, expenses and damages after becoming aware of any event which could reasonably be expected to give rise to losses, costs, expenses and damages that are indemnifiable or recoverable hereunder or in connection therewith.

     10.8. Right of Set-Off. Buyer shall set off any amount to which it may be
           ----------------
entitled under this Article 10 (Indemnification) against any amounts otherwise payable under the Promissory Note upon written agreement between Buyer and Parent/Seller Representative as to the amount or upon the written decision of an arbitrator(s) (if the parties agree to binding arbitration on the matters) or a final judgment of a court of competent jurisdiction (if there is no agreement to arbitrate) determining such amount. The exercise of such right of set-off by Buyer will not constitute an event of default under the Promissory Note or any instrument securing the Promissory Note. During the pendency of any arbitration or court proceeding relating to any such set off, Buyer shall pay interest and principal (if applicable) payments under the Promissory Note to a mutually acceptable escrow agent or the escrow agent named by the court or arbitrator, as applicable, pending resolution of the claim for set-off. Fees and expenses (including reasonable attorneys' fees) shall be equitably allocated among the parties in the discretion of the court or arbitrator, as applicable.

     10.9. Indemnification Process. Buyer Indemnified Party, Buyer Indemnified
           -----------------------
Parties, Seller Indemnified Party or Seller Indemnified Parties making a claim for indemnification under this Article shall be, for the purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties
                               -----------------
against whom such claims are asserted under this Article shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party." All claims
                                                ------------------
by any Indemnified Party under this Article shall be asserted and resolved as follows:

          (a) In the event that (i) any proceeding is asserted or instituted by any person other than the parties to this Agreement that could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such proceeding, a "Third Party Claim") or (ii) any
                                          -----------------
Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement that does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall promptly send
                      ------------
to the Indemnifying Party a written notice specifying in reasonable detail the nature of such Third Party Claim or Direct Claim and the amount or estimated amount thereof, which amount or estimated amount shall not be conclusive of the final amount, if any, of such Third Party Claim or Direct Claim (a "Claim
                                                                    -----
Notice"). The failure to promptly notify the Indemnifying Party of a Third Party
------
Claim or a Direct Claim in accordance with the preceding sentence will not relieve the Indemnifying Party of any indemnification obligation hereunder, except to the extent the Indemnifying Party establishes that the defense of the Third Party Claim or the Direct Claim is prejudiced by the Indemnified Party's failure to give such notice.

          (b) In the event of a Third Party Claim, the Indemnifying Party shall have the right to defend and settle, at its own expense and with counsel reasonably satisfactory to the Indemnified Party, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its counsel in the defense thereof and in settlement thereof. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense in good faith, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability. The Indemnifying Party shall not settle any Third Person Claim without the consent of the Indemnified Party unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party. Subject to the preceding sentence, if the Indemnifying Party desires to accept a final and complete settlement of any such Third Person Claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section 10.9(b) with respect to such Third Person Claim shall be limited to the amount so offered in settlement by said third person.

          (c) In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within forty-five (45) days following receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

          (d) In addition to (and not in limitation of) the cooperation contemplated by Section 10.9(b), from and after the delivery of a Claim Notice relating to a Third Party Claim, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives reasonable access to the books, records, personnel and properties of such Indemnified Party to the extent reasonably related to the matters to which the Third Party Claim relates. All such access shall be granted during normal business hours and shall be granted under conditions that will not interfere with the business and operations of such

Indemnified Party. The Indemnifying Party shall not, and shall require its representatives to not, use (except in connection with such Third Party Claim) or disclose to any third party other than the Indemnifying Party's representatives (except as may be required by applicable Law) any information obtained pursuant to this Section.

     10.10. Exclusive Remedy. In the absence of fraud, the provisions of this
            ----------------
Article 10 (Indemnification) shall constitute the sole and exclusive remedy of Buyer Indemnified Parties and Seller Indemnified Parties from and after the Closing with respect to the claims arising under this Agreement.

     10.11. Special Covenant. During the period in which Buyer has the right to
            ----------------
assert a claim for indemnity under this Article 10 (Indemnification), but no later than six (6) years after the Closing Date, and for so long as any claim for such indemnity is pending, ISNA shall not (i) dissolve, or (ii) cease its corporate existence, unless ISNA and Buyer have made arrangements (satisfactory to Buyer) to assure that Buyer may viably assert its rights to indemnity hereunder; provided, however, nothing herein shall be construed to limit or
           --------  -------
restrict any Parent from effecting a recapitalization, reorganization, merger, or sale of assets or stock.

     10.12. Insurance Proceeds. In computing the amount of any Damages to which
            ------------------
a party shall be entitled to indemnification hereunder, such computation shall be net of insurance proceeds under insurance policies maintained by the indemnifying party, to the extent such proceeds actually are paid to the indemnified party as a result of such Damages.


                                   ARTICLE 11

                                  Miscellaneous

     11.1. Governing Law; Attorneys' Fees. This Agreement and the Related
           ------------------------------
Agreements shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

     Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court in the State of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas, for the purposes of any action arising out of this Agreement or any of the Related Agreements, or the subject matter hereof or thereof, brought by any other party.

     To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (a) that it is not subject to the jurisdiction of the above-named courts, (b) that the action is brought in an inconvenient forum, (c) that it is immune from any legal process with respect to itself or its property,
(d) that the venue of the suit, action or proceeding is improper or (e) that this Agreement or any Related Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

     Fees and expenses (including reasonable attorneys' fees) relating to any action or proceeding to enforce this Agreement or any Related Agreement shall be equitably allocated among the parties in the discretion of the court.

     11.2. Successors and Assigns. The provisions hereof shall inure to the
           ----------------------
benefit of, and be binding upon, the assigns, successors, heirs, executors and administrators of the parties hereto. Except as set forth in this Agreement, this Agreement may not be assigned without the written consent of all other parties and any attempted assignment without such consent shall be null and void; provided, however, Buyer may assign all of its rights and obligations to
      --------  -------
its Affiliates; provided, further, that any assignment hereunder shall not
                --------  -------
relieve any party of any obligations or liabilities hereunder.

     11.3. Entire Agreement; Amendment. This Agreement (including the Disclosure
           ---------------------------
Schedules and Exhibits hereto), the Related Agreements and the other documents delivered pursuant hereto and referenced herein (a) constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and (b) supersede all previous understandings and agreements between the parties with regard to the subject matter hereof, both oral and written (including the Letter of Intent dated as of August 3, 2001, as supplemented by a Letter Agreement dated October 1, 2001, between Buyer and Parents). Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

     11.4. Press Release. Prior to the Closing, none of the parties hereto, nor
           -------------
any of their Representatives shall, without the prior written consent of the others, which shall not be unreasonably withheld, make any statement, public announcement or release to the press or any other third party with respect to their discussions or this Agreement or permit any of its employees or agents to make any such statement, announcement or release, until such time as either party may be required by law, regulation or order to make disclosure.

           The parties hereto also agree to notify each other promptly of any disclosure with respect to such discussions or this Agreement which is required by law, regulation or otherwise and to coordinate the disclosure of any information so required. If any party hereto becomes legally compelled by deposition, subpoena, or other court or governmental action to disclose any of the information described in this Section, then such party will give the other parties prompt notice to that effect, and will cooperate with the other parties if the other parties seek to obtain a protective order concerning the information described in this Section. The legally compelled party will disclose only such information as its counsel shall advise is legally required.

           Notwithstanding the foregoing, the parties acknowledge that Parents and Sellers may disclose these discussions and this Agreement in connection with IFCO's obligations under the Frankfurt Stock Exchange, and the rules and regulations promulgated thereunder, the Exchange Act, and the rules and regulations promulgated thereunder, and in connection with IFCO's registration of offerings of securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or other applicable securities laws; provided, however, Buyer shall have the opportunity to review and comment
      --------  -------
on any draft prior to such disclosure.

     11.5. Notices, Etc. All notices and other communications required or
           ------------
permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand, messenger or reputable overnight courier, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.


     If to Parents             IFCO Systems N.V.
     or Sellers:               c/o IFCO Systems North America, Inc.
                               240 East Main Street
                               Bartow, Florida 33830
                               Attn: CEO and CEO North America
                               Fax: 863-519-9259

     with a copy to:           Gardere Wynne Sewell LLP
                               1000 Louisiana
                               Suite 3400
                               Houston, Texas 77002
                               Attn: Edward Rhyne
                               Fax: 713-276-6305

     If to Buyer:              Industrial Container Services, LLC
                               500 Crescent Court
                               Suite 520
                               Dallas, Texas 75201
                               Attn: Drew Johnson
                               Fax: 214-880-4491

     with a copy to:           Haynes and Boone, LLP
                               901 Main Street
                               Suite 3100
                               Dallas, Texas 75202
                               Attn: Tom D. Harris
                               Fax: 214-651-5940

     11.6. No Third Party Beneficiary, Etc. Except as expressly provided in
           -------------------------------
Section 6.4(d) (No Assumption of Liabilities), and Section 9.3 (Confidentiality), there shall be no third party beneficiary of this Agreement. Neither the availability of, nor any limit on, any remedy hereunder shall limit the remedies of any party hereto against third parties. Buyer's assumption of the Assumed Contracts, Assumed Liabilities and Listed Permits shall not create any right of third parties against Buyer for any acts or omissions prior to the date of such assumption.

     11.7.  Reformation; Severability. In case any provision of this Agreement
            ------------------------
shall be invalid, illegal or unenforceable, such provision shall be reformed to the extent necessary to permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


     11.8.  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     11.9.  Interpretation. The parties hereto acknowledge and agree that: (a)
            --------------
the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (b) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     11.10. Reliance. The parties hereto agree that, notwithstanding any right
            --------
of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other parties expressly contained herein.

     11.11. Titles and Subtitles. The titles of the paragraphs and subparagraphs
            --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     11.12. Expenses. Except as otherwise expressly provided herein, each party
            --------
hereto will bear its respective costs and expenses incurred in connection with the preparation, execution and performance of this Agreement, the Related Agreements and the transactions contemplated herein or therein, including without limitation all fees and expenses of its Representatives. Buyer will pay the HSR Act filing fee, to the extent necessary.

     11.13. Parents' and Sellers' Knowledge. For purposes of the representations
            -------------------------------
and warranties in Article 6 (Representations and Warranties of Parents and Sellers), references to "knowledge" or "best knowledge" of a Seller or Parent, "known" by a Seller or Parent or words of similar import, shall be deemed to include the actual conscious awareness of any director, officer or facility manager of such Parent or Seller after reasonable inquiry within the Business. For purposes of Article 6 (Representations and Warranties of Parents and Sellers), each Parent or Seller is deemed to have knowledge of each of the documents entered into in connection with the transactions contemplated hereby.

     11.14. Parent/Seller Representative.
            ----------------------------

           (a) To administer efficiently the rights and obligations of Parents and Sellers under this Agreement, Parents and Sellers hereby designate and appoint IFCO as Parents' and Sellers' Representative (the "Parent/Seller
                                                           -------------
Representative"), to serve as Parents' and Sellers' agents and attorneys in fact
--------------
for the limited purposes set forth in this Agreement.

           (b) Each Parent and Seller hereby appoints the Parent/Seller Representative as such Parent's or Seller's agent, proxy and attorney in fact, with full power of substitution, for all purposes set forth in this Agreement, including, without limitation, the full power and authority on such Parent's or Seller's behalf (i) to consummate the transactions contemplated by this Agreement, (ii) to disburse any funds received hereunder to the respective Parents and Sellers, (iii) to execute and deliver on behalf of each Parent and Seller any amendment or waiver under this Agreement, and to agree to resolution of all adjustments and earnout payments pursuant to Article 1 (Purchase and Sale of Assets), and of all claims under Article 10 (Indemnification), (iv) to retain counsel and other professional services, at the expense of Parents and Sellers, in connection with the performance by the Parent/Seller Representative of this Agreement, (v) to hire and compensate, and delegate responsibility under this Agreement to, such subagents, employees, agents, designees and other representatives of the Parent/Seller Representative determine in their discretion to be necessary or advisable in performing under this Agreement, and
(vi) to do each and every act and exercise any and all rights or not do so which such Parent or Seller or the Parents and Sellers are permitted or required to do or exercise under this Agreement and the other agreements, documents and certificates executed in connection herewith. Each Parent and Seller agrees that such agency and proxy are coupled with an interest (in that each Parent/Seller Representative is also a Parent or Seller and thereby has a present, legal, and beneficial interest in the items described in the preceding clauses (i) through
(vi) of this Section attributable to it), are therefore irrevocable without the consent of the Parent/Seller Representative, shall survive the death, bankruptcy or other incapacity of any Parent or Seller, and shall terminate only in accordance with the following sentence.

           (c) Each Parent and Seller hereby agrees that any amendment or waiver under this Agreement, and any action taken on behalf of the Parents and Sellers to enforce the rights of the Parents and Sellers under this Agreement and any action taken with respect to any adjustment or claim shall be effective if approved in writing by the Parent/Seller Representative.

           (d) IFCO shall serve as the Parent/Seller Representative until such entity resigns or is otherwise unable or unwilling to serve. If the Parent/Seller Representative shall resign or otherwise become unable or unwilling to serve, then the remaining Parents and Sellers shall select a successor representative to fill such vacancy, shall provide prompt written notice to Buyer of such change and such substituted representative shall then be deemed to be the sole Parent/Seller Representative for all purposes of this Agreement. IFCO hereby accepts appointment as the Parent/Seller Representative. Any substitute Parent/Seller Representative shall execute an acceptance of such appointment if requested to do so by Buyer.

                                    * * * * *

     This Agreement has been executed and delivered as of the date first written above.

                             INDUSTRIAL CONTAINER SERVICES, LLC


                                      By:      CIC - Drumco Partners, L.P.,
                                               its sole member

                                      By:      Drumco G.P., L.L.C.,
                                               general partner of
                                               CIC-Drumco Partners, L.P.

                                               By: /s/ Marshall B. Payne
                                                  ------------------------------
                                               Printed Name: Marshall B. Payne
                                                            --------------------
                                               Title: President
                                                     ---------------------------


                             IFCO SYSTEMS N.V.


                             By: /s/ Karl Pohler
                                ------------------------------------------------
                             Printed Name: Karl Pohler
                                          --------------------------------------
                             Title: A Director and Chief Financial Officer
                                   ---------------------------------------------


                             IFCO SYSTEMS NORTH AMERICA, INC.


                             By: /s/ James B. Griffin
                                ------------------------------------------------
                             Printed Name: James B. Griffin
                                          --------------------------------------
                             Title: President
                                   ---------------------------------------------


                             IFCO INDUSTRIAL CONTAINER SYSTEMS HOLDING COMPANY


                             By: /s/ Calvin Lee
                                ------------------------------------------------
                             Printed Name: Calvin Lee
                                          --------------------------------------
                             Title: Vice President
                                   ---------------------------------------------

                                 IFCO ICS - CHICAGO, INC.


                                 By: /s/ Calvin Lee
                                    ------------------------------------------
                                 Printed Name: Calvin Lee
                                              --------------------------------
                                 Title: Vice President
                                       ---------------------------------------


                                 IFCO ICS - MIAMI, INC.


                                 By: /s/ Calvin Lee
                                    ------------------------------------------
                                 Printed Name: Calvin Lee
                                              --------------------------------
                                 Title: Vice President
                                       ---------------------------------------


                                 IFCO ICS - NORTH CAROLINA, INC.


                                 By: /s/ Calvin Lee
                                    ------------------------------------------
                                 Printed Name: Calvin Lee
                                              --------------------------------
                                 Title: Vice President
                                       ---------------------------------------


                                 IFCO ICS - MINNESOTA, INC.


                                 By: /s/ Calvin Lee
                                    ------------------------------------------
                                 Printed Name: Calvin Lee
                                              --------------------------------
                                 Title: Vice President
                                       ---------------------------------------


                                 CONTAINER RESOURCES CORPORATION

                                 By:   /s/ Calvin Lee
                                    ------------------------------------------
                                 Printed Name: Calvin Lee
                                              --------------------------------
                                 Title: Vice President
                                       ---------------------------------------

                               IFCO ICS - WASHINGTON, INC.


                               By: /s/ Calvin Lee
                                  ----------------------------------------------
                               Printed Name: Calvin Lee
                                            ------------------------------------
                               Title: Vice President
                                     -------------------------------------------


                               IFCO ICS - CALIFORNIA, INC.


                               By: /s/ Calvin Lee
                                  ----------------------------------------------
                               Printed Name: Calvin Lee
                                            ------------------------------------
                               Title: Vice President
                                     -------------------------------------------


                               IFCO ICS - FLORIDA, INC.


                               By: /s/ Calvin Lee
                                  ----------------------------------------------
                               Printed Name:  Calvin Lee
                                            ------------------------------------
                               Title: Vice President
                                     -------------------------------------------


                               ENVIRONMENTAL RECYCLERS OF COLORADO, INC.


                               By: /s/ Calvin Lee
                                  ----------------------------------------------
                               Printed Name: Calvin Lee
                                            ------------------------------------
                               Title: Vice President
                                     -------------------------------------------


                               IFCO ICS - ILLINOIS, INC.


                               By: /s/ Calvin Lee
                                  ----------------------------------------------
                               Printed Name: Calvin Lee
                                            ------------------------------------
                               Title: Vice President
                                     -------------------------------------------

                              PALEX KANSAS, INC.


                              By: /s/ Calvin Lee
                                 ------------------------------------------
                              Printed Name: Calvin Lee
                                           --------------------------------
                              Title: Vice President
                                    ---------------------------------------


                              IFCO ICS - GEORGIA, INC.


                              By: /s/ Calvin Lee
                                 ------------------------------------------
                              Printed Name: Calvin Lee
                                           --------------------------------
                              Title: Vice President
                                    ---------------------------------------


                              IFCO ICS - MICHIGAN, INC.


                              By: /s/ Calvin Lee
                                 ------------------------------------------
                              Printed Name: Calvin Lee
                                           --------------------------------
                              Title: Vice President
                                    ---------------------------------------


                              IFCO CONTAINER SYSTEMS -
                              SOUTH CAROLINA


                              By: /s/ Calvin Lee
                                 ------------------------------------------
                              Printed Name: Calvin Lee
                                           --------------------------------
                              Title: Vice President
                                    ---------------------------------------


                              IFCO ICS - WESTERN LLC


                              By: /s/ Calvin Lee
                                 ------------------------------------------
                              Printed Name: Calvin Lee
                                           --------------------------------
                              Title: Vice President
                                    ---------------------------------------

                                    EXHIBIT A

                                 Acquired Assets

The Acquired Assets include, without limitation, the following items:

1.       the Inventory, except any Inventory included in the Zellwood Assets;

2. all furniture, furnishings, fixtures, equipment (including office equipment), machinery, appliances, parts, computer hardware, automobiles and trucks and all other tangible personal property of every description and kind and all replacement parts therefore (other than Inventory) located at the Real Property, except for the Zellwood Assets, including without limitation any of the foregoing that has been fully depreciated (collectively, the "Equipment");
                                               ---------

3. all Real Property (including real estate owned), except for the Real Property included in the Zellwood Assets, including the structures and improvements located herein and all fixtures and fixed assets attached thereto or located therein, including machinery and equipment situated thereon or forming a part thereof, together with all appurtenances, easements, rights-of-way and other rights or interests related thereto;

4. all leasehold interests and leasehold improvements created by all leases of personal property under which a Seller is a lessee or lessor;

5. all leasehold interests and leasehold improvements in the Leased Premises, except for those included in the Zellwood Assets and the McCook Lease;

6.       all Accounts Receivable, instruments and chattel paper;

7.       all deposits and rights with respect thereto;

8.       all keys to any Real Property and Leased Premises being acquired;

9. all of Sellers' rights under all contracts, claims and rights (and benefits arising therefrom) with or against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment and all permits, to the extent they are legally transferable by Sellers;

10. all of Sellers' rights under all sales orders and sales contracts, service orders and service contracts, purchase orders and purchase contracts, quotations and bids;

11.      the Intellectual Property;

12.      the Assumed Contracts;

13. all customer lists, customer records and similar information to the extent used in or comprising the Business;

14. all books and records, including without limitation, blueprints, drawings and other technical papers, payroll, employee benefit, accounts receivable and payable, inventory, maintenance, and asset history records, ledgers, and books of original entry, all insurance records and OSHA and EPA files;

15. all rights in connection with prepaid expenses with respect to the Acquired Assets;

16. all sales and other data, policies and procedures, files and records, manuals, invoices, customer lists, client lists, broker lists, accounting records, business records, operating data and other data, sales and promotional materials, catalogues and advertising literature;

17.      all letters of credit issued to Sellers;

18. all computer software and programs of Sellers, including all documentation, machine readable codes, printed listings of codes, source codes with respect to such software and programs and licenses and leases of software;

19.      the Listed Permits;

20.      all telephone numbers of Sellers;

21. all amounts recovered by any Seller for indemnity claims against persons who are not parties to this Agreement for any event or circumstance for which Buyer could seek indemnification pursuant to
         Section 10.2 (Indemnification and Payment of Damages by Parents and Sellers).

22. all plans and surveys, plats, specifications, engineer's drawings and architectural renderings and similar items related to the Acquired Assets, including, without limitation, those relating to utilities, easements and roads;

23.      the Domain Names;

24. the Zellwood Assets actually acquired by Buyer or its Affiliates in accordance with Section 2.5 (Zellwood) at the Zellwood Closing;

25. all rights ISNA has pursuant to the Settlement and Release Agreement, dated as of February 28, 2001, by and among ISNA, Consolidated Drum Reconditioning Co, Inc., CDRCo HC, LLC, CDRCo SW, LLC, CDRCo NW, LLC, Joseph Cruz and Philip Freeman; and

26. except as set forth in the list of Retained Assets, to the extent transferable, all other hardware, software, office furniture and equipment relating to the Business, as well as all other or additional privileges, rights, interests, properties and assets of any Seller of every kind and description and wherever located that are used, or intended for use, in the Business as it has been and as it is presently being conducted.

                                    EXHIBIT B

                                 Retained Assets

The Retained Assets shall consist of the following:

1. Each Seller's corporate charter, minute book and stock record books, and seal;

2. Software, to the extent it cannot be separated from licenses held by Parents;

3.       Permits that are not transferable to Buyer;

4. all cash on hand and in banks, cash equivalents (exclusive of letters of credit issued by customers of Sellers), investments and cash in transit to Sellers' bank accounts;

5.       all leasehold interests and leasehold improvements in the McCook Lease;

6. any right any Seller has, had or may have to recover against persons who are not parties to this Agreement for any event or circumstance for which Buyer could seek indemnification pursuant to Section 10.2 (Indemnification and Payment of Damages by the Parents and Sellers), including but not limited to rights of Sellers under insurance policies, rights of indemnification, rights of contribution, joint and several liability, strict liability, contributory negligence or other rights ("Recovery Rights"). Recovery Rights include but are not limited
                  ---------------
         to rights to recover under insurance policies or other contracts or from other parties for environmental damages at the Real Property or Leased Premises, products liabilities, failures of title, business interruptions or warranty claims;

7. the Zellwood Assets until the Zellwood Closing, and thereafter any Zellwood Assets not acquired by Buyer or its Affiliates at the Zellwood Closing in accordance with Section 2.5 (Zellwood); and

8. shares of stock in Coca-Cola held in the name of McCook Drum & Barrel Co. Inc., which are not reflected in the Seller Financial Statements.

                                    EXHIBIT C

                               Assumed Liabilities

The Assumed Liabilities shall consist of the following:

      1. all accounts payable relating to the Business or the Acquired Assets, which have accrued in the ordinary course of business as presently conducted, including, without limitation, the amounts reflected in Seller Financial Statements and including any that are no more than forty (40) days older than the invoice date, but excluding accounts payable relating to the Retained Assets or Retained Liabilities;

      2. any Liabilities under the Assumed Contracts (other than Liabilities that arise out of such Seller's Breach of the Assumed Contracts prior to the Closing Date);

      3. any Liabilities accruing and arising after the Closing Date under all of the Leased Premises except for the McCook Lease, but excluding such Liabilities that arise in respect of Liens thereon in existence at or prior to the Closing, other than Permitted Liens;

      4. any Liabilities under the Listed Permits (other than Liabilities that arise out of such Seller's Breach of the Listed Permits prior to the Closing Date);

      5. any Liabilities arising from events or circumstances relating to the operation of the Business that first occur after the Closing Date;

      6. any Liabilities under Sellers' Collective Bargaining Agreements arising from events or circumstances relating to the operation of the Business after the Closing Date;

      7. any Liabilities, including withdrawal liabilities, incurred by Buyer with respect to the Multiemployer Plans after the Closing Date (except as set forth in Section 9.7(d) (Sellers' Retirement and Savings Plans);

      8.          the Zellwood Assumed Liabilities after the Zellwood Closing;
                  and

      9. any Liabilities with respect to the relocation of the facilities located at 2300 W. 13th Street and 2301 and 2311 W. Ogden Avenue in Chicago, Illinois, including any remediation required at such sites; provided, however, Buyer shall not
                                          --------  -------
                  assume any penalties or fines resulting from Environmental Claims or any failure to comply with applicable zoning or land use laws or regulations, in either case to the extent arising out of conditions or circumstances in existence at such sites prior to Closing, regardless of when notice for any such penalties or fines is given; except that Buyer shall be responsible to the extent that any such penalties or fines result primarily from Buyer's failure to commence or complete the remediation on a timely basis after the Closing.

                                    EXHIBIT D

                          Allocation of Closing Payment

         To be completed prior to Closing.

                                    EXHIBIT E

                              Form of Bill of Sale

                                    EXHIBIT F

                      Form of Sellers' Closing Certificate

                                    EXHIBIT G

                      Form of Parents' Closing Certificate

                                    EXHIBIT H

                            Form of Lease Assignment

                                    EXHIBIT I

                                  List of Names

Acme Barrel Company, Inc.
Atlas Container Company, Inc.
Charlotte Steel Drum Corporation
Consolidated Container Corporation
Container Resources Corporation
Container Services Company NW, Inc.
Container Services Company SW, Inc.
Drum Service Co. of Florida
Environmental Recyclers of Colorado, Inc.
George Belfer Drum & Barrel Co.
ICS
Industrial Container Systems Inc.
McCook Drum & Barrel Co., Inc.
Southern Steel Drums, Inc.
Western Container L.L.C.
Northwest Cooperage Company
Consolidated Drum Reconditioning Company, Inc.
American Steel Container Company
Waymire Drum Company
Cooper Drum Company
Tri-State Drum
Industrial Container Recyclers

                                    EXHIBIT J

                          Form of Acquired Assets Note

                                    EXHIBIT K

                      Form of Zellwood Purchase Price Note

                                    EXHIBIT L

                        Form of Buyer Closing Certificate

                                    EXHIBIT M

                                Form of Guaranty

                                    EXHIBIT N

                   Form of Assignment and Assumption Agreement

                                    EXHIBIT O

                             Title Insurance Amounts

---------------------------------------------------------------------

     Property Address                       Amount of Title Insurance
     ----------------                       -------------------------

---------------------------------------------------------------------
Chicago, Illinois                                  $1,500,000
1337 S. Oakley

---------------------------------------------------------------------
Charlotte, N. Carolina                             $  500,000
W. Trade Street

---------------------------------------------------------------------
Kansas City, Kansas                                $  400,000
1161 S. 12th Avenue

---------------------------------------------------------------------
Grand Rapids, Michigan                             $  400,000
4336 Hansen Street, SW

---------------------------------------------------------------------
Minneapolis, Minnesota                             $  200,000
109 27th Avenue NE

---------------------------------------------------------------------

                                    EXHIBIT P

                          Form of Estoppel Certificate

                                    EXHIBIT Q

                               Mutual Release List

List of individuals who have executed the IFCO Confidentiality and Noncompetition Agreement for Stock Options

  Last Name    First Name                 Subsidiary
  ---------    ----------                 ----------

Banks         Carol           IFCO ICS - Minnesota, Inc.
Bartley       Daniel          IFCO ICS - North Carolina, Inc.
Bates         Walter          IFCO ICS - Minnesota, Inc.
Bilyeu        Brian           IFCO ICS - Minnesota, Inc.
Brounsten     Michelle        IFCO ICS - California, Inc.
Caneva        Pamela          IFCO ICS - Minnesota, Inc.
Dworsky       John            IFCO ICS - Minnesota, Inc.
Fortwengler   Roger           IFCO ICS - Minnesota, Inc.
Hansen        Richard         IFCO ICS - Chicago, Inc.
Hoffman       Greg            IFCO ICS - California, Inc.
Klein         Gary            IFCO ICS - Minnesota, Inc.
Lee           Calvin          IFCO ICS - California, Inc.
Magnan        Al              IFCO ICS - Florida, Inc.
Oboikovitz    Diana           IFCO ICS - Chicago, Inc.
O'Bryan       David           IFCO ICS - California, Inc.
Pearlman      Elliot          IFCO ICS - Chicago, Inc.
Rockecharlie  Edward          IFCO ICS - North Carolina, Inc.
Rockecharlie  Phillip         IFCO ICS - North Carolina, Inc.
Slavin        Barry           IFCO ICS - Chicago, Inc.
Smith         Nathaniel       IFCO ICS - Chicago, Inc./IFCO ICS - Illinois, Inc.
Stein         Jon             IFCO ICS - Minnesota, Inc.
Stevenson     Alan            IFCO ICS - Minnesota, Inc.
Wasleske      Carl            IFCO ICS - Minnesota, Inc.

                                       Q-1